                                                                   Exhibit 10.29

                                                                         ANNEX I

                  FOURTH AMENDED AND RESTATED CREDIT AGREEMENT,

                            dated as of July 10, 2001
    (amending and restating the Third Amended and Restated Credit Agreement, dated as of March 17, 2000),

                                      among

                                  DUANE READE,
                                as the Borrower,

                                DUANE READE INC.,
                                   DRI I INC.,
                      DUANE READE INTERNATIONAL, INC., and
                            DUANE READE REALTY, INC.,
                          as the Designated Guarantors,

                         VARIOUS FINANCIAL INSTITUTIONS,
                                 as the Lenders,

                           CREDIT SUISSE FIRST BOSTON,
                    as the Syndication Agent for the Lenders,

                              FLEET NATIONAL BANK,
                  as the Administrative Agent for the Lenders,

                                       and

                     CREDIT LYONNAIS NEW YORK BRANCH, as the
                      Documentation Agent for the Lenders.

                                 LEAD ARRANGER:
                           CREDIT SUISSE FIRST BOSTON
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                                TABLE OF CONTENTS

SECTION                                                                     PAGE
-------                                                                     ----

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

1.1.       Defined Terms.......................................................3
1.2.       Use of Defined Terms...............................................32
1.3.       Cross-References...................................................32
1.4.       Accounting and Financial Determinations............................32

                                   ARTICLE II

                 COMMITMENTS, BORROWING AND ISSUANCE PROCEDURES,
                           NOTES AND LETTERS OF CREDIT

2.1.       Commitments........................................................33
2.1.1.     New Term B Loan Commitment.........................................33
2.1.2.     Revolving Loan Commitment and Swing Line Loan Commitment...........34
2.1.3.     Letter of Credit Commitment........................................34
2.1.4.     Lenders Not Permitted or Required to Make the Loans................34
2.1.5.     Issuer Not Permitted or Required to Issue Letters of Credit........35
2.1.6.     Loans Made Prior to the Date Hereof................................35
2.2.       Reduction or Increases of the Revolving Loan Commitment Amount.....35
2.2.1.     Optional...........................................................35
2.2.2.     Mandatory..........................................................35
2.2.3.     Increase in the Revolving Commitment Amount........................36
2.3.       Borrowing Procedures and Funding Maintenance.......................38
2.3.1.     Revolving Loans....................................................38
2.3.2.     Swing Line Loans...................................................39
2.4.       Continuation and Conversion Elections..............................40
2.5.       Funding............................................................41
2.6.       Issuance Procedures................................................41
2.6.1.     Other Lenders' Participation.......................................42
2.6.2.     Disbursements; Conversion to Revolving Loans.......................42
2.6.3.     Reimbursement......................................................43
2.6.4.     Deemed Disbursements...............................................43
2.6.5.     Nature of Reimbursement Obligations................................44
2.6.6.     Indemnity..........................................................44
2.6.7.     Borrower's Guaranty of Reimbursement Obligations under Letters of Credit Issued for the Account of its Subsidiaries...............44
2.6.8.     Continued Letters of Credit........................................48
2.7.       Register; Notes....................................................48

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                                   ARTICLE III

                   REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

3.1.       Repayments and Prepayments; Application............................50
3.1.1.     Repayments and Prepayments.........................................50
3.1.2.     Application........................................................54
3.2.       Interest Provisions................................................55
3.2.1.     Rates..............................................................55
3.2.2.     Post-Maturity Rates................................................55
3.2.3.     Payment Dates......................................................55
3.3.       Fees...............................................................56
3.3.1.     Commitment Fee.....................................................56
3.3.2.     Agents' Fees.......................................................56
3.3.3.     Letter of Credit Fee...............................................56

                                   ARTICLE IV

                     CERTAIN LIBO RATE AND OTHER PROVISIONS

4.1.       LIBO Rate Lending Unlawful.........................................57
4.2.       Deposits Unavailable...............................................57
4.3.       Increased LIBO Rate Loan Costs, etc................................57
4.4.       Funding Losses.....................................................58
4.5.       Increased Capital Costs............................................58
4.6.       Taxes..............................................................59
4.7.       Payments, Computations, etc........................................60
4.8.       Sharing of Payments................................................60
4.9.       Setoff.............................................................61
4.10.      Replacement of Lenders.............................................61

                                    ARTICLE V

                         CONDITIONS TO CREDIT EXTENSIONS

5.1.       Conditions Precedent to Increase...................................62
5.2.       All Credit Extensions..............................................62
5.2.1.     Compliance with Warranties, No Default, etc........................62
5.2.2.     Credit Extension Request...........................................63

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

6.1.       Organization, etc..................................................63
6.2.       Due Authorization, Non-Contravention, etc..........................63
6.3.       Government Approval, Regulation, etc...............................64

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6.4.       Validity, etc......................................................64
6.5.       Financial Information..............................................64
6.6.       No Material Adverse Change.........................................64
6.7.       Litigation, Labor Controversies, etc...............................64
6.8.       Subsidiaries.......................................................64
6.9.       Ownership of Properties............................................65
6.10.      Taxes..............................................................65
6.11.      Pension and Welfare Plans..........................................65
6.12.      Environmental Warranties...........................................65
6.13.      Regulations U and X................................................67
6.14.      Accuracy of Information............................................67
6.15.      Solvency...........................................................67
6.16.      Pharmaceutical Laws................................................68
6.17.      Seniority of the Obligations and Senior Debt under
           the Senior Subordinated Indenture..................................68

                                   ARTICLE VII

                                    COVENANTS

7.1.       Affirmative Covenants..............................................69
7.1.1.     Financial Information, Reports, Notices, etc.......................69
7.1.2.     Compliance with Laws, etc..........................................72
7.1.3.     Maintenance of Properties..........................................72
7.1.4.     Insurance..........................................................72
7.1.5.     Books and Records..................................................73
7.1.6.     Environmental Covenant.............................................73
7.1.7.     Future Subsidiaries................................................74
7.1.8.     Future Leased Property and Future Acquisitions of Property.........75
7.1.9.     Use of Proceeds, etc...............................................76
7.1.10.    Maintenance of Corporate Separateness..............................76
7.1.11.    Borrower Indebtedness..............................................76
7.2.       Negative Covenants.................................................77
7.2.1.     Business Activities................................................77
7.2.2.     Indebtedness.......................................................78
7.2.3.     Liens..............................................................79
7.2.4.     Financial Covenants................................................81
7.2.5.     Investments........................................................82
7.2.6.     Restricted Payments, etc...........................................83
7.2.7.     Capital Expenditures, etc..........................................87
7.2.8.     Consolidation, Merger, etc.........................................87
7.2.9.     Asset Dispositions, etc............................................88
7.2.10.    Modification of Certain Agreements.................................89
7.2.11.    Transactions with Affiliates.......................................89
7.2.12.    Negative Pledges, Restrictive Agreements, etc......................89
7.2.13.    Stock of Subsidiaries..............................................90
7.2.14.    Sale and Leaseback.................................................90

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                                  ARTICLE VIII

                                EVENTS OF DEFAULT

8.1.       Listing of Events of Default.......................................90
8.1.1.     Non-Payment of Obligations.........................................90
8.1.2.     Breach of Warranty.................................................90
8.1.3.     Non-Performance of Certain Covenants and Obligations...............91
8.1.4.     Non-Performance of Other Covenants and Obligations.................91
8.1.5.     Default on Other Indebtedness......................................91
8.1.6.     Judgments..........................................................91
8.1.7.     Pension Plans......................................................91
8.1.8.     Change in Control..................................................92
8.1.9.     Bankruptcy, Insolvency, etc........................................92
8.1.10.    Impairment of Security, etc........................................92
8.2.       Action if Bankruptcy, etc..........................................93
8.3.       Action if Other Event of Default...................................93

                                   ARTICLE IX

                                    GUARANTY

9.1.       Guaranty...........................................................93
9.2.       Acceleration of Parent Guaranty....................................94
9.3.       Guaranty Absolute, etc.............................................94
9.4.       Reinstatement, etc.................................................95
9.5.       Waiver, etc........................................................95
9.6.       Postponement of Subrogation, etc...................................96
9.7.       Successors, Transferees and Assigns; Transfers of Notes, etc.......96
9.8.       Right of Contribution..............................................97

                                    ARTICLE X

                                   THE AGENTS

10.1.      Actions............................................................97
10.2.      Funding Reliance, etc..............................................98
10.3.      Exculpation........................................................98
10.4.      Successor..........................................................99
10.5.      Credit Extensions by each Agent....................................99
10.6.      Credit Decisions...................................................99
10.7.      Copies, etc.......................................................100
10.8.      The Swing Line Lender, the Issuer, the Agents, etc................100

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                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

11.1.      Waivers, Amendments, etc..........................................100
11.2.      Notices...........................................................101
11.3.      Payment of Costs and Expenses.....................................102
11.4.      Indemnification...................................................102
11.5.      Survival..........................................................104
11.6.      Severability......................................................104
11.7.      Headings..........................................................104
11.8.      Execution in Counterparts, Effectiveness, etc.....................104
11.9.      Governing Law; Entire Agreement...................................104
11.10.     Successors and Assigns............................................105
11.11.     Sale and Transfer of Loans; Participations in Loans...............105
11.11.1.  Assignments........................................................105
11.11.2.  Participations.....................................................107
11.11.3.  SPCs...............................................................108
11.12.     Other Transactions................................................109
11.13.     Independence of Covenants.........................................109
11.14.     Confidentiality...................................................109
11.15.     Forum Selection and Consent to Jurisdiction.......................110
11.16.     Waiver of Jury Trial..............................................111

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                  FOURTH AMENDED AND RESTATED CREDIT AGREEMENT


         THIS FOURTH AMENDED AND RESTATED CREDIT AGREEMENT, dated as of July 10, 2001, is made among DUANE READE, a New York general partnership (the "BORROWER"), DUANE READE INC., a Delaware corporation ("HOLDINGS"), DRI I INC., a Delaware corporation ("DRI I" and, together with Holdings, collectively, the "PARENT GUARANTORS"), DUANE READE INTERNATIONAL, INC., a Delaware corporation ("DUANE READE IP") DUANE READE REALTY, INC., a Delaware corporation ("DUANE READE REALTY" and together with Duane Reade IP, collectively, the "AFFILIATE GUARANTORS" and, together with the Parent Guarantors, collectively, the "DESIGNATED GUARANTORS"), the various financial institutions as are or may become parties hereto (collectively, the "LENDERS"), CREDIT SUISSE FIRST BOSTON ("CSFB"), as syndication agent (in such capacity, the "SYNDICATION AGENT") for the Lenders, FLEET NATIONAL BANK ("FLEET"), as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT") for the Lenders and CREDIT LYONNAIS NEW YORK BRANCH ("CREDIT LYONNAIS"), as the documentation agent (in such capacity, the "DOCUMENTATION AGENT") for the Lenders.

                              W I T N E S S E T H:

         WHEREAS, pursuant to the Third Amended and Restated Credit Agreement, dated as of March 17, 2000 (together with all Loan Documents (as defined therein), in each case as amended prior to the date hereof, the "EXISTING CREDIT AGREEMENT"), among the Borrower, the Designated Guarantors, the various financial institutions party thereto (collectively, the "EXISTING LENDERS"), the Syndication Agent, the Administrative Agent and the Documentation Agent, the Existing Lenders made and were committed to make Credit Extensions to the Borrower on the terms and conditions set forth therein;

         WHEREAS, the Borrower and the Designated Guarantors have requested that the Existing Credit Agreement be amended and restated in its entirety to become effective and binding on the Borrower and the Designated Guarantors pursuant to the terms of this Agreement and the Amendment Agreement, and the Lenders (including the Existing Lenders) have agreed (subject to the terms of this Agreement and the Amendment Agreement) to amend and restate the Existing Credit Agreement in its entirety to read as set forth in this Agreement, and it has been agreed by the parties to the Existing Credit Agreement that (a) the commitments which the Existing Lenders have agreed to extend to the Borrower under the Existing Credit Agreement shall be extended or advanced upon the amended and restated terms and conditions contained in this Agreement and the Amendment Agreement, and (b) any outstanding credit extensions made and other Obligations outstanding under the Existing Credit Agreement shall be governed by and deemed to be outstanding under the amended and restated terms and conditions contained in this Agreement and the Amendment Agreement, with the intent that the terms of this Agreement shall supersede the terms of the Existing Credit Agreement (which shall hereafter have no further effect upon the parties thereto, other than for accrued fees and expenses and other
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obligations arising under those provisions which by their terms survive the termination of the Existing Credit Agreement); PROVIDED, that any Rate Protection Agreements (as defined in the Existing Credit Agreement) with any one or more Existing Lenders (or their respective Affiliates) shall continue unamended and in full force and effect;

         WHEREAS, the Borrower desires to refinance the Existing Term B Loans and the Existing Term C Loans with a Tranche of New Term B Loans;

         WHEREAS, the Borrower desires to obtain or continue the following financing facilities from the Lenders:

                  (a) the Existing Term A Loans shall continue to remain outstanding as Term A Loans hereunder in an aggregate principal amount outstanding on the Amendment Effective Date of $20,518,647.82;

                  (b) the Existing Term B Loans and Existing Term C Loans shall be refinanced with a Tranche of New Term B Loans hereunder in an aggregate principal amount outstanding on the Amendment Effective Date of $139,518,852.19;

                  (c) a Revolving Loan Commitment (to include availability for Revolving Loans, Swing Line Loans and Letters of Credit) pursuant to which Borrowings of Revolving Loans, in a maximum aggregate outstanding principal amount (together with the aggregate outstanding amount of all Swing Line Loans and Letter of Credit Outstandings) not to exceed the Revolving Loan Commitment Amount are and will continue to be made to the Borrower from time to time on and subsequent to the Amendment Effective Date but prior to the Revolving Loan Commitment Termination Date;

                  (d) a Letter of Credit Commitment pursuant to which the Issuer has and will continue to issue Letters of Credit for the account of the Borrower or any of its Subsidiaries from time to time on and subsequent to the Amendment Effective Date but prior to the Revolving Loan Commitment Termination Date in a maximum aggregate Stated Amount at any one time outstanding not to exceed the Letter of Credit Commitment Amount; and

                  (e) a Swing Line Loan Commitment pursuant to which Borrowings of Swing Line Loans in an aggregate outstanding principal amount not to exceed the Swing Line Loan Commitment Amount are and will continue to be made to the Borrower on and from time to time subsequent to the Amendment Effective Date but prior to the Revolving Loan Commitment Termination Date;

         WHEREAS, the Lenders and the Issuer are willing, on the terms and subject to the conditions set forth in the Amendment Agreement and hereinafter set forth, to so amend and restate the Existing Credit Agreement and to extend the Commitments and make the Loans described herein and issue (or participate in) Letters of Credit for the account of the Borrower;

         NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

         SECTION 1.1. DEFINED TERMS. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

         "ADJUSTED PERCENTAGE" is defined in CLAUSE (b) of SECTION 2.2.3.

         "ADMINISTRATIVE AGENT" is defined in the PREAMBLE and includes each other Person as shall have subsequently been appointed as the successor Administrative Agent pursuant to SECTION 10.4.

         "ADMINISTRATIVE AGENT'S FEE LETTER" means the confidential fee letter, dated as of March 17, 1999, between the Borrower and the Administrative Agent which superseded the confidential fee letter, dated as of September 11, 1998, between the Borrower and the Administrative Agent.

         "AFFECTED LENDER" is defined in SECTION 4.10.

         "AFFILIATE" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners, or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

         "AFFILIATE GUARANTORS" is defined in the PREAMBLE.

         "AFFILIATE SECURITY AGREEMENT" means the Affiliate Security Agreement, dated as of August 22, 1999, executed and delivered by each Affiliate Guarantor, a conformed copy of which is attached as EXHIBIT F-4 hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "AGENT" means, as the context may require, the Administrative Agent and/or the Syndication Agent.

         "AGREEMENT" means, on any date, the Existing Credit Agreement as amended and restated as of the Amendment Effective Date as the same may thereafter from time to time be further amended, supplemented, amended and restated, or otherwise modified and in effect on such date.

         "ALTERNATE BASE RATE" means, for any day and with respect to all Base Rate Loans, the higher of: (a) 0.50% per annum above the Federal Funds Rate most recently determined by the Administrative Agent; and (b) the rate of interest in effect for such day as most recently publicly announced or established by the Administrative Agent in Boston, Massachusetts, as its "prime rate." (The "prime rate" is a rate set by the Administrative Agent based upon various factors including the Administrative Agent's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate.) Any change in the reference rate established or announced by the Administrative Agent shall take effect at the opening of business on the day of such establishment or announcement.

         "AMENDMENT EFFECTIVE DATE" means the date all closing conditions set forth in Section 3.1 of the Amendment Agreement are satisfied.

         "AMENDMENT AGREEMENT" means the Amendment Agreement, dated as of the date hereof, among the Borrower, the Designated Guarantors, the Lenders party thereto, the Documentation Agent and the Agents.

         "APPLICABLE COMMITMENT FEE" means, a fee which shall accrue at the applicable rate per annum set forth below under the column entitled "Applicable Commitment Fee", determined by reference to the Leverage Ratio as in effect for the Fiscal Quarter last ended as of such time of determination:

                                                      APPLICABLE
                      LEVERAGE RATIO                COMMITMENT FEE
                      --------------                --------------
               greater than or equal to 3.5             0.500%
                      less than 3.5                     0.375%

With respect to any time of determining the Applicable Commitment Fee, the Leverage Ratio used to compute the Applicable Commitment Fee shall be equal to the Leverage Ratio set forth in the Compliance Certificate most recently delivered by Holdings to the Administrative Agent, as of such time of determination pursuant to CLAUSE (D) of SECTION 7.1.1. Changes in the Applicable Commitment Fee resulting from a change in the Leverage Ratio shall become effective upon delivery by Holdings to the Administrative Agent of a new Compliance Certificate pursuant to CLAUSE (D) of SECTION 7.1.1. If Holdings fails to deliver a Compliance Certificate within the number of days required pursuant to CLAUSE (D) of SECTION 7.1.1, the

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Applicable Commitment Fee from and including the first day after the date on which such Compliance Certificate was required to be delivered through (but excluding) the date Holdings actually delivers to the Administrative Agent an appropriately completed Compliance Certificate shall conclusively equal the highest Applicable Commitment Fee set forth above.

         "APPLICABLE MARGIN" means

                  (a) prior to the Amendment Effective Date, the rate calculated in accordance with the Existing Credit Agreement as in effect immediately prior to the Effective Date; and

                  (b) on and after the Amendment Effective Date, with respect to the unpaid principal amount of:

                           (i) each Swing Line Loan (each of which shall be
                  borrowed and maintained only as a Base Rate Loan), each Term A Loan and each Revolving Loan maintained as a Base Rate Loan, by reference to the Leverage Ratio and at the applicable percentage per annum set forth below under the column entitled "Applicable Margin for Term A Loans, Revolving Loans and Swing Line Loans maintained as Base Rate Loans";

                           (ii) each Term A Loan and each Revolving Loan
                  maintained as a LIBO Rate Loan, by reference to the Leverage Ratio and at the applicable percentage per annum set forth below under the column entitled "Applicable Margin for Term A Loans and Revolving Loans Maintained as LIBO Rate Loans";

                                       APPLICABLE
                                       MARGIN FOR                  APPLICABLE
                                      TERM A LOANS,                MARGIN FOR
                                   REVOLVING LOANS AND          TERM A LOANS AND
                                    SWING LINE LOANS             REVOLVING LOANS
                                      MAINTAINED AS               MAINTAINED AS
         LEVERAGE RATIO              BASE RATE LOANS             LIBO RATE LOANS
         --------------              ---------------             ---------------
             } 3.75                       2.00%                       3.00%
        {=3.75 and } 3.25                 1.75%                       2.75%
        {=3.25 and } 2.75                 1.25%                       2.25%
        {=2.75 and } 2.25                 0.75%                       1.75%
             {=2.25                       0.50%                       1.50%

                           (iii) each New Term B Loan maintained as a Base Rate
                  Loan, 1.50%; and

                           (iv) each New Term B Loan maintained as a LIBO Rate
                  Loan, 2.50%;

         Where applicable, the Leverage Ratio used to compute the Applicable Margin for all Loans shall be equal to the Leverage Ratio set forth in the Compliance Certificate most recently delivered by Holdings to the Administrative Agent pursuant to CLAUSE (D) of SECTION 7.1.1. Changes in the Applicable Margin for such Loans resulting from a change in the Leverage Ratio shall become effective upon delivery by Holdings to the Administrative Agent of a new Compliance Certificate pursuant to CLAUSE (D) of SECTION 7.1.1. If Holdings fails to deliver a Compliance Certificate within the number of days required pursuant to CLAUSE (D) of SECTION 7.1.1, the Applicable Margin for all Loans from and including the first day after the date on which such Compliance Certificate was required to be delivered through (but excluding) the date Holdings delivers to the Administrative Agent an appropriately completed Compliance Certificate shall conclusively equal the highest Applicable Margin for all Loans of the same type set forth above.

         "ARRANGER" means Credit Suisse First Boston.

         "ASSIGNED AMOUNT" is defined in SECTION 11.11.1.

         "ASSIGNEE LENDER" is defined in SECTION 11.11.1.

         "ASSIGNOR LENDER" is defined in SECTION 11.11.1.

         "AUTHORIZED OFFICER" means, relative to any Obligor, those of its officers whose signatures and incumbency shall have been certified to the Administrative Agent and the Lenders pursuant to Section 3.1.2 of the Amendment Agreement.

         "BASE RATE LOAN" means a Loan bearing interest at a fluctuating rate determined by reference to the Alternate Base Rate.

         "BORROWER" is defined in the PREAMBLE.

         "BORROWER PARTNERSHIP AGREEMENT" means the Second Amended and Restated Agreement of Partnership of Duane Reade, dated as of September 25, 1992, between Daboco and DRI I, as in effect on the Closing Date and as amended or otherwise modified from time to time in accordance with the terms hereof and thereof.

         "BORROWER PLEDGE AGREEMENT" means the Pledge Agreement, dated as of September 11, 1998, executed and delivered by the Borrower, a conformed copy of which is attached hereto as EXHIBIT G-2 hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "BORROWER SECURITY AGREEMENT" means the Amended and Restated Security Agreement, dated as of September 11, 1998, executed and delivered by the Borrower, a conformed copy of which is attached hereto as EXHIBIT F-2 hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "BORROWING" means Loans of the same type and, in the case of LIBO Rate Loans, having the same Interest Period made by the relevant Lenders on the same Business Day and pursuant to the same Borrowing Request in accordance with
SECTION 2.1.

         "BORROWING REQUEST" means a loan request and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of EXHIBIT B-1 hereto.

         "BUSINESS DAY" means any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York City or Boston, Massachusetts and, with respect to Borrowings of, interest rate determinations with respect to, Interest Periods with respect to, payments of principal and interest in respect of, conversions of Base Rate Loans into, and continuations of LIBO Rate Loans as, LIBO Rate Loans, on which dealings in Dollars are carried on in the London interbank market.

         "CAPITAL EXPENDITURES" means, with respect to any Person, for any period, the sum (without duplication) of (a) the aggregate amount of all expenditures of such Person and its Subsidiaries for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures, and (b) the aggregate amount of all Capitalized Lease Liabilities incurred during such period by such Person and its Subsidiaries.

         "CAPITAL STOCK" means, with respect to any Person, (a) any and all shares, interests, participations, rights or other equivalents of or interests in (however designated) corporate or capital stock, including shares of preferred or preference stock of such Person, (b) all partnership interests (whether general or limited) in such Person, (c) all membership interests or limited liability company interests in such Person, and (d) all other equity or ownership interests in such Person of any other type.

         "CAPITALIZED LEASE LIABILITIES" means (without duplication) all monetary obligations of Holdings or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

         "CASH EQUIVALENT INVESTMENT" means, at any time:

                  (a) any evidence of Indebtedness, maturing not more than one year after such time, issued directly, or guaranteed, by the United States or any agency thereof;

                  (b) commercial paper, maturing not more than nine months from the date of issue, which is issued by (i) a corporation (other than an Affiliate of any Obligor) organized under the laws of any state of the United States or of the District of Columbia and rated at least A-l by S&P or P-l by Moody's, or (ii) any Lender (or its holding company);

                  (c) any time deposit, certificate of deposit or banker's acceptance, maturing not more than one year after such time, maintained with or issued by either (i) a commercial banking institution (including U.S. branches of foreign banking institutions) that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000, or (ii) any Lender;

                  (d) short-term tax-exempt securities rated not lower than MIG-1/1+ by either Moody's or S&P with provisions for liquidity or maturity accommodations of 183 days or less;

                  (e) repurchase agreements which (i) are entered into with any entity referred to in CLAUSE (B) or (C) above or any other financial institution whose unsecured long-term debt (or the unsecured long-term debt of whose holding company) is rated at least A- or better by S&P or Baa1 or better by Moody's and maturing not more than one year after such time, (ii) are secured by a fully perfected security interest in securities of the type referred to in CLAUSES (A) through (C) above and
         (iii) have a market value at the time of such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such counterparty entity with whom such repurchase agreement has been entered into; or

                  (f) shares of investment companies that are registered under the Investment Company Act of 1940, as amended and invest solely in one or more of the types of securities described in CLAUSES (A) through (D) above.

         "CASH MANAGEMENT DOCUMENTS" means (a) the Deposit Account Agreement, dated as of October 7, 1999, between Duane Reade International and the Administrative Agent and (b) the Deposit Account Agreement, dated as of July 14, 1999, between the Borrower and the Administrative Agent, in each case, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "CASUALTY EVENT" means the damage, destruction or condemnation, as the case may be, of any property of the Borrower, any Designated Guarantor or any of their respective Subsidiaries.

         "CASUALTY PROCEEDS" means, with respect to any Casualty Event, the amount of any insurance proceeds or condemnation awards received by the Borrower, any Designated Guarantor or any of their respective Subsidiaries in connection therewith, but excluding any proceeds or awards required to be paid to a creditor (other than the Lenders) which holds a first- priority Lien permitted by SECTION 7.2.3 on the property which is the subject of such Casualty Event.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         "CERCLIS" means the Comprehensive Environmental Response Compensation Liability Information System List.

         "CHANGE IN CONTROL" means

                  (a) (i) the failure of Holdings or DRI I to be a general partner of the Borrower, or (ii) the failure of Holdings or DRI I at any time to own, free and clear of all Liens (other than the Liens granted in favor of the Administrative Agent for the benefit of the Secured Parties under the Loan Documents) and encumbrances, all right, title and interest in 100% of the partnership interests of the Borrower;

                  (b) the failure of Holdings at any time to own, free and clear of all Liens (other than the Liens granted in favor of the Administrative Agent for the benefit of the Secured Parties under the Loan Documents) and encumbrances, all right, title and interest in 100% of the Capital Stock of DRI I on a fully diluted basis;

                  (c) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the DLJMB Entities and their controlled Affiliates) (i) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 35% of the total then outstanding voting power of the Voting Stock of Holdings or
         (ii) has the right or the ability by voting right, contract or otherwise to direct or control, directly or indirectly, the management or policies of Holdings;

                  (d) during any period of twenty-four months, individuals who at the beginning of such period constituted the board of directors of Holdings (together with any new directors whose election or appointment by such board of directors, or whose nomination for election by the shareholders of Holdings, as the case may be, was approved by a vote of 662/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors then in office; or

                  (e) any "Change of Control" as such term is defined in the Senior Subordinated Note Indenture.

         "CLOSING DATE" means February 13, 1998.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COMMITMENT" means, as the context may require, (a) a Lender's Revolving Loan Commitment and/or Letter of Credit Commitment and/or (b) the Swing Line Lender's Swing Line Loan Commitment.

         "COMMITMENT AMOUNT" means, as the context may require, the Revolving Loan Commitment Amount, the Letter of Credit Commitment Amount and/or the Swing Line Loan Commitment Amount.

         "COMMITMENT TERMINATION EVENT" means (a) the occurrence of any Event of Default described in CLAUSES (A) through (D) of SECTION 8.1.9, or (b) the occurrence and continuance of any other Event of Default and either (i) the declaration of the Loans to be due and payable pursuant to SECTION 8.3, or (ii) in the absence of such declaration, the giving of notice to the Borrower by the Administrative Agent, acting at the direction of the Required Lenders, that the Commitments have been terminated.

         "COMPLIANCE CERTIFICATE" means a certificate duly completed and executed by the chief financial or accounting Authorized Officer of Holdings, substantially in the form of EXHIBIT E hereto.

         "CONTINGENT LIABILITY" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount of the debt, obligation or other liability guaranteed thereby.

         "CONTINUATION/CONVERSION NOTICE" means a notice of continuation or conversion and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of EXHIBIT C hereto.

         "CONTROLLED GROUP" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with Holdings, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA, or for purposes of Section 412 of the Code,
Section 414(m) or Section 414(o) of the Code.

         "CREDIT EXTENSION" means, as the context may require, (a) the making of a Loan by a Lender and/or (b) the issuance of any Letter of Credit, or the extension of any Stated Expiry Date of any previously issued Letter of Credit, by the Issuer.

         "CREDIT LYONNAIS" is defined in the PREAMBLE.

         "DABOCO" means Daboco Inc., a New York corporation, a former Wholly-owned Subsidiary of Holdings and general partner of the Borrower, which merged with and into Holdings, with Holdings being the surviving corporation of such merger.

         "DEBT" means (without duplication) the aggregate amount of all Indebtedness of Holdings and its Subsidiaries that is of the type referred to in CLAUSES (A), (B), (C) and (F) of the definition of "Indebtedness" and any Contingent Liability in respect of such Indebtedness.

         "DEFAULT" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would, unless cured or waived, constitute an Event of Default.

         "DESIGNATED GUARANTORS" is defined in the PREAMBLE.

         "DISBURSEMENT" is defined in SECTION 2.6.2.

         "DISBURSEMENT DATE" is defined in SECTION 2.6.2.

         "DISBURSEMENT DUE DATE" is defined in SECTION 2.6.2.

         "DISCLOSURE SCHEDULE" means the Disclosure Schedule attached hereto as
SCHEDULE I, as it may be amended, supplemented or otherwise modified from time to time by the Borrower with the written consent of the Required Lenders.

         "DLJMB ENTITIES" means DLJMB Funding II, Inc., DLJ Merchant Banking Partners II, L.P., DLJ Merchant Banking Partners II-A, L.P., DLJ Diversified Partners, L.P., DLJ Diversified Partners-A, L.P., DLJ First ESC L.L.C., DLJ Offshore Partners II, C.V., DLJ EAB Partners, L.P., DLJ Millennium Partners, L.P., DLJ Millennium-A Partners, L.P. and UK Investment Plan 1997 Partners.

         "DOCUMENTATION AGENT" is defined in the PREAMBLE and includes each other Person as shall have subsequently been appointed as the successor Documentation Agent pursuant to SECTION 10.4.

         "DOLLAR" and the symbol "$" mean lawful money of the United States.

         "DRI I" is defined in the PREAMBLE.

         "DUANE READE IP" is defined in the PREAMBLE.

         "DUANE READE REALTY" is defined in the PREAMBLE.

         "EBITDA" means, for any applicable period, the sum (without duplication) for Holdings and its Subsidiaries on a consolidated basis of

                  (a) Net Income,

PLUS

                  (b) the amount deducted in determining Net Income representing non-cash charges, including depreciation, amortization and deferred rent,

PLUS

                  (c) the amount deducted in determining Net Income representing income taxes (whether actually paid or deferred),

PLUS

                  (d) the amount deducted in determining Net Income representing Interest Expense,

PLUS

                  (e) the amount deducted in determining Net Income representing extraordinary or non-recurring expenses,

MINUS

                  (f) an amount equal to the amount of all extraordinary or non-recurring non-cash credits included in determining Net Income.

         "ELIGIBLE LEASES" means, leases for which (i) no consent or approval of any kind is required for transfer or (ii) any and all consents or approvals required for transfer have been obtained.

         "ENVIRONMENTAL LAWS" means all applicable federal, state or local statutes, laws, ordinances, codes, rules and regulations (including consent decrees and administrative orders) relating to public health and safety and protection of the environment.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "EVENT OF DEFAULT" is defined in SECTION 8.1.

         "EXCESS CASH FLOW" means, for any applicable period, the excess (if any), of

                  (a) EBITDA for such applicable period;

OVER

                  (b) the sum (without duplication) (for such applicable period) of

                           (i) the cash portion of Interest Expense (net of
                  interest income) for such applicable period;

         PLUS

                           (ii) scheduled payments and optional and mandatory
                  prepayments, to the extent actually made, of the principal amount of the Term Loans or any other term Debt (including the principal component of payments in respect of Capitalized Lease Liabilities but excluding mandatory prepayments of the principal amount of the Revolving Loans pursuant to CLAUSE (F) of SECTION 3.1.1 in connection with a permanent reduction of the Revolving Loan Commitment Amount, in each case for such applicable period;

         PLUS

                           (iii) all federal, state and foreign income taxes
                  paid or payable by Holdings and its Subsidiaries during such applicable period;

         PLUS

                           (iv) Capital Expenditures of the Borrower and its
                  Subsidiaries actually made during such applicable period (excluding Capital Expenditures of the Borrower and its Subsidiaries constituting Capitalized Lease Liabilities and by way of the incurrence of Indebtedness permitted pursuant to CLAUSE (E) of SECTION 7.2.2 to a vendor of any assets permitted to be acquired pursuant to SECTION 7.2.7 to finance the acquisition of such assets);

         PLUS

                           (v) Investments permitted and actually made, in cash,
                  pursuant to CLAUSES (d) and (i) of SECTION 7.2.5 during such applicable period;

         PLUS

                           (vi) the amount of the net increase (or minus a net
                  decrease) of current assets, other than cash and Cash Equivalent Investments, over current liabilities of Holdings and its Subsidiaries for such applicable period;

         MINUS

                           (vii) the amount of tax refunds received by Holdings
                  and its Subsidiaries during such applicable period.

         "EXISTING CREDIT AGREEMENT" is defined in the FIRST RECITAL.

         "EXISTING MORTGAGE" means the mortgage, dated as of the Closing Date between the Administrative Agent and the Borrower, as amended, supplemented, and restated or otherwise modified from time to time.

         "EXISTING REVOLVING LOANS" means the Revolving Loans as defined in the Existing Credit Agreement.

         "EXISTING TERM A LOANS" means the Term A Loans as defined in the Existing Credit Agreement.

         "EXISTING TERM B LOANS" means the Term B Loans as defined in the Existing Credit Agreement.

         "EXISTING TERM C LOANS" means the Term C Loans as defined in the Existing Credit Agreement.

         "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

         "FEE LETTER" means the confidential fee letter, dated as of June 20, 2001, between the Borrower and the Syndication Agent.

         "FISCAL QUARTER" means any fiscal quarter of a Fiscal Year, which fiscal quarters shall end on the last Saturday of each March, June, September or December of such Fiscal Year.

         "FISCAL YEAR" means any period of twelve consecutive months ending on the last Saturday of December of any calendar year.

         "FIXED CHARGE COVERAGE RATIO" means, at the end of any Fiscal Quarter, the ratio computed for the period consisting of such Fiscal Quarter and each of the three immediately prior Fiscal Quarters of

                  (a) EBITDA for all such Fiscal Quarters

TO

                  (b) the sum (without duplication) of

                           (i) Capital Expenditures of Holdings and its
                  Subsidiaries actually made during all such Fiscal Quarters pursuant to CLAUSE (A) of SECTION 7.2.7 (excluding Capital Expenditures of Holdings and its Subsidiaries constituting Capitalized Lease Liabilities and by way of the incurrence of Indebtedness permitted pursuant to CLAUSE (G) of SECTION 7.2.2 to a vendor of any assets permitted to be acquired pursuant to
                  SECTION 7.2.7 to finance the acquisition of such assets);

         PLUS

                           (ii) the cash portion of Interest Expense (net of
                  cash interest income) for all such Fiscal Quarters;

         PLUS

                           (iii) all scheduled payments of principal of the Term
                  Loans and other term Debt (including the principal component of payments in respect of any Capitalized Lease Liabilities) during all such Fiscal Quarters;

         PLUS

                           (iv) all federal, state and foreign income taxes paid
                  or payable by Holdings and its Subsidiaries during such applicable period;

         PLUS

                           (v) Restricted Payments of the types described in
                  CLAUSE (G) of SECTION 7.2.6 made during such applicable period.

         "FLEET" is defined in the PREAMBLE.

         "FOREIGN SUBSIDIARY" means any Subsidiary of the Borrower (a) which is organized under the laws of any jurisdiction outside of the United States, (b) which conducts the major portion of its business outside of the United States and (c) all or substantially all of the property and assets of which are located outside of the United States.

         "F.R.S. BOARD" means the Board of Governors of the Federal Reserve System or any successor thereto.

         "GAAP" is defined in SECTION 1.4.

         "GUARANTORS" means, collectively, the Designated Guarantors and the Subsidiary Guarantors, if any.

         "HAZARDOUS MATERIAL" means

                  (a) any "hazardous substance", as defined by CERCLA;

                  (b) any "hazardous waste", as defined by the Resource Conservation and Recovery Act, as amended;

                  (c) any petroleum product; or

                  (d) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other applicable federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended or hereafter amended.

         "HEDGING OBLIGATIONS" means, with respect to any Person, all liabilities of such Person under interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

         "HEREIN", "HEREOF", "HERETO", "HEREUNDER" and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, paragraph or provision of this Agreement or such other Loan Document.

         "HOLDINGS" is defined in the PREAMBLE.

         "HOLDINGS PLEDGE AGREEMENT" means the Amended and Restated Pledge Agreement, dated as of September 11, 1998, executed and delivered by Holdings, a conformed copy of which is attached hereto as EXHIBIT G-1 hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "IMPERMISSIBLE QUALIFICATION" means, relative to the opinion or certification of any independent public accountant as to any financial statement of any Obligor, any qualification or exception to such opinion or certification
(a) which is of a "going concern" or similar nature, (b) which relates to the limited scope of examination of matters relevant to such financial statement, or
(c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause such Obligor to be in default of any of its obligations under SECTION 7.2.4.

         "INCLUDING" means including without limiting the generality of any description preceding such term, and, for purposes of this Agreement and each other Loan Document, the parties hereto agree that the rule of EJUSDEM GENERIS shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

         "INCREASE" means an increase in the Revolving Loan Commitment Amount.

         "INCREASE AMOUNT" is defined in CLAUSE (A) of SECTION 2.2.3.

         "INCREASE CONSENT DATE" is defined in CLAUSE (B) of SECTION 2.2.3.

         "INCREASE DATE" means any date on which an Increase occurs.

         "INCREASE REQUEST" means an Increase Request, substantially in the form of EXHIBIT J-1 hereto, duly executed and delivered by an Authorized Officer of the Borrower pursuant to the terms of this Agreement.

         "INCREASING LENDER" is defined in CLAUSE (B) of SECTION 2.2.3.

         "INDEBTEDNESS" of any Person means (without duplication):

                  (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

                  (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person;

                  (c) all obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as Capitalized Lease Liabilities;

                  (d) all other items which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of such Person as of the date at which Indebtedness is to be determined;

                  (e) net liabilities of such Person under all Hedging Obligations;

                  (f) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services, and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; PROVIDED, HOWEVER, that, to the extent such Indebtedness is limited in recourse to the assets securing such Indebtedness, the amount of such Indebtedness shall be limited to the fair market value of such assets;

                  (g) Redeemable Capital Stock; and

                  (h) all Contingent Liabilities of such Person in respect of any of the foregoing.

For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer (to the extent such Person is liable for such Indebtedness).

         "INDEMNIFIED LIABILITIES" is defined in SECTION 11.4.

         "INDEMNIFIED PARTIES" is defined in SECTION 11.4.

         "INTEREST COVERAGE RATIO" means, at the end of any Fiscal Quarter, the ratio computed for the period consisting of such Fiscal Quarter and each of the three immediately prior Fiscal Quarters of:

                  (a) EBITDA (for all such Fiscal Quarters)

TO

                  (b) the cash portion of Interest Expense (for all such Fiscal Quarters).

         "INTEREST EXPENSE" means, for any applicable period, the aggregate consolidated interest expense of Holdings and its Subsidiaries for such applicable period, as determined in accordance with GAAP, including the portion of any payments made in respect of Capitalized Lease Liabilities allocable to interest expense.

         "INTEREST PERIOD" means, as to any LIBO Rate Loan, the period commencing on the Borrowing date of such Loan or on the date on which the Loan is converted into or continued as a LIBO Rate Loan, and ending on the date one, two, three or six months thereafter as selected by the Borrower in its Borrowing Request or its Conversion/Continuation Notice; PROVIDED, HOWEVER that:

                  (a) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

                  (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

                  (c) no Interest Period for any Loan shall extend beyond the Stated Maturity Date for such Loan;

                  (d) no Interest Period applicable to a Term Loan or any portion thereof shall extend beyond any date upon which is due any scheduled principal payment in respect of the Term Loans unless the aggregate principal amount of Term Loans represented by Base Rate Loans, or by LIBO Rate Loans having Interest Periods that will expire on or before such date, equals or exceeds the amount of such principal payment; and

                  (e) there shall be no more than ten Interest Periods in effect at any one time.

         "INVESTMENT" means, relative to any Person, (a) any loan or advance made by such Person to any other Person (excluding commission, travel and similar advances to officers, directors and employees (or individuals acting in similar capacities) made in the ordinary course of business), and (b) any ownership or similar interest held by such Person in any other Person. The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property at the time of such transfer or exchange.

         "ISSUANCE REQUEST" means a Letter of Credit request and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of EXHIBIT B-2 hereto.

         "ISSUER" means Fleet, in its capacity as issuer of Letters of Credit and any Lender as may be designated by the Borrower (and consented to by the Agents and such Lender, such consent by the Agents not to be unreasonably withheld), in its capacity as issuer of Letters of Credit.

         "LENDER ASSIGNMENT AGREEMENT" means a Lender Assignment Agreement, substantially in the form of EXHIBIT D hereto.

         "LENDERS" is defined in the PREAMBLE.

         "LETTER OF CREDIT" is defined in SECTION 2.1.3.

         "LETTER OF CREDIT COMMITMENT" means, with respect to the Issuer, the Issuer's obligation to issue Letters of Credit pursuant to SECTION 2.1.3 and, with respect to each of the other Lenders that has a Revolving Loan Commitment, the obligation of each such Lender to participate in such Letters of Credit pursuant to SECTION 2.6.1.

         "LETTER OF CREDIT COMMITMENT AMOUNT" means, on any date, $10,000,000, as such amount may be reduced from time to time pursuant to SECTION 2.2.

         "LETTER OF CREDIT OUTSTANDINGS" means, on any date, an amount equal to the sum of

                  (a) the then aggregate amount which is undrawn and available under all issued and outstanding Letters of Credit,

PLUS

                  (b) the then aggregate amount of all unpaid and outstanding Reimbursement Obligations in respect of such Letters of Credit.

         "LEVERAGE RATIO" means, at the end of any Fiscal Quarter, the ratio of

                  (a) total Debt of Holdings and its Subsidiaries on a consolidated basis outstanding at such time;

TO

                  (b) EBITDA for the period of four consecutive Fiscal Quarters ended on such date.

         "LIBO RATE" means, relative to any Interest Period for LIBO Rate Loans, the interest rate per annum for deposits in Dollars, if any, for a period equal to the relevant Interest Period which appears on Telerate Page 3750 at approximately 11:00 a.m., London time, prior to the commencement of such Interest Period. If such a rate does not appear on Telerate Page 3750, the LIBO Rate shall be the rate of interest per annum determined by the Administrative Agent to be the arithmetic mean (rounded upward to the next 1/16th of 1%) of the rates of interest per annum at which dollar deposits in the approximate amount of the Loan to be made or continued as, or converted into, a LIBO Rate Loan by the Administrative Agent and having a maturity comparable to such Interest Period would be offered to the Administrative Agent in the London interbank market at its request at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

         "LIBO RATE LOAN" means a Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a fixed rate of interest determined by reference to the LIBO Rate (Reserve Adjusted).

         "LIBO RATE (RESERVE ADJUSTED)" means, relative to any Loan to be made, continued or maintained as, or converted into, a LIBO Rate Loan for any Interest Period, the rate of interest per annum (rounded upwards to the next 1/16th of 1%) determined by the Administrative Agent as follows:

         LIBO Rate                                 LIBO Rate
         (Reserve            =
         Adjusted)
                                  --------------------------------------------
                                        1.00 - LIBOR Reserve Percentage

         The LIBO Rate (Reserve Adjusted) for any Interest Period for LIBO Rate Loans will be adjusted automatically as to all LIBO Rate Loans then outstanding as of the effective date of any change in the LIBOR Reserve Percentage.

         "LIBOR OFFICE" means, relative to any Lender, the office of such Lender designated as such on SCHEDULE II hereto or designated in the Lender Assignment Agreement pursuant to which such Lender became a Lender hereunder or such other office of a Lender as shall be so designated from time to time by notice from such Lender to the Borrower and the Administrative Agent, which shall be making or maintaining LIBO Rate Loans of such Lender hereunder.

         "LIBOR RESERVE PERCENTAGE" means, relative to any Interest Period for LIBO Rate Loans, the percentage (expressed as a decimal, rounded upward to the next 1/16th of 1%) in effect on such day (whether or not applicable to any Lender) under regulations issued from time to time by the F.R.S. Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the F.R.S. Board).

         "LIEN" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property, or any filing or recording of any instrument or document in respect of the foregoing, to secure payment of a debt or performance of an obligation or any other priority or preferential treatment of any kind or nature whatsoever that has the practical effect of creating a security interest in property.

         "LOAN" means, as the context may require, a Revolving Loan, a Term Loan and/or a Swing Line Loan, of any type.

         "LOAN DOCUMENT" means this Agreement, the Amendment Agreement, the Notes, the Letters of Credit, each Rate Protection Agreement, each Cash Management Document, each Borrowing Request, each Issuance Request, the Fee Letter, the Administrative Agent Fee Letter, each Pledge Agreement, the Subsidiary Guaranty, each Mortgage (upon execution and delivery thereof), each Security Agreement and each other agreement, document or instrument delivered in connection with this Agreement or any other Loan Document, whether or not specifically mentioned herein or therein.

         "MATERIAL ADVERSE EFFECT" means (a) a material adverse effect on the business, assets, debt service capacity, tax position, environmental liability, financial condition, operations, properties or prospects of the Borrower and its Subsidiaries, taken as a whole, or Holdings and its Subsidiaries, taken as a whole, (b) a material impairment of the ability of the Borrower or any other Obligor to perform its respective material obligations under the Loan Documents to which it is or will be a party, or (c) an impairment of the validity or enforceability of, or a material impairment of the rights, remedies or benefits available to any Secured Party under any Loan Document.

         "MATERIAL DOCUMENTS" means the Merger Documents, the Senior Subordinated Note Documents, the Recapitalization Agreement, the Rapid Remit Program Documents and the Borrower Partnership Agreement, each as amended or otherwise modified from time to time in accordance with the terms thereof and hereof.

         "MERGER DOCUMENTS" means the Agreement and Plan of Merger, dated as of February 2, 1998, between Holdings and Daboco and the Certificate of Merger of Daboco Inc. into Duane Reade Inc. referred to therein, in each case as in effect on the Closing Date and as the same may be amended or otherwise modified from time to time thereafter in accordance with the terms hereof and thereof.

         "MOODY'S" means Moody's Investors Service, Inc.

         "MORTGAGE" means, collectively, the Existing Mortgage and each Mortgage or Deed of Trust executed and delivered pursuant to the terms of this Agreement (including SECTION 7.1.8(B)), in form and substance reasonably satisfactory to the Agents.

         "NET DEBT PROCEEDS" means, with respect to the incurrence, sale or issuance by the Borrower, any Designated Guarantor or any of their respective Subsidiaries of any Debt (other than Debt permitted by SECTION 7.2.2 as in effect on the date hereof), the EXCESS of:

                  (a) the gross cash proceeds received by the Borrower, any Designated Guarantor or any of their respective Subsidiaries from such incurrence, sale or issuance,

OVER

                  (b) all reasonable and customary underwriting commissions and legal, investment banking, brokerage and accounting and other professional fees, sales commissions and disbursements and all other reasonable fees, expenses and charges, in each case actually incurred in connection with such incurrence, sale or issuance.

         "NET DISPOSITION PROCEEDS" means, with respect to any sale, transfer or other disposition of any assets of the Borrower, any Designated Guarantor or any of their respective Subsidiaries (other than sales permitted pursuant to CLAUSE
(A), (B) or (C) of SECTION 7.2.9), the excess of

                  (a) the gross cash proceeds received by the Borrower, any Designated Guarantor or any of their respective Subsidiaries from any such sale, transfer or other disposition and any cash payments received in respect of promissory notes or other non-cash consideration delivered to the Borrower, such Designated Guarantor or such Subsidiary in respect thereof,

LESS

                  (b) the sum (without duplication) of (i) all reasonable and customary fees and expenses with respect to legal, investment banking, brokerage, accounting and other professional fees, sales commissions and disbursements and all other reasonable fees, expenses and charges, in each case actually incurred in connection with such sale, transfer or other disposition, (ii) all taxes and other governmental costs and expenses actually paid or estimated by Holdings (in good faith) to be payable in cash in connection with such sale, transfer or other disposition, and (iii) payments made by the Borrower, any Designated Guarantor or any of their respective Subsidiaries to retire Indebtedness (other than the Credit Extensions) of the Borrower, such Designated Guarantor or such Subsidiary where payment of such Indebtedness is required in connection with such sale, transfer or other disposition;

PROVIDED, HOWEVER, that if, after the payment of all taxes with respect to such sale, transfer or other disposition, the amount of estimated taxes, if any, pursuant to CLAUSE (B)(II) above exceeded the tax amount actually paid in cash in respect of such sale, transfer or other disposition, the aggregate amount of such excess shall, at such time, constitute Net Disposition Proceeds.

         "NET EQUITY PROCEEDS" means with respect to the sale or issuance by the Borrower, any Designated Guarantor or any of their respective Subsidiaries to any Person, whether pursuant to a public or private offering, of any of its Capital Stock or any warrants or options with respect to its Capital Stock or the exercise of any such warrants or options after the Closing Date (other than pursuant to any subscription agreement, incentive plan or similar arrangement with any officer, employee or director of the Borrower, such Designated Guarantor or such Subsidiary), the excess of:

                  (a) the gross cash proceeds received by the Borrower, such Designated Guarantor or such Subsidiary from such sale, exercise or issuance,

OVER

                  (b) all reasonable and customary underwriting commissions and legal, investment banking, brokerage, accounting and other professional fees, sales commissions and disbursements and all other reasonable fees, expenses and charges, in each case actually incurred in connection with such sale, exercise or issuance.

         "NET INCOME" means, for any period, the net income of Holdings and its Subsidiaries for such period on a consolidated basis.

         "NEW REVOLVING LENDER" is defined in CLAUSE (c) of SECTION 2.2.3.

         "NON-INCREASING LENDER" is defined in CLAUSE (b) of SECTION 2.2.3.

         "NEW TERM B LOAN" is defined in SECTION 2.1.1.

         "NEW TERM B LOAN COMMITMENT" is defined in SECTION 2.1.1.

         "NEW TERM B LOAN COMMITMENT AMOUNT" means, on any date,
$139,518,852.19.

         "NEW TERM B NOTE" means a promissory note of the Borrower payable to the order of any Lender, in the form of EXHIBIT A-3 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time in accordance with the terms hereof and thereof), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding New Term B Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

         "NET WORTH" means the consolidated net worth of Holdings and its Subsidiaries.

         "NOTE" means, as the context may require, a Revolving Note, a Term Note, a Swing Line Note and/or a Registered Note.

         "OBLIGATIONS" means all obligations (monetary or otherwise) of the Borrower and each other Obligor arising under or in connection with this Agreement, any Rate Protection Agreement, the Notes, each Letter of Credit and each other Loan Document.

         "OBLIGOR" means the Borrower or any other Person (other than any Agent, the Documentation Agent, the Arranger, the Issuer or any Lender) obligated under any Loan Document.

         "ORGANIC DOCUMENT" means, relative to any Obligor, its partnership agreement, its certificate of incorporation, its by-laws and all shareholder or equity holder agreements, voting trusts and similar arrangements to which such Obligor is a party or which is applicable to any of its Capital Stock, its partnership agreement and all other arrangements relating to the control or management of such entity.

         "PAID VISIT" is defined in SECTION 7.1.5.

         "PARENT GUARANTORS" is defined in the PREAMBLE.

         "PARTICIPANT" is defined in SECTION 11.11.2.

         "PARTNERSHIP SECURITY AGREEMENT" means the Amended and Restated Security Agreement, dated as of September 11, 1998, executed and delivered by an Authorized Officer of each of Holdings and DRI I, a conformed copy of which is attached hereto as EXHIBIT F-1, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "PBGC" means the Pension Benefit Guaranty Corporation and any successor entity.

         "PENSION PLAN" means a "pension plan", as such term is defined in section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in section 4001(a)(3) of ERISA), and to which Holdings or any corporation, trade or business that is, along with Holdings, a member of a Controlled Group, has or within the prior six years has had any liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

         "PERCENTAGE" means, relative to any Lender, the applicable percentage relating to Term A Loans, New Term B Loans, or Revolving Loans, as the case may be, as set forth opposite its name on SCHEDULE II hereto under the applicable column heading or set forth in Lender Assignment Agreement(s) under the applicable column heading, as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreement(s) executed by such Lender and its Assignee Lender(s) and delivered pursuant to SECTION 11.11 or pursuant to operation of SECTION 2.2.3. A Lender shall not have any Commitment to make Revolving Loans if its percentage under the applicable column heading on
SCHEDULE II is zero. As used herein, "Percentage" as it relates to a Lender's Percentage of Letter of Credit Outstandings or Swing Line Loans shall be equal to such Lender's Percentage of Revolving Loans.

         "PERFECTION CERTIFICATE" means the Perfection Certificate executed and delivered by an Authorized Officer of each Obligor that is a party to a Security Agreement pursuant to SECTION 7.1.7, substantially in the form of EXHIBIT I hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "PERSON" means any natural person, corporation, partnership, firm, association, trust, government, governmental agency, limited liability company or any other entity, whether acting in an individual, fiduciary or other capacity.

         "PHARMACEUTICAL LAWS" means Federal, state and local laws, rules or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered, relating to dispensing, storing or distributing prescription medicines or products, including laws, rules or regulations relating to the qualifications of Persons employed to do the same.

         "PHARMACY FUND" means Pharmacy Fund Receivables, Inc., a New York corporation, and any successor thereto.

         "PLAN" means any Pension Plan or Welfare Plan.

         "PLEDGE AGREEMENT" means, as the context may require, the Holdings Pledge Agreement, the Borrower Pledge Agreement and/or the Subsidiary Pledge Agreement.

         "PRESCRIPTION RECEIVABLES" is defined in CLAUSE (b) of SECTION 7.2.9.

         "PROPERTY WAIVER" means, with respect to premises leased by an Obligor, a waiver and release in favor of the Agents for the benefit of the Lenders relating to any liens the lessor of such premises may have with respect to the assets of such Obligor located on or at such premises, in form and substance reasonably satisfactory to the Agents.

         "QUARTERLY PAYMENT DATE" means the fifteenth day of each February, May, August and November, or, if any such day is not a Business Day, the next succeeding Business Day.

         "RAPID REMIT PROGRAM" shall mean the program pursuant to which Prescription Receivables are sold by the Borrower to Pharmacy Fund for cash pursuant to the Rapid Remit Program Documents.

         "RAPID REMIT PROGRAM DOCUMENTS" shall mean (a) the Purchase Agreement, dated as of March 10, 1997, between the Borrower and Pharmacy Fund and each other document or agreement entered into in connection therewith, in each case as in effect on the Closing Date and as the same may be amended or otherwise modified from time to time thereafter in accordance with the terms hereof and thereof, and (b) each of the other documents and agreements entered into in connection therewith after the Closing Date in form and substance satisfactory to the Syndication Agent, and as each such other document and agreement may be amended or otherwise modified from time to time thereafter in accordance with the terms hereof and thereof.

         "RATE PROTECTION AGREEMENT" means, collectively, any interest rate swap, cap, collar or similar agreement entered into by the Borrower in respect of the Loans pursuant to the terms of this Agreement under which the counterparty to such agreement is (or at the time such Rate Protection Agreement was entered into, was) a Lender or an Affiliate of a Lender.

         "REAL PROPERTY" means, with respect to any Person, all of the right, title and interest of such Person in and to lands, improvements and fixtures, including all of the rights, title and interest of such Person as Lessee or licensee in, to and under leases or licenses of land, improvements and fixtures.

         "RECAPITALIZATION AGREEMENT" shall mean the Recapitalization Agreement, dated as of June 18, 1997, among the DLJMB Entities and the stockholders parties thereto and Holdings and each other document or agreement entered into in connection therewith, in each case as in effect on the Closing Date and as the same may be amended or otherwise modified from time to time thereafter in accordance with the terms hereof and thereof.

         "REDEEMABLE CAPITAL STOCK" means, with respect to any Person, any class of Capital Stock of such Person or any of its Subsidiaries which, either by its terms, by the terms of any security into which it is convertible or exchangeable or otherwise, (a) is or upon the happening of an event or passage of time would be required to be redeemed on or prior to the first anniversary of the Stated Maturity Date for the New Term B Loans, (b) is redeemable at the option of the holder thereof at any time prior to such anniversary or (c) is convertible into or exchangeable for debt securities of such Person or any of its Subsidiaries at any time prior to such anniversary; PROVIDED, HOWEVER, that for purposes of CLAUSES (A) and (B) of this definition, any issuances of equity interests or the right to directly or indirectly acquire any equity interests of such Person pursuant to any director or employee stock option or similar plan of such Person shall be deemed not to be Redeemable Capital Stock.

         "REFINANCING" is defined in the THIRD RECITAL.

         "REFUNDED SWING LINE LOANS" is defined in CLAUSE (b) of SECTION 2.3.2.

         "REGISTER" is defined in CLAUSE (b) of SECTION 2.7.

         "REGISTERED NOTE" means a promissory note of the Borrower payable to the order of any Lender, in the form of EXHIBIT A-4 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time in accordance with the terms hereof and thereof), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Term A Loans or New Term B Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

         "REIMBURSEMENT OBLIGATION" is defined in SECTION 2.6.3.

         "REINSTATEMENT DATE" is defined in SECTION 4.1.

         "RELATED FUND" means, with respect to any Lender that is a fund that invests in loans, any other fund that invests in loans and is managed by the same investment advisor or investment manager as such Lender.

         "RELEASE" means a "release", as such term is defined in CERCLA.

         "REPLACEMENT LENDER" is defined in SECTION 4.10.

         "REPLACEMENT NOTICE" is defined in SECTION 4.10.

         "REQUIRED LENDERS" means, at any time, Lenders holding greater than 50% of (a) the Total Exposure Amount or (b) if the Revolving Loan Commitments shall have been terminated or expired for purposes of acceleration pursuant to SECTION 8.3, the then outstanding Loans and Letter of Credit Outstandings.

         "RESOURCE CONSERVATION AND RECOVERY ACT" means the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, ET SEQ., as in effect from time to time.

         "RESTRICTED PAYMENTS" is defined in SECTION 7.2.6.

         "REVOLVING LOAN" is defined in CLAUSE (A) of SECTION 2.1.2 and shall include the Existing Revolving Loans held by the Lenders under the Existing Credit Agreement which have been designated as Revolving Loans hereunder pursuant to SECTION 2.1.6.

         "REVOLVING LOAN COMMITMENT" is defined in CLAUSE (A) of SECTION 2.1.2.

         "REVOLVING LOAN COMMITMENT ACCEPTANCE" means the Revolving Loan Commitment Acceptance executed and delivered by a New Revolving Lender pursuant to the terms of this Agreement, substantially in the form of EXHIBIT J-2 hereto.

         "REVOLVING LOAN COMMITMENT AMOUNT" means, on any date on or subsequent to the Amendment Effective Date, an amount equal to$80,000,000, as such amount may be reduced or increased from time to time pursuant to SECTION 2.2; provided, however that such amount shall not exceed an amount equal to $100,000,000.

         "REVOLVING LOAN COMMITMENT TERMINATION DATE" and "COMMITMENT TERMINATION DATE" mean the earliest of (a) February 15, 2004, (b) the date on which the Revolving Loan Commitment Amount is terminated in full or reduced to zero pursuant to SECTION 2.2, and (c) the date on which any Commitment Termination Event occurs.

         "REVOLVING NOTE" means a promissory note of the Borrower payable to any Lender, substantially in the form of EXHIBIT A-1 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time in accordance with the terms hereof and thereof), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Revolving Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

         "S&P" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc.

         "SALE AND LEASEBACK TRANSACTION" is defined in SECTION 7.2.14.

         "SECURED PARTIES" means the Lenders, the Issuer, the Agents, the Documentation Agent, the Arranger, each counterparty to a Rate Protection Agreement that is (or at the time such Rate Protection Agreement was entered into, was) a Lender or an Affiliate thereof and in each case, each of their respective successors, transferees and assigns.

         "SECURITY AGREEMENT" means, as the context may require, the Partnership Security Agreement, the Borrower Security Agreement, the Affiliate Security Agreement and/or the Subsidiary Security Agreement.

         "SENIOR SUBORDINATED NOTE DOCUMENTS" means the Senior Subordinated Note Indenture, the Senior Subordinated Notes Guarantee and the Senior Subordinated Notes, in each case as in effect on the Closing Date and as the same may be amended or otherwise modified from time to time thereafter in accordance with the terms hereof and thereof.

         "SENIOR SUBORDINATED NOTE INDENTURE" means that certain indenture among Holdings and the Borrower and DRI I, as subsidiary guarantors, and State Street Bank and Trust Company of Connecticut, N.A., as Trustee, as in effect on the Closing Date and as the same may be amended or otherwise modified from time to time thereafter in accordance with the terms hereof and thereof.

         "SENIOR SUBORDINATED NOTES" means the 91/4% Senior Subordinated Notes due 2008 issued by Holdings for gross cash proceeds of $80,000,000.

         "SENIOR SUBORDINATED NOTES GUARANTEE" means the joint and several guarantees of the Borrower, DRI I and each other Subsidiary of Holdings in favor of the holders of the Senior Subordinated Notes as set forth in Article 11 of the Senior Subordinated Note Indenture and each Subsidiary Guarantee delivered substantially in the form of Exhibit B to such indenture and, in each case, subject to the Subordination provisions of Article 12 of such indenture and as in effect on the Closing Date and as the same may be amended or otherwise modified from time to time thereafter in accordance with the terms hereof and thereof.

         "SOLVENT" means, with respect to any Person and its Subsidiaries on a particular date, that on such date (a) the fair value of the property of such Person and its Subsidiaries on a consolidated basis is greater than the total amount of liabilities, including contingent liabilities, of such Person and its Subsidiaries on a consolidated basis, (b) the present fair salable value of the assets of such Person and its Subsidiaries on a consolidated basis is not less than the amount that will be required to pay the probable liability of such Person and its Subsidiaries on a consolidated basis on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it or its Subsidiaries will, incur debts or liabilities beyond the ability of such Person and its Subsidiaries to pay as such debts and liabilities mature, and (d) such Person and its Subsidiaries on a consolidated basis is not engaged in business or a transaction, and such Person and its Subsidiaries on a consolidated basis is not about to engage in business or a transaction, for which the property of such Person and its Subsidiaries on a consolidated basis would constitute an unreasonably small capital. The amount of Contingent Liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, can reasonably be expected to become an actual or matured liability.

         "STATED AMOUNT" of each Letter of Credit means the total amount available to be drawn under such Letter of Credit upon the issuance thereof.

         "STATED EXPIRY DATE" is defined in SECTION 2.6.

         "STATED MATURITY DATE" means (a) in the case of any Revolving Loan or any Term A Loan, February 15, 2004 and (b) in the case of any New Term B Loan, February 15, 2007.

         "SUBSIDIARY" means, with respect to any Person, any corporation, partnership or other business entity of which more than 50% of the outstanding Capital Stock (or other ownership interest) having ordinary voting power to elect a majority of the board of directors, managers or other voting members of the governing body of such entity (irrespective of whether at the time Capital Stock (or other ownership interests) of any other class or classes of such entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

         "SUBSIDIARY GUARANTOR" means any Subsidiary of the Borrower that, pursuant to SECTION 7.1.7, executes and delivers a Subsidiary Guaranty or a supplement to a Subsidiary Guaranty.

         "SUBSIDIARY GUARANTY" means the Guaranty executed and delivered by an Authorized Officer of a Subsidiary Guarantor pursuant to SECTION 7.1.7, substantially in the form of EXHIBIT H hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "SUBSIDIARY PLEDGE AGREEMENT" means the Pledge Agreement executed and delivered by an Authorized Officer of each Subsidiary of the Borrower that is not a Foreign Subsidiary pursuant to SECTION 7.1.7, substantially in the form of EXHIBIT G-3 hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "SUBSIDIARY SECURITY AGREEMENT" means the Security Agreement executed and delivered by an Authorized Officer of each Subsidiary of the Borrower that is not a Foreign Subsidiary pursuant to SECTION 7.1.7, substantially in the form of EXHIBIT F-3 hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "SUBJECT PROPERTY" is defined SECTION 7.1.8.

         "SWING LINE LENDER" means Fleet, in its capacity as Swing Line Lender hereunder.

         "SWING LINE LOAN" is defined in CLAUSE (b) of SECTION 2.1.2.

         "SWING LINE LOAN COMMITMENT" is defined in CLAUSE (b) of SECTION 2.1.2.

         "SWING LINE LOAN COMMITMENT AMOUNT" means, on any date, $5,000,000, as such amount may be reduced from time to time pursuant to SECTION 2.2.

         "SWING LINE NOTE" means a promissory note of the Borrower payable to the Swing Line Lender, in the form of EXHIBIT A-5 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to the Swing Line Lender resulting from outstanding Swing Line Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

         "SYNDICATION AGENT" is defined in the PREAMBLE and includes each other Person as shall have subsequently been appointed as the successor Syndication Agent pursuant to SECTION 10.4.

         "TAXES" is defined in SECTION 4.6.

         "TELERATE PAGE 3750" means the display designated as "Page 3750" on the Telerate Service (or such other page as may replace Page 3750 on the service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association interest settlement rates for Dollar deposits).

         "TERM A LOANS" means the Existing Term A Loans held by the Lenders under the Existing Credit Agreement which have been designated as Term A Loans hereunder pursuant to SECTION 2.1.6.

         "TERM A LOAN OUTSTANDING AMOUNT" means $20,518,647.82, as such amount may be reduced by any repayments or prepayments made hereunder.

         "TERM A NOTE" means a promissory note of the Borrower payable to the order of any Lender, in the form of EXHIBIT A-2 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time in accordance with the terms hereof and thereof), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Term A Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

         "TERM LOAN" means, as the context may require, a Term A Loan and/or a New Term B Loan.

         "TERM NOTE" means, as the context may require, a Term A Note and/or a New Term B Note.

         "TOTAL EXPOSURE AMOUNT" means, on any date of determination, the then outstanding principal amount of all Term Loans and the Revolving Loan Commitment Amount then in effect.

         "TRANCHE" means, as the context may require, the Loans constituting Term A Loans, New Term B Loans, Revolving Loans and/or Swing Line Loans.

         "TYPE" means, relative to any Loan, the portion thereof, if any, being maintained as a Base Rate Loan or a LIBO Rate Loan.

         "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York.

         "UNITED STATES" or "U.S." means the United States of America, its fifty states and the District of Columbia.

         "VALUATION AMOUNT" means, with respect to any real property, the greater of the fair market value or the purchase price of such real property.

         "WAIVER" means an agreement in favor of the Agents for the benefit of the Lenders in form and substance reasonably satisfactory to the Agents.

         "WELFARE PLAN" means a "welfare plan", as such term is defined in section 3(1) of ERISA, and to which the Borrower has any liability.

         "WHOLLY-OWNED SUBSIDIARY" shall mean, with respect to any Person, any Subsidiary of such Person all of the Capital Stock (and all rights and options to purchase such Capital Stock) of which, other than directors' qualifying shares, are owned, beneficially and of record, by such Person and/or one or more wholly-owned Subsidiaries of such Person.

         SECTION 1.2. USE OF DEFINED TERMS. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Disclosure Schedule and in each other Loan Document, notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document.

         SECTION 1.3. CROSS-REFERENCES. Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

         SECTION 1.4. ACCOUNTING AND FINANCIAL DETERMINATIONS. (a) Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder (including under SECTION 7.2.4) shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance, and in a manner consistent, with those generally accepted accounting principles ("GAAP"), as in effect on December 28, 1996 and as used to prepare the audited consolidated financial statements of Holdings and its Subsidiaries for the Fiscal Year ending on such date and, unless otherwise expressly provided herein, shall be computed or determined on a consolidated basis and without duplication.

         (b) For purposes of calculating each of the Fixed Charge Coverage Ratio, the Interest Coverage Ratio and the Leverage Ratio, each such ratio shall be calculated giving pro forma effect to any acquisition, disposition, merger, consolidation or discontinued operation (including any related financing transaction) made by the Borrower or any of its Subsidiaries during the period comprised of the Fiscal Quarters that are the subject of such calculation as if such

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acquisition, disposition, merger, consolidation or discontinued operation
(including such related financing transaction) had been made at the beginning of such period. Not in limitation of the immediately preceding sentence but in furtherance thereof, for purposes of such calculation, EBITDA for such period shall be calculated to (i) include the EBITDA (adjusted to exclude the cost of any compensation, remuneration or other benefit paid or provided to any employee, consultant, Affiliate or equity owner of the acquired entities to the extent such costs are eliminated and not replaced and as determined in good faith by the chief financial or accounting Authorized Officer of Holdings) attributable to any business or assets acquired by the Borrower or any of its Subsidiaries utilizing the actual revenues attributable to such business or assets for such and the expenses that would have been attributable to such business or assets had the Borrower acquired such business or assets at the beginning of such period and (ii) exclude the EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations, businesses and assets disposed of prior to the end of such period from such calculation, in each case, as determined in good faith by the chief financial or accounting Authorized Officer of Holdings.

                                   ARTICLE II

                 COMMITMENTS, BORROWING AND ISSUANCE PROCEDURES,
                           NOTES AND LETTERS OF CREDIT

         SECTION 2.1. COMMITMENTS. On the terms and subject to the conditions of this Agreement and the Amendment Agreement,

                  (a) each Lender severally agrees to make Loans (other than Swing Line Loans) pursuant to the Commitments and the Swing Line Lender agrees to make Swing Line Loans pursuant to the Swing Line Loan Commitment, in each case as described in this SECTION 2.1; and

                  (b) the Issuer agrees that it will issue Letters of Credit pursuant to SECTION 2.1.3, and each other Lender that has a Revolving Loan Commitment severally agrees that it will purchase participation interests in such Letters of Credit pursuant to SECTION 2.6.1.

         SECTION 2.1.1. NEW TERM B LOAN COMMITMENT. On the Amendment Effective Date, each Lender that has a Percentage in excess of zero of the New Term B Loan Commitment Amount will make loans (relative to such Lender, its "NEW TERM B LOANS") to the Borrower equal to such Lender's Percentage of the aggregate amount of the Borrowing or Borrowings of New Term B Loans requested by the Borrower to be made on the Amendment Effective Date (the commitment of each such Lender described in this SECTION 2.1.1 is herein referred to as its "NEW TERM B LOAN COMMITMENT"). No amounts paid or prepaid with respect to any New Term B Loans may be reborrowed.


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         SECTION 2.1.2. REVOLVING LOAN COMMITMENT AND SWING LINE LOAN
COMMITMENT. From time to time on any Business Day prior to the Revolving Loan Commitment Termination Date,

                  (a) each Lender that has a Percentage in excess of zero of the Revolving Loan Commitment Amount will make loans (relative to such Lender, its "REVOLVING LOANS") to the Borrower equal to such Lender's Percentage of the aggregate amount of the Borrowing or Borrowings of Revolving Loans requested by the Borrower to be made on such day. The Commitment of each Lender described in this CLAUSE (A) is herein referred to as its "REVOLVING LOAN COMMITMENT". On the terms and subject to the conditions hereof, the Borrower may from time to time borrow, prepay and reborrow Revolving Loans.

                  (b) the Swing Line Lender will make loans (each a "SWING LINE LOAN") to the Borrower equal to the principal amount of the Swing Line Loan requested by the Borrower to be made on such day. The Commitment of the Swing Line Lender described in this CLAUSE (B) is herein referred to as its "SWING LINE LOAN COMMITMENT". On the terms and subject to the conditions hereof, the Borrower may from time to time borrow, prepay and reborrow Swing Line Loans.

         SECTION 2.1.3. LETTER OF CREDIT COMMITMENT. From time to time on any Business Day prior to the Revolving Loan Commitment Termination Date, the Issuer will (a) issue one or more standby or commercial letters of credit (each referred to as a "LETTER OF CREDIT") for the account of the Borrower in the Stated Amount requested by the Borrower on such day, or (b) extend the Stated Expiry Date of an existing standby or commercial Letter of Credit previously issued hereunder.

         SECTION 2.1.4. LENDERS NOT PERMITTED OR REQUIRED TO MAKE THE LOANS. No Lender shall be permitted or required to, and the Borrower shall not request any Lender to, make

                  (a) any Revolving Loan if, after giving effect thereto, the aggregate outstanding principal amount of all the Revolving Loans (i) of all Lenders, together with all Letter of Credit Outstandings and the aggregate outstanding principal amount of all Swing Line Loans, would exceed the Revolving Loan Commitment Amount, or (ii) of such Lender (other than the Swing Line Lender), together with its Percentage of all Letter of Credit Outstandings, would exceed such Lender's Percentage of the Revolving Loan Commitment Amount; or

                  (b) any Swing Line Loan if, after giving effect thereto, the aggregate outstanding principal amount of all Swing Line Loans (i) would exceed the Swing Line Loan Commitment Amount, or (ii) together with all Letter of Credit Outstandings and the aggregate outstanding principal amount of all Revolving Loans, would exceed the Revolving Loan Commitment Amount.

         SECTION 2.1.5. ISSUER NOT PERMITTED OR REQUIRED TO ISSUE LETTERS OF CREDIT. No Issuer shall be permitted or required to issue any Letter of Credit if, after giving effect thereto, (a) the aggregate amount of all Letter of Credit Outstandings would exceed the Letter of Credit Commitment Amount or (b) the sum of the aggregate amount of all Letter of Credit Outstandings plus the aggregate principal amount of all Revolving Loans and all Swing Line Loans then outstanding would exceed the Revolving Loan Commitment Amount.

         SECTION 2.1.6. LOANS MADE PRIOR TO THE DATE HEREOF. As of the Amendment Effective Date, the Existing Term A Loans and Existing Revolving Loans shall continue to remain outstanding hereunder as Term A Loans, and Revolving Loans respectively, in each case, as if made hereunder, and each Lender with Existing Term A Loans and Existing Revolving Loans shall have the Percentage of the Term A Loan Outstanding Amount and the Revolving Loan Commitment Amount set forth in
SCHEDULE II hereto.

         SECTION 2.2. REDUCTION OR INCREASES OF THE REVOLVING LOAN COMMITMENT AMOUNT. The Commitment Amounts are subject to reductions or increases from time to time pursuant to this SECTION 2.2.

         SECTION 2.2.1. OPTIONAL. The Borrower may, from time to time on any Business Day occurring after the time of the initial Credit Extension hereunder, voluntarily reduce the Revolving Loan Commitment Amount; PROVIDED, HOWEVER, that all such reductions shall require at least three Business Days' prior notice to the Administrative Agent and be permanent, and any partial reduction of any Commitment Amount shall be in an aggregate amount of $5,000,000 or any larger integral multiple of $1,000,000. Any such reduction of the Revolving Loan Commitment Amount which reduces the Revolving Loan Commitment Amount below the Letter of Credit Commitment Amount or the Swing Line Loan Commitment Amount shall result in an automatic and corresponding reduction of the Letter of Credit Commitment Amount or the Swing Line Loan Commitment Amount, as the case may be, to an aggregate amount not in excess of the Revolving Loan Commitment Amount, as so reduced, without any further action on the part of the Issuer or the Swing Line Lender.

         SECTION 2.2.2. MANDATORY. The Revolving Loan Commitment Amount shall, without any further action, automatically and permanently be reduced

                  (a) on the Revolving Loan Commitment Termination Date so that the Revolving Loan Commitment Amount equals $0; and

                  (b) following the prepayment in full of the Term Loans, on the date the Term Loans would otherwise have been required to be prepaid pursuant to CLAUSE (B), (C), (D), (E) or (F) of SECTION 3.1.1, in an amount equal to the amount by which the Term Loans would otherwise have been required to be prepaid if any Term Loans had been outstanding. Any such reduction of the Revolving Loan Commitment Amount which reduces the Revolving Loan Commitment Amount below the Letter of Credit Commitment Amount or the Swing Line Loan Commitment Amount shall result in an automatic and corresponding permanent reduction of the Letter of Credit Commitment Amount or the Swing Line Loan Commitment Amount, as the case may be, to an aggregate amount not in excess of the Revolving Loan Commitment Amount, as so reduced, without any further action on the part of the Issuer or the Swing Line Lender.

         SECTION 2.2.3. INCREASE IN THE REVOLVING COMMITMENT AMOUNT. (a) The Borrower may, from time to time on any Business Day, request an increase in the Revolving Loan Commitment Amount by delivering an Increase Request to the Agents. Upon receipt of each such Increase Request, the Administrative Agent shall promptly forward such Increase Request to each Lender with a Revolving Loan Commitment, and each such existing Lender with a Revolving Loan Commitment shall have the right (but not the obligation) to commit to all or a specified portion of the proposed increase.

                  (b) Each Lender, acting in its sole discretion, shall, by notice to the Agents given no later than the date (the "INCREASE CONSENT DATE") that is three Business Days after the date that the Administrative Agent forwards such Increase Request to them, advise the Agents (x) whether or not such Lender agrees to the increase its Revolving Loan Commitment and (y) the principal amount, stated in Dollars, of the proposed increase to the Revolving Loan Commitment of such Lender (any existing Lender agreeing to any increase being called an "INCREASING LENDER"); PROVIDED, that each Lender that determines not to increase its Revolving Loan Commitment (a "NON-INCREASING LENDER") shall notify the Agents of such fact promptly after such determination (but in any event no later than the Increase Consent Date) and any Lender that does not advise the Agents on or before the Increase Consent Date shall be deemed to be a Non-Increasing Lender. The Syndication Agent shall promptly notify the Borrower of the names of the Increasing Lenders and the Non-Increasing Lenders and the amount of each Increasing Lender's proposed increase upon receipt of each notice from such Lender. The election of any Lender to agree to such increases (as each proposed increase may be decreased during the allocation process set forth in CLAUSE (D) below) shall be irrevocable but shall not obligate any other Lender to so agree.

                  (c) If the aggregate amount of the proposed increase in the Revolving Loan Commitments of the then existing Lenders pursuant to CLAUSE (B) above is less than the aggregate increase in Revolving Loan Commitments requested by the Borrower, then the proposed increase may be offered to prospective Lenders (and existing Lenders may still consider the offer). Each such prospective Lender (each, a "NEW REVOLVING LENDER"), shall, by notice to the Borrower and the Agents given no later than five Business Days after the Increase Consent Date, advise the Borrower and the Agents of the amount, stated in Dollars, of the Revolving Loan Commitments to which such New Revolving Lender is willing to commit.

                  (d) The Syndication Agent and the Borrower shall allocate the increased Revolving Loan Commitments among the Increasing Lenders and the New Revolving Lenders (if any) as they may agree; PROVIDED that the resulting Revolving Loan

         Commitment of each New Revolving Lender shall be at least $1,000,000 and PROVIDED, FURTHER that any Lender that does not advise the Agents on or before the Increase Consent Date shall be deemed to be a Non-Increasing Lender. Following such allocation the Syndication Agent shall promptly notify the Administrative Agent who shall in turn promptly notify each then existing Lender and each New Revolving Lender of the increased Revolving Loan Commitments, confirming the effective date thereof and the aggregate amount of Revolving Loan Commitments after giving effect to such increase, (y) each then existing Lender of the amount of the increase (if any) in its Revolving Loan Commitment and (z) each New Revolving Lender of its new Revolving Loan Commitment; and on such Increase Date, each Increasing Lender's Revolving Loan Commitment shall automatically, without any other action by any Person, be increased by such additional amount.

                  (e) Each New Revolving Lender shall, following the Increase Consent Date but prior to the Increase Date, execute and deliver a Revolving Loan Commitment Acceptance pursuant to which it undertakes a Revolving Loan Commitment hereunder (and such New Revolving Lender shall thereupon become a "Lender" for all purposes of this Agreement) in the amount agreed to by such New Revolving Lender.

                  (f) Each Lender by delivering an election to increase its Revolving Loan Commitment and each New Revolving Lender by delivering a Revolving Loan Commitment Acceptance, as the case may be, hereby agrees to and confirms its obligations set forth in SECTION 2.6 based on such Lender's or New Revolving Lender's revised Revolving Loan Commitments as then in effect on the Increase Date.

                  (g) Notwithstanding the foregoing, any increase in the aggregate Revolving Loan Commitments hereunder pursuant to this SECTION
         2.2.3 shall not be effective unless:

                           (i) if any Revolving Loans are outstanding hereunder
                  on the Increase Date, the principal amount of all such Revolving Loans shall on or prior to such date be repaid, together with accrued interest thereon and any costs incurred by any existing Lender in accordance with SECTION 4.4 (but all such Revolving Loans may, on the terms and conditions hereof, be reborrowed on the Increase Date PRO RATA among all of the Lenders (including the New Revolving Lenders) based on their revised Revolving Loan Commitments as then in effect on such date) and the Administrative Agent may, in its sole discretion, net out the differences prior to the Increase and following the Increase based on each Lender's Percentage of the Revolving Loan Commitment Amount;

                           (ii) the Borrower shall have given the Syndication
                  Agent the Increase Request no more than 20 Business Days prior to any such Increase Date;

                           (iii) the Borrower has complied with SECTION 5.1;

                           (iv) concurrently with the increase in the Revolving
                  Loan Commitment, the Administrative Agent shall recalculate each Lender's Revolving Loan Commitment Percentage by reducing each Non-Increasing Lender's Revolving Loan Percentage, increasing each Increasing Lender's Revolving Loan Percentage and establishing a Revolving Loan Percentage for each New Revolving Lender, as applicable and as appropriate; and

                           (v) there shall have been no voluntary reduction of
                  the Revolving Loan Commitment Amount pursuant to SECTION
                  2.2.1.

                  (h) The aggregate amount of increases to the Revolving Loan Commitment Amount pursuant to this SECTION 2.2.3 may not exceed $20,000,000, and the amount of each individual increase in the Revolving Loan Commitment Amount pursuant to this SECTION 2.2.3 shall at least equal to $1,000,000 or any larger integral multiple of $1,000,000.

         SECTION 2.3. BORROWING PROCEDURES AND FUNDING MAINTENANCE. Loans (other than Swing Line Loans) shall be made by the Lenders in accordance with SECTION 2.3.1, and Swing Line Loans shall be made by the Swing Line Lender in accordance with SECTION 2.3.2.

         SECTION 2.3.1. REVOLVING LOANS. By delivering a Borrowing Request to the Administrative Agent on or before 12:00 noon, New York City time, on a Business Day, the Borrower may from time to time irrevocably request, on not less than one Business Day's notice (in the case of Base Rate Loans) or three Business Days' notice (in the case of LIBO Rate Loans) nor more than five Business Days' notice (in the case of any Loans), that a Borrowing be made, in the case of LIBO Rate Loans, in an aggregate amount of $1,000,000 or any larger integral multiple of $500,000, and in the case of Base Rate Loans, in an aggregate amount of $500,000 or any larger integral multiple of $100,000, or, in either case, in the unused amount of the applicable Commitment. No Borrowing Request shall be required, and the minimum aggregate amounts specified under this SECTION 2.3.1 shall not apply, in the case of Revolving Loans made under CLAUSE (B) of SECTION 2.3.2 to refund Refunded Swing Line Loans or deemed made under SECTION 2.6.2 in respect of unreimbursed Disbursements. On the terms and subject to the conditions of this Agreement, each Borrowing shall be comprised of the type of Loans, and shall be made on the Business Day, specified in such Borrowing Request. On or before 11:00 a.m., New York City time, on such Business Day each Lender shall deposit with the Administrative Agent same day funds in an amount equal to such Lender's Percentage of the requested Borrowing. Such deposit will be made to an account which the Administrative Agent shall specify from time to time by notice to the Lenders. To the extent funds are received from the Lenders, the Administrative Agent shall make such funds available to the Borrower by wire transfer to the accounts the Borrower shall have specified in its Borrowing Request. No Lender's obligation to make any Loan shall be affected by any other Lender's failure to make any Loan.

         SECTION 2.3.2. SWING LINE LOANS. (a) By telephonic notice, promptly followed (within one Business Day) by the delivery of a confirming Borrowing Request, to the Swing Line Lender and the Administrative Agent on or before 12:00 noon, New York City time, on the Business Day the proposed Swing Line Loan is to be made, the Borrower may from time to time irrevocably request that a Swing Line Loan be made by the Swing Line Lender in a minimum principal amount of $100,000 or any larger integral multiple of $50,000. All Swing Line Loans shall be made as Base Rate Loans and shall not be entitled to be converted into LIBO Rate Loans. The proceeds of each Swing Line Loan shall be made available by the Swing Line Lender, by 5:00 p.m., New York City time, on the Business Day telephonic notice is received by it as provided in this CLAUSE (A), to the Borrower by wire transfer to the account the Borrower shall have specified in its notice therefor.

         (b) If (i) any Swing Line Loan (A) shall be outstanding for more than four Business Days or (B) is or will be outstanding on a date when the Borrower requests that a Revolving Loan be made or (ii) any Default (other than a Default of the nature set forth in SECTION 8.1.9) shall occur and be continuing, each Lender with a Revolving Loan Commitment (other than the Swing Line Lender) irrevocably agrees that it will, at the request of the Swing Line Lender and upon notice from the Administrative Agent, make a Revolving Loan (which shall initially be funded as a Base Rate Loan) in an amount equal to such Lender's Percentage of the aggregate principal amount of all such Swing Line Loans then outstanding (such outstanding Swing Line Loans hereinafter referred to as the "REFUNDED SWING LINE LOANS"); PROVIDED, that the Swing Line Lender shall not request, and no Lender with a Revolving Loan Commitment shall make, any Refunded Swing Line Loan if, after giving effect to the making of such Refunded Swing Line Loan, the sum of all Swing Line Loans and Revolving Loans made by such Lender, plus such Lender's Percentage of the aggregate amount of all Letter of Credit Outstandings, would exceed such Lender's Percentage of the then existing Revolving Loan Commitment Amount. On or before 11:00 a.m. (New York City time) on the first Business Day following receipt by each Lender of a request to make Revolving Loans as provided in the preceding sentence, each such Lender with a Revolving Loan Commitment shall deposit in an account specified by the Swing Line Lender the amount so requested in same day funds and such funds shall be applied by the Swing Line Lender to repay the Refunded Swing Line Loans. At the time the aforementioned Lenders make the above referenced Revolving Loans, the Swing Line Lender shall be deemed to have made, in consideration of the making of the Refunded Swing Line Loans, a Revolving Loan in an amount equal to the Swing Line Lender's Percentage of the aggregate principal amount of the Refunded Swing Line Loans. Upon the making (or deemed making, in the case of the Swing Line Lender) of any Revolving Loans pursuant to this CLAUSE (B), the amount so funded shall become outstanding under such Lender's Revolving Note and shall no longer be owed under the Swing Line Note. All interest payable with respect to any Revolving Loans made (or deemed made, in the case of the Swing Line Lender) pursuant to this CLAUSE (B) shall be appropriately adjusted to reflect the period of time during which the Swing Line Lender had outstanding Swing Line Loans in respect of which such Revolving Loans were made.

         (c) If, at any time prior to the making of Revolving Loans to replace any outstanding Swing Line Loans pursuant to CLAUSE (B) above, any Default of the nature of the nature set forth in SECTION 8.1.9 shall have occurred, each Lender with a Revolving Loan Commitment (other than the Swing Line Lender) irrevocably agrees that it will, at the request of the Swing Line Lender and upon notice from the Administrative Agent, purchase an undivided participation interest in all such Swing Line Loans in an amount equal to its Percentage of the aggregate outstanding amount of such Swing Line Loans and transfer immediately to an account identified by the Swing Line Lender, in immediately available funds, the amount of its participation. The Swing Line Lender will deliver to each such Lender, promptly following receipt of such funds, a participation certificate, dated the date of receipt of such funds and in the amount of such Lender's participation if requested to do so by such Lender.

         (d) The Borrower expressly agrees that, in respect of each Lender's funded participation interest in any Swing Line Loan, such Lender shall be deemed to be in privity of contract with the Borrower and have the same rights and remedies against the Borrower under the Loan Documents as if such funded participation interest in such Swing Line Loan were a Revolving Loan.

         (e) Each Lender's obligation (in the case of Lenders with a Revolving Loan Commitment) to make Revolving Loans or purchase participation interests in Swing Line Loans, as contemplated by CLAUSE (B) or (C) above, shall be absolute and unconditional and without recourse to the Swing Line Lender and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Revolving Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default, an Event of Default or a Material Adverse Effect; (iii) the acceleration or maturity of any Loans or the termination of any Commitment after the making of any Swing Line Loan; (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Obligor or any Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

         SECTION 2.4. CONTINUATION AND CONVERSION ELECTIONS. By delivering a Continuation/Conversion Notice to the Administrative Agent on or before 12:00 noon, New York City time, on a Business Day, the Borrower may from time to time irrevocably elect, on not less than one Business Day's notice (in the case of a conversion of LIBO Rate Loans to Base Rate Loans) or three Business Days' notice (in the case of a continuation of LIBO Rate Loans or a conversion of Base Rate Loans into LIBO Rate Loans) nor more than five Business Days' notice (in the case of any Loans) that all, or any portion (a) in a minimum amount of $1,000,000 or any larger integral multiple of $500,000, be, in the case of Base Rate Loans, converted into LIBO Rate Loans or, in the case of LIBO Rate Loans, continued as LIBO Rate Loans or (b) in a minimum amount of $500,000 or any larger integral multiple of $100,000, be, in the case of LIBO Rate Loans, converted into Base Rate Loans (in the absence of delivery of a Continuation/Conversion Notice with respect to any LIBO Rate Loan at least three Business Days before the last day of the then current Interest Period with respect thereto, such LIBO Rate Loan shall, on such last day, automatically convert to a Base Rate Loan); PROVIDED, HOWEVER, that (x) each such conversion or continuation shall be pro rated among the applicable outstanding Loans of the relevant Lenders, and (y) no portion of the outstanding principal amount of any Loans may be continued as, or be converted into, LIBO Rate Loans when any Default or Event of Default has occurred and is continuing.

         SECTION 2.5. FUNDING. Each Lender may, if it so elects, fulfill its obligation to make, continue or convert LIBO Rate Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such LIBO Rate Loan, so long as such action does not result in increased costs to the Borrower; PROVIDED, HOWEVER, that such LIBO Rate Loan shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of the Borrower to repay such LIBO Rate Loan shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility; PROVIDED FURTHER, HOWEVER, that, except for purposes of determining whether any such increased costs are payable by the Borrower, such Lender shall cause such foreign branch, Affiliate or international banking facility to comply with the applicable provisions of CLAUSE (B) of SECTION 4.6 with respect to such LIBO Rate Loan. In addition, the Borrower hereby consents and agrees that, for purposes of any determination to be made for purposes of SECTION 4.1, 4.2, 4.3 or 4.4, it shall be conclusively assumed that each Lender elected to fund all LIBO Rate Loans by purchasing Dollar deposits in its LIBOR Office's interbank Eurodollar market.

         SECTION 2.6. ISSUANCE PROCEDURES. By delivering to the Administrative Agent an Issuance Request on or before 12:00 noon, New York City time, on a Business Day, the Borrower may, from time to time irrevocably request, on not less than three nor more than ten Business Days' notice (or such shorter or longer notice as may be acceptable to the Issuer), in the case of an initial issuance of a Letter of Credit, and not less than three nor more than ten Business Days' notice (unless a shorter or longer notice period is acceptable to the Issuer) prior to the then existing Stated Expiry Date of a Letter of Credit, in the case of a request for the extension of the Stated Expiry Date of a Letter of Credit, that the Issuer issue, or extend the Stated Expiry Date of, as the case may be, an irrevocable Letter of Credit on behalf of the Borrower (whether the account party on such Letter of Credit is the Borrower or a Subsidiary of the Borrower) in such form as may be requested by the Borrower and approved by the Issuer, for the purposes described in SECTION 7.1.9; PROVIDED, HOWEVER, that no extension of the Stated Expiry Date of an outstanding Letter of Credit may provide for a Stated Expiry Date subsequent to the earlier of (i) the Revolving Loan Commitment Termination Date and (ii) one year from the date of such extension. Notwithstanding anything to the contrary contained herein or in any separate application for any Letter of Credit, the Borrower hereby acknowledges and agrees that it shall be obligated to reimburse the Issuer upon each Disbursement paid under a Letter of Credit, and it shall be deemed to be the obligor for purposes of each such Letter of Credit issued hereunder (whether the account party on such Letter of Credit is the Borrower or a Subsidiary of the Borrower). Upon receipt of an Issuance Request, the Administrative Agent shall promptly notify the Issuer and each Lender thereof. Each Letter of Credit shall by its terms be stated to expire on a date (its "STATED EXPIRY DATE") no later than the earlier to occur of (i) the Revolving Loan Commitment Termination Date or (ii) one year from the date of its issuance. The Issuer

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will make available to the beneficiary thereof the original of each Letter of
Credit which it issues hereunder.

         SECTION 2.6.1. OTHER LENDERS' PARTICIPATION. Upon the issuance of each Letter of Credit issued by the Issuer pursuant hereto, and without further action, each Lender (other than the Issuer) that has a Revolving Loan Commitment shall be deemed to have irrevocably purchased from the Issuer, to the extent of its Percentage in respect of Revolving Loans, and the Issuer shall be deemed to have irrevocably granted and sold to such Lender a participation interest in such Letter of Credit (including the Contingent Liability and any Reimbursement Obligation and all rights with respect thereto), and such Lender shall, to the extent of its Percentage in respect of Revolving Loans, be responsible for reimbursing promptly (and in any event within one Business Day) the Issuer for Reimbursement Obligations which have not been reimbursed by the Borrower in accordance with SECTION 2.6.3. In addition, such Lender shall, to the extent of its Percentage in respect of Revolving Loans, be entitled to receive a ratable portion of the Letter of Credit fees payable pursuant to SECTION 3.3.3 with respect to each Letter of Credit and of interest payable pursuant to SECTION 3.2 with respect to any Reimbursement Obligation. To the extent that any Lender has reimbursed the Issuer for a Disbursement as required by this Section, such Lender shall be entitled to receive its ratable portion of any amounts subsequently received (from the Borrower or otherwise) in respect of such Disbursement.

         SECTION 2.6.2. DISBURSEMENTS; CONVERSION TO REVOLVING LOANS. The Issuer will notify the Borrower and the Administrative Agent promptly of the presentment for payment of any drawing under any Letter of Credit issued by the Issuer, together with notice of the date (the "DISBURSEMENT DATE") such payment shall be made (each such payment, a "DISBURSEMENT"). Subject to the terms and provisions of such Letter of Credit and this Agreement, the Issuer shall make such payment to the beneficiary (or its designee) of such Letter of Credit. Prior to 12:00 noon, New York City time, on the first Business Day following the Disbursement Date (the "DISBURSEMENT DUE DATE"), the Borrower will reimburse the Administrative Agent, for the account of the Issuer, for all amounts which the Issuer has disbursed under such Letter of Credit, together with interest thereon at the rate per annum otherwise applicable to Revolving Loans (made as Base Rate Loans) from and including the Disbursement Date to but excluding the Disbursement Due Date and, thereafter (unless such Disbursement is converted into a Revolving Loan made as a Base Rate Loan on the Disbursement Due Date), at a rate per annum equal to the rate per annum then in effect with respect to overdue Revolving Loans (made as Base Rate Loans) pursuant to SECTION 3.2.2 for the period from the Disbursement Due Date through the date of such reimbursement; PROVIDED, HOWEVER, that, if no Default shall have then occurred and be continuing, unless the Borrower has notified the Administrative Agent no later than one Business Day prior to the Disbursement Due Date that it will reimburse the Issuer for the applicable Disbursement, then the amount of the Disbursement shall be deemed to be a Borrowing of Revolving Loans constituting Base Rate Loans and following the giving of notice thereof by the Administrative Agent to the Lenders, each Lender with a Revolving Loan Commitment (other than the Issuer) will deliver to the Issuer on the Disbursement Due Date immediately available funds in an amount equal to such Lender's Percentage of such Borrowing. Each conversion of Disbursement amounts into Revolving Loans shall constitute a

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representation and warranty by the Borrower that on the date of the making of such Revolving Loans all of the statements set forth in SECTION 5.2.1 are true and correct.

         SECTION 2.6.3. REIMBURSEMENT. The obligation (a "REIMBURSEMENT OBLIGATION") of the Borrower under SECTION 2.6.2 to reimburse the Issuer with respect to each Disbursement (including interest thereon) not converted into a Revolving Loan made as a Base Rate Loan pursuant to SECTION 2.6.2, and, upon the failure of the Borrower to reimburse the Issuer and the giving of notice thereof by the Administrative Agent to the Lenders, each Lender's (to the extent it has a Revolving Loan Commitment) obligation under SECTION 2.6.1 to reimburse the Issuer or fund its Percentage of any Disbursement converted into a Revolving Loan made as a Base Rate Loan, shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower or such Lender, as the case may be, may have or have had against the Issuer or any such Lender, including any defense based upon the failure of any Disbursement to conform to the terms of the applicable Letter of Credit (if, in the Issuer's good faith opinion, such Disbursement is determined to be appropriate) or any non-application or misapplication by the beneficiary of the proceeds of such Letter of Credit; PROVIDED, HOWEVER, that after paying in full its Reimbursement Obligation hereunder, nothing herein shall adversely affect the right of the Borrower or such Lender, as the case may be, to commence any proceeding against the Issuer for any wrongful Disbursement made by the Issuer under a Letter of Credit as a result of acts or omissions constituting gross negligence or willful misconduct on the part of the Issuer.

         SECTION 2.6.4. DEEMED DISBURSEMENTS. Upon the occurrence and during the continuation of any Event of Default of the type described in CLAUSES (A) through (D) of SECTION 8.1.9 or, with notice from the Administrative Agent acting at the direction of the Required Lenders, upon the occurrence and during the continuation of any other Event of Default,

                  (a) an amount equal to that portion of all Letter of Credit Outstandings attributable to the then aggregate amount which is undrawn and available under all Letters of Credit issued and outstanding shall, without demand upon or notice to the Borrower or any other Person, be deemed to have been paid or disbursed by the Issuer under such Letters of Credit (notwithstanding that such amount may not in fact have been so paid or disbursed); and

                  (b) upon notification by the Administrative Agent to the Borrower of its obligations under this Section, the Borrower shall be immediately obligated to reimburse the Issuer for the amount deemed to have been so paid or disbursed by the Issuer.

Any amounts so payable by the Borrower pursuant to this Section shall be deposited in cash with the Administrative Agent and held as collateral security for the Obligations in connection with the Letters of Credit issued by the Issuer. At such time as the Events of Default giving rise to the deemed disbursements hereunder shall have been cured or waived, the Administrative Agent shall return to the Borrower all amounts then on deposit with the Administrative Agent pursuant to this Section, together with accrued interest at the Federal Funds Rate, which have not been applied to the satisfaction of such Obligations.

         SECTION 2.6.5. NATURE OF REIMBURSEMENT OBLIGATIONS. The Borrower and, to the extent set forth in SECTION 2.6.1, each Lender with a Revolving Loan Commitment, shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. The Issuer (except to the extent of its own gross negligence or willful misconduct) shall not be responsible for (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any Letter of Credit or any document submitted by any party in connection with the application for and issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged, (ii) the form, validity, sufficiency, accuracy, genuineness or legal effect of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or the proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason, (iii) failure of the beneficiary to comply fully with conditions required in order to demand payment under a Letter of Credit, (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, or (v) any loss or delay in the transmission or otherwise of any document or draft required in order to make a Disbursement under a Letter of Credit. None of the foregoing shall affect, impair or prevent the vesting of any of the rights or powers granted to the Issuer or any Lender with a Revolving Loan Commitment hereunder. In furtherance and extension and not in limitation or derogation of any of the foregoing, any action taken or omitted to be taken by the Issuer in good faith (and not constituting gross negligence or willful misconduct) shall be binding upon the Borrower, each Obligor and each such Lender, and shall not put the Issuer under any resulting liability to the Borrower, any Obligor or any such Lender, as the case may be.

         SECTION 2.6.6. INDEMNITY. In addition to amounts payable as elsewhere provided herein, the Borrower hereby agrees to protect, indemnify, pay and save the Issuer harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees and allocated costs of internal counsel) which the Issuer may incur or be subject to as a consequence, direct or indirect, of (a) the issuance of the Letters of Credit, other than as a result of the gross negligence or wilful misconduct of the Issuer as determined by a court of competent jurisdiction, or
(b) the failure of the Issuer to honor a drawing under any Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority.

         SECTION 2.6.7. BORROWER'S GUARANTY OF REIMBURSEMENT OBLIGATIONS UNDER LETTERS OF CREDIT ISSUED FOR THE ACCOUNT OF ITS SUBSIDIARIES. The Borrower agrees as follows in respect of the reimbursement obligations under Letters of Credit issued for the account of its Subsidiaries:

         (a) The Borrower hereby absolutely, unconditionally and irrevocably

                  (i) guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all such reimbursement obligations now or hereafter existing, of each of its Subsidiaries (the "ACCOUNT PARTIES") that is an account party to a Letter of Credit which arise out of, or are incurred in connection with, such Letters of Credit, whether for principal, interest, fees, expenses or otherwise (including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. ss.362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. ss.502(b) and ss.506(b)), and

                  (ii) indemnifies and holds harmless each Secured Party and each holder of a Note for any and all costs and expenses (including reasonable attorney's fees and expenses) incurred by such Secured Party or such holder, as the case may be, in enforcing any rights under the guaranty set forth in this SECTION 2.6.7.

The guaranty set forth in this SECTION 2.6.7 constitutes a guaranty of payment when due and not of collection, and the Borrower specifically agrees that it shall not be necessary or required that any Secured Party or any holder of any Note exercise any right, assert any claim or demand or enforce any remedy whatsoever against any Account Party or any other Obligor (or any other Person) before or as a condition to the obligations of the Borrower under the guaranty set forth in this SECTION 2.6.7 (such obligations hereinafter referred to as the "GUARANTEED OBLIGATIONS").

         (b) The Borrower agrees that upon the occurrence of an Event of Default of the nature set forth in CLAUSES (A) through (D) of SECTION 8.1.9, at a time when any of the Guaranteed Obligations of any Account Party may not then be due and payable, then the Borrower agrees that it will pay to the Administrative Agent for the account of the Secured Parties forthwith the full amount which would be payable under the guaranty set forth in this SECTION 2.6.7 by the Borrower if all such Guaranteed Obligations were then due and payable.

         (c) The guaranty set forth in this SECTION 2.6.7 shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until all Guaranteed Obligations of the Account Parties have been paid in full in cash, all Obligations of the Borrower and each other Obligor hereunder have been paid in full in cash, all Letters of Credit have been terminated or expired, all Rate Protection Agreements have been terminated or expired and all Commitments shall have terminated. The Borrower guarantees that the Guaranteed Obligations of the Account Parties will be paid strictly in accordance with the terms of this Agreement and each other Loan Document under which they arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Secured Party or any holder of any Note with respect thereto. The liability of the Borrower under the guaranty set forth in this SECTION 2.6.7 shall be absolute, unconditional and irrevocable irrespective of:

                  (i) any lack of validity, legality or enforceability of this Agreement, any Note or any other Loan Document;

                  (ii) the failure of any Secured Party or any holder of any Note

                           (A) to assert any claim or demand or to enforce any
                  right or remedy against any Account Party, any other Obligor or any other Person (including any other guarantor (including the Borrower)) under the provisions of this Agreement, any Note, any other Loan Document or otherwise, or

                           (B) to exercise any right or remedy against any other
                  guarantor (including the Borrower) of, or collateral securing, any Guaranteed Obligations of any Account Party;

                  (iii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations of any Account Party, or any other extension, compromise or renewal of any Guaranteed Obligation of any Account Party;

                  (iv) any reduction, limitation, impairment or termination of any Guaranteed Obligations of any Account Party for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and the Borrower hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Guaranteed Obligations of any Account Party or otherwise;

                  (v) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of this Agreement, any Note or any other Loan Document;

                  (vi) any addition, exchange, release, surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any other guaranty, held by any Secured Party or any holder of any Note securing any of the Guaranteed Obligations of any Account Party; or

                  (vii) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, any Account Party any surety or any guarantor.

         (d) The Borrower agrees that the guaranty set forth in this SECTION
2.6.7 shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Guaranteed Obligations is rescinded or must otherwise be restored by any Secured Party or any holder of any Note, upon the insolvency, bankruptcy or reorganization of any Account Party or otherwise, all as though such payment had not been made.

         (e) The Borrower hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations of any Account Party or any other Obligor and the guaranty set forth in this SECTION 2.6.7 and any requirement that the Administrative Agent, any other Secured Party or any holder of any Note protect, secure, perfect or insure any security interest or Lien, or any property subject thereto, or exhaust any right or take any action against any Account Party, any other Obligor or any other Person (including any other guarantor) or entity or any collateral securing the Guaranteed Obligations of any Account Party.

         (f) The Borrower agrees that it will not exercise any rights which it may acquire by way of rights of subrogation under the guaranty set forth in this
SECTION 2.6.7, by any payment made under the guaranty set forth in this SECTION
2.6.7 or otherwise, until the prior payment in full in cash of all Guaranteed Obligations of each Account Party, the prior payment in full in cash of all Obligations of the Borrower, the termination or expiration of all Letters of Credit, the termination or expiration of all Rate Protection Agreements and the termination of all Commitments. Any amount paid to the Borrower on account of any such subrogation rights prior to the payment in full in cash of all Guaranteed Obligations of each Account Party shall be held in trust for the benefit of the Secured Parties and each holder of a Note and shall immediately be paid to the Administrative Agent for the benefit of the Secured Parties and each holder of a Note and credited and applied against the Guaranteed Obligations of each Account Party, whether matured or unmatured, in accordance with the terms of this Agreement; PROVIDED, HOWEVER, that if

                  (i) the Borrower has made payment to the Secured Parties and each holder of a Note of all or any part of the Guaranteed Obligations of any Account Party, and

                  (ii) all Guaranteed Obligations of each Account Party have been paid in full in cash, all Obligations of the Borrower have been paid in full in cash, all Letters of Credit have been terminated or expired and all Commitments have been permanently terminated, each Secured Party and each holder of a Note agrees that, at the Borrower's request, the Administrative Agent, on behalf of the Secured Parties and the holders of the Notes, will execute and deliver to the Borrower appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to the Borrower of an interest in the Guaranteed Obligations of each Account Party resulting from such payment by the Borrower. In furtherance of the foregoing, for so long as any Obligations (including Guaranteed Obligations) or Commitments remain outstanding, the Borrower shall refrain from taking any action or commencing any proceeding against any Account Party(or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in the respect of payments made under the guaranty set forth in this SECTION 2.6.7 to any Secured Party or any holder of a Note.

         (g) The guaranty set forth in this SECTION 2.6.7 shall:

                  (i) be binding upon the Borrower, and its successors, transferees and assigns; and

                  (ii) inure to the benefit of and be enforceable by the Administrative Agent and each other Secured Party.

Without limiting the generality of the foregoing CLAUSE (B), any Lender may assign or otherwise transfer (in whole or in part) any Note or Credit Extension held by it to any other Person or entity, and such other Person or entity shall thereupon become vested with all rights and benefits in respect thereof granted to such Lender under any Loan Document (including the guaranty set forth in this SECTION 2.6.7) or otherwise, subject, however, to any contrary provisions in such assignment or transfer, and to the provisions of SECTION 11.11 and ARTICLE X.

         SECTION 2.6.8. CONTINUED LETTERS OF CREDIT. Notwithstanding anything to the contrary herein, the Letters of Credit (as defined in the Existing Credit Agreement) shall be deemed to be Letters of Credit issued hereunder by the Issuer on the Amendment Effective Date.

         SECTION 2.7. REGISTER; NOTES.

                  (a) Each Lender may maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. In the case of a Lender that does not request, pursuant to CLAUSE (B)(II) below, execution and delivery of a Note evidencing the Loans made by such Lender to the Borrower, such account or accounts shall, to the extent not inconsistent with the notations made by the Administrative Agent in the Register, be conclusive and binding on the Borrower absent manifest error; PROVIDED, HOWEVER, that the failure of any Lender to maintain such account or accounts shall not limit or otherwise affect any Obligations of the Borrower or any other Obligor.

                  (b)(i) The Borrower hereby designates the Administrative Agent to serve as the Borrower's agent, solely for the purpose of this CLAUSE
         (B), to maintain a register (the "REGISTER") on which the Administrative Agent will record each Lender's Commitment, the Loans made by each Lender and each repayment in respect of the principal amount of the Loans of each Lender and annexed to which the Administrative Agent shall retain a copy of each Lender Assignment Agreement delivered to the Administrative Agent pursuant to SECTION
         11.11.1. Failure to make any recordation, or any error in such recordation, shall not affect the Borrower's obligation in respect of such Loans. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person in whose name a Loan (and as provided in CLAUSE (II) the Note evidencing such Loan, if any) is registered as the owner thereof for all purposes of this Agreement, notwithstanding notice or any provision herein to the contrary. A Lender's Commitment and the Loans made pursuant thereto may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer in the Register. Any assignment or transfer of a Lender's Commitment or the Loans made pursuant thereto shall be registered in the Register only upon delivery to the Administrative Agent of a Lender Assignment Agreement duly executed by the assignor thereof and the compliance by the parties thereto with the other requirements of SECTION 11.11.1. No assignment or transfer of a Lender's Commitment or the Loans made pursuant thereto shall be effective unless such assignment or transfer shall have been recorded in the Register by the Administrative Agent as provided in this Section.

                  (ii) The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will execute and deliver to such Lender, as applicable, a Revolving Note, a Term Note (or Registered Note) and/or a Swing Line Note evidencing the Loans made by such Lender. The Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender's Notes (or on any continuation of such grid), which notations, if made, shall evidence, INTER ALIA, the date of, the outstanding principal amount of, and the interest rate and Interest Period applicable to the Loans evidenced thereby. Such notations shall, to the extent not inconsistent with the notations made by the Administrative Agent in the Register, be conclusive and binding on the Borrower absent manifest error; PROVIDED, HOWEVER, that the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of the Borrower or any other Obligor. The Loans evidenced by any Registered Note and interest thereon shall at all times (including after assignment pursuant to SECTION 11.11.1) be payable to the order of the payee named therein and its registered assigns. A Registered Note and the obligation evidenced thereby may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer of such Registered Note and the obligation evidenced thereby in the Register (and each Registered Note shall expressly so provide). Any assignment or transfer of all or part of an obligation evidenced by a Registered Note shall be registered in the Register only upon surrender for registration of assignment or transfer of the Registered Note evidencing such obligation, accompanied by a Lender Assignment Agreement duly executed by the assignor thereof and the compliance by the parties thereto with the other requirements of SECTION 11.11.1, and thereupon, if requested by the assignee, one or more new Notes shall be issued to the designated assignee and the old Registered Note shall be returned by the Administrative Agent to the Borrower marked "exchanged". No assignment of a Registered Note and the obligation evidenced thereby shall be effective unless it shall have been recorded in the Register by the Administrative Agent as provided in this Section.

                                   ARTICLE III

                   REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

         SECTION 3.1. REPAYMENTS AND PREPAYMENTS; APPLICATION.

         SECTION 3.1.1. REPAYMENTS AND PREPAYMENTS. The Borrower shall repay in full the unpaid principal amount of each Loan upon the Stated Maturity Date therefor. Prior thereto, the Borrower

                  (a) may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any

                           (i) Loans (other than Swing Line Loans); PROVIDED,
                  HOWEVER, that

                                    (A) any such prepayment of the Term Loans
                           shall be made PRO RATA among the Term Loans of the same type and, if applicable, having the same Interest Period of all Lenders that have made such Term Loans, and any such prepayment of Revolving Loans shall be made PRO RATA among the Revolving Loans of the same type and, if applicable, having the same Interest Period of all Lenders that have made such Revolving Loans;

                                    (B) the Borrower shall comply with SECTION
                           4.4 in the event that any LIBO Rate Loan is prepaid on any day other than the last day of the Interest Period for such Loan;

                                    (C) all such voluntary prepayments shall
                           require at least one Business Day's notice in the case of Base Rate Loans (or such shorter period as may be agreed to by the Administrative Agent), three Business Days' notice in the case of LIBO Rate Loans, but no more than five Business Days' notice in the case of any Loans, in each case in writing to the Administrative Agent; and

                                    (D) all such voluntary partial prepayments
                           shall be, in the case of LIBO Rate Loans, in an aggregate amount of $1,000,000 or any larger integral multiple of $500,000, and, in the case of Base Rate Loans, in an aggregate amount of $500,000 or any larger integral multiple of $100,000, or, in either case, in the aggregate principal amount of all Loans of the applicable Tranche and type then outstanding; or

                           (ii) Swing Line Loans; PROVIDED, HOWEVER, that

                                    (A) all such voluntary prepayments shall
                           require prior telephonic notice to the Swing Line Lender on or before 12:00 noon, New York City time, on the day of such prepayment (such notice to be confirmed in writing by the Borrower within 24 hours thereafter); and

                                    (B) all such voluntary partial prepayments
                           shall be in an aggregate amount of $100,000 and an integral multiple of $50,000 or in the aggregate principal amount of all Swing Line Loans then outstanding;

                  (b) shall, no later than five Business Days following the delivery by the Borrower of its annual audited financial reports required pursuant to CLAUSE (C) of SECTION 7.1.1, deliver to the Administrative Agent a calculation of the Excess Cash Flow for the Fiscal Year last ended and, no later than five Business Days following the delivery of such calculation, make a mandatory prepayment of the Term Loans in an amount equal to (i) 75% of the Excess Cash Flow (if any) for such Fiscal Year if the Leverage Ratio for such Fiscal Year was greater than or equal to 3.00:1, (ii) 50% of the Excess Cash Flow (if any) for such Fiscal Year if the Leverage Ratio for such Fiscal Year was less than 3.00:1 but greater than or equal to 2.25:1 and (iii) 25% of the Excess Cash Flow (if any) for such Fiscal Year if the Leverage Ratio for such Fiscal Year was less than 2.25:1, in each case, to be applied as set forth in SECTION 3.1.2;

                  (c) shall, not later than one Business Day following the receipt of any Net Debt Proceeds by the Borrower, any Designated Guarantor or any of their respective Subsidiaries, deliver to the Administrative Agent a calculation of the amount of such Net Debt Proceeds and make a mandatory prepayment of the Term Loans in an amount equal to 100% of such Net Debt Proceeds to be applied as set forth in
         SECTION 3.1.2;

                  (d) shall, concurrently with the receipt of any Net Equity Proceeds by the Borrower, any Designated Guarantor or any of their respective Subsidiaries, deliver to the Administrative Agent a calculation of the amount of such Net Equity Proceeds, and no later than five Business Days following the delivery of such calculation, make a mandatory prepayment of the Term Loans in an amount equal to 50% of such Net Equity Proceeds to be applied as set forth in SECTION 3.1.2;

                  (e) shall, following the receipt by the Borrower, any Designated Guarantor or any of their respective Subsidiaries of any Casualty Proceeds in excess of $500,000 (individually or in the aggregate (when taken together with Net Disposition Proceeds) over the course of a Fiscal Year), deliver to the Administrative Agent a calculation of the amount of such Casualty Proceeds and make a mandatory prepayment of the Term Loans in an amount equal to 100% of such Casualty Proceeds within 60 days of the receipt thereof to be applied as set forth in SECTION 3.1.2; PROVIDED, HOWEVER, that no mandatory prepayment on account of Casualty Proceeds shall be required under this clause if the Borrower informs the Agents in writing no later than 60 days following the occurrence of the Casualty Event resulting in such Casualty Proceeds of its, such Designated Guarantor's or such Subsidiary's good faith intention to apply such Casualty Proceeds to the rebuilding or replacement of the damaged, destroyed or condemned assets or property and the Borrower, such Designated Guarantor or such Subsidiary in fact uses such Casualty Proceeds to rebuild or replace such assets or property within 365 days following the receipt of such Casualty Proceeds, with the amount of such Casualty Proceeds unused after such 365-day period being applied to the Term Loans pursuant to SECTION 3.1.2; PROVIDED, FURTHER, HOWEVER, that (i) at any time when any Default or Event of Default shall have occurred and be continuing, all Casualty Proceeds (together with Net Disposition Proceeds not applied as provided in CLAUSE (F) below) shall be deposited in an account maintained with the Administrative Agent to pay for such rebuilding or replacement whenever no Default or Event of Default is then continuing or except as otherwise agreed to by the Agents for disbursement at the request of the Borrower, such Designated Guarantor or such Subsidiary, as the case may be, or (ii) if all such Casualty Proceeds (together with Net Disposition Proceeds not applied as provided in CLAUSE (F) below) aggregating in excess of $1,000,000 have not yet been applied as described in the notice required above (or in accordance with CLAUSE
         (F) below), all such Casualty Proceeds and Net Disposition Proceeds shall be deposited in an account maintained with the Administrative Agent for disbursement at the request of the Borrower, such Designated Guarantor or such Subsidiary, as the case may be, to be used for the purpose(s) set forth in such written notice(s);

                  (f) shall, following the receipt by the Borrower, any Designated Guarantor or any of their respective Subsidiaries of any Net Disposition Proceeds in excess of $500,000 (individually or in the aggregate (when taken together with Casualty Proceeds) over the course of a Fiscal Year), deliver to the Administrative Agent a calculation of the amount of such Net Disposition Proceeds and make a mandatory prepayment of the Term Loans in an amount equal to 100% of such Net Disposition Proceeds within one Business Day of the receipt thereof to be applied as set forth in SECTION 3.1.2; PROVIDED, HOWEVER, that no mandatory prepayment on account of Net Disposition Proceeds shall be required under this clause if the Borrower informs the Agents in writing no later than one Business Day following the receipt of such Net Disposition Proceeds of its, such Designated Guarantor's or such Subsidiary's good faith intention to apply such Net Disposition Proceeds to the replacement of the sold, conveyed or transferred assets or property with any other long-term assets or property that are used or useful in the permitted business activities of the Borrower and its Subsidiaries and the Borrower, such Designated Guarantor or such Subsidiary in fact uses such Net Disposition Proceeds to replace such assets or property within 365 days following the receipt of such Net Disposition Proceeds, with the amount of such Net Disposition Proceeds unused after such 365-day period being applied to the Term Loans pursuant to SECTION 3.1.2; PROVIDED, FURTHER, HOWEVER, that (i) at any time when any Default or Event of Default shall have occurred and be continuing, all Net Disposition Proceeds (together with Casualty Proceeds not applied as provided in CLAUSE (E) above) shall be deposited in an account maintained with the Administrative Agent to pay for such replacement whenever no Default or Event of Default is then continuing or except as otherwise agreed to by the Agents for disbursement at the request of the Borrower, such Designated Guarantor or such Subsidiary, as the case may be, or (ii) if all such Net Disposition Proceeds (together with Casualty Proceeds not applied as provided in CLAUSE (E) above) aggregating in excess of $1,000,000 have not yet been applied as described in the notice required above (or in accordance with CLAUSE
         (E) above), all such Net Disposition Proceeds and Casualty Proceeds shall be deposited in an account maintained with the Administrative Agent for disbursement at the request of the Borrower, such Designated Guarantor or such Subsidiary, as the case may be, to be used for the purpose(s) set forth in such written notice(s);

                  (g) shall, on each date when any reduction in the Revolving Loan Commitment Amount shall become effective, make a mandatory prepayment of Revolving Loans and Swing Line Loans and (if necessary) deposit with the Administrative Agent cash collateral for Letter of Credit Outstandings in an aggregate amount equal to the excess, if any, of the sum of (i) the aggregate outstanding principal amount of all Revolving Loans and Swing Line Loans and (ii) the aggregate amount of all Letter of Credit Outstandings over the Revolving Loan Commitment Amount as so reduced;

                  (h) shall on each Quarterly Payment Date occurring during any period set forth below, make a scheduled repayment of the outstanding principal amount, if any, of Term A Loans in an amount equal to the amount set forth below opposite such period (in each case as such amounts may have otherwise been reduced pursuant to this Agreement):

                                                             SCHEDULED
                      PERIOD                            PRINCIPAL REPAYMENT
                      ------                            -------------------
             August 15, 2001 through
                November 15, 2002                          $1,590,593.63
            February 15, 2003 through
                November 15, 2003                          $1,908,712.36
                February 15, 2004                    $3,340,246.62 or any other
                                                     outstanding Term A Loans;

                  (i) shall on each Quarterly Payment Date occurring on or during any period set forth below, make a scheduled repayment of the outstanding principal amount, if any, the of New Term B Loans in an amount equal to the amount set forth below opposite period (in each case as such amounts may have otherwise been reduced pursuant to this Agreement):

                                                          SCHEDULED
                      PERIOD                         PRINCIPAL REPAYMENT
                      ------                         -------------------
             August 15, 2001 through
                November 15, 2006                        $348,797.13


                                      -53-

                                                           Scheduled
                February 15, 2007                    $131,845,315.33 or any
                                                   other outstanding New Term
                                                            B Loans;

                  (j) shall, immediately upon the occurrence of the Stated Maturity Date of any Loans or Obligations, whether by way of acceleration pursuant to SECTION 8.2 or 8.3 or otherwise, repay all outstanding Loans and other Obligations, unless, pursuant to SECTION 8.3, only a portion of all Loans and other Obligations are so accelerated (in which case the portion so accelerated shall be so prepaid).

         Each prepayment of any Loans made pursuant to this Section shall be without premium or penalty, except as may be required by SECTION 4.4. No prepayment of principal of any Revolving Loans or Swing Line Loans pursuant to CLAUSE (A) of this SECTION 3.1.1 shall cause a reduction in the Revolving Loan Commitment Amount or the Swing Line Loan Commitment Amount, as the case may be.

         SECTION 3.1.2. APPLICATION. (a) Subject to CLAUSE (B) below, each prepayment or repayment of principal of the Loans of any Tranche shall be applied, to the extent of such prepayment or repayment, FIRST, to the principal amount thereof being maintained as Base Rate Loans, and SECOND, to the principal amount thereof being maintained as LIBO Rate Loans.

                  (b) Each prepayment of Term Loans made pursuant to CLAUSES
         (A), (B), (C), (D), (E) and (F) of SECTION 3.1.1 shall be applied, on a pro rata basis, to the outstanding principal amount of all remaining Term Loans and the remaining scheduled quarterly amortization payments in respect thereof, until all such Term Loans have been paid in full; PROVIDED, HOWEVER, that in the case of any such prepayment of the New Term B Loans made pursuant to CLAUSE (B), (C), (D), (E) and (F) of
         SECTION 3.1.1, with the consent of the Borrower, any Lender that has New Term B Loans may elect not to have such Loans prepaid by delivering a notice to the Administrative Agent at least one Business Day prior to the date that such prepayment is to be made in which notice such Lender shall decline to have such Loans prepaid with the amounts set forth above, in which case the amounts that would have been applied to a prepayment of such Lender's New Term B Loans shall instead be applied to a prepayment of the principal amount (if any) of all outstanding Term A Loans until all outstanding Term A Loans have been prepaid in full, then applied to a prepayment of the principal amount (if any) of all outstanding Swing Line Loans until all outstanding Swing Line Loans have been prepaid in full and then applied to a prepayment of the principal amount (if any) of all outstanding Revolving Loans until all outstanding Revolving Loans have been prepaid in full, with the balance (if any) being returned by the Administrative Agent to the Borrower. No prepayment of principal of any Revolving Loans or Swing Line Loans pursuant to the proviso of the immediately preceding sentence shall cause a reduction in the Revolving Loan Commitment Amount or the Swing Line Loan Commitment Amount, as the case may be.

         SECTION 3.2. INTEREST PROVISIONS. Interest on the outstanding principal amount of the Loans shall accrue and be payable in accordance with this SECTION 3.2.

         SECTION 3.2.1. RATES. Each Base Rate Loan shall accrue interest on the unpaid principal amount thereof for each day from and including the day upon which such Loan was made or converted to a Base Rate Loan to but excluding the date such Loan is repaid or converted to a LIBO Rate Loan at a rate per annum equal to the sum of the Alternate Base Rate for such day plus the Applicable Margin for such Loan on such day. Each LIBO Rate Loan shall accrue interest on the unpaid principal amount thereof for each day from and including the first day of the Interest Period applicable thereto to but excluding the date such Loan is repaid or converted to a Base Rate Loan at a rate per annum equal to the sum of the LIBO Rate (Reserve Adjusted) for such Interest Period plus the Applicable Margin for such Loan on such day.

         SECTION 3.2.2. POST-MATURITY RATES. After the date any principal amount of any Loan shall have become due and payable (whether on the applicable Stated Maturity Date, upon acceleration or otherwise), or any other monetary Obligation (other than overdue Reimbursement Obligations which shall bear interest as provided in SECTION 2.6.2) of the Borrower shall have become due and payable, the Borrower shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on such amounts at a rate per annum equal to (a) in the case of any overdue principal of Loans, overdue interest thereon, overdue commitment fees or other overdue amounts in respect of Loans or other obligations (or the related Commitments) under a particular Tranche, the rate that would otherwise be applicable to Base Rate Loans under such Tranche pursuant to SECTION 3.2.1 plus 2% and (b) in the case of other overdue monetary Obligations, the rate that would otherwise be applicable to Revolving Loans made as Base Rate Loans plus 2%.

         SECTION 3.2.3. PAYMENT DATES. Interest accrued on each Loan shall be payable, without duplication:

                  (a) on the Stated Maturity Date therefor;

                  (b) with respect to Loans maintained as LIBO Rate Loans and Term Loans maintained as Base Rate Loans, on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Loan, to the extent of the unpaid interest accrued through such date on the principal so paid or prepaid;

                  (c) with respect to Base Rate Loans, on each Quarterly Payment Date occurring after the Amendment Effective Date hereunder;

                  (d) with respect to LIBO Rate Loans, on the last day of the applicable Interest Period (and, if such Interest Period shall exceed three months, at intervals of three months after the first day of such Interest Period);

                  (e) with respect to the principal amount of any Base Rate Loans converted into LIBO Rate Loans on a day when interest would not otherwise have been payable pursuant to CLAUSE (C), on the date of such conversion; and

                  (f) on that portion of any Loans the Stated Maturity Date of which is accelerated pursuant to SECTION 8.2 or 8.3, immediately upon such acceleration.

Interest accrued on Loans, Reimbursement Obligations or other monetary Obligations arising under this Agreement or any other Loan Document after the date such amount is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

         SECTION 3.3. FEES. The Borrower agrees to pay the fees set forth in this SECTION 3.3. All such fees shall be non-refundable.

         SECTION 3.3.1. COMMITMENT FEE. The Borrower agrees to pay to the Administrative Agent for the account of each Lender that has a Revolving Loan Commitment, for each day during the period (including any portion thereof when any of the Lenders' Revolving Loan Commitments are suspended by reason of the Borrower's inability to satisfy any condition of ARTICLE V) commencing on the Amendment Effective Date and continuing to but excluding the Revolving Loan Commitment Termination Date, a commitment fee on such Lender's Percentage of the unused portion of the Revolving Loan Commitment Amount, whether or not then available, for such day at a rate per annum equal to the Applicable Commitment Fee for such day. Such commitment fees shall be payable by the Borrower in arrears on each Quarterly Payment Date, commencing with the first such day following the Amendment Effective Date, and on the Revolving Loan Commitment Termination Date. The making of Swing Line Loans by the Swing Line Lender shall not constitute usage under the Revolving Loan Commitment for the purpose of calculating the commitment fees to be paid by the Borrower to the Lenders (other than the Swing Line Lender) pursuant to this SECTION 3.3.1.

         SECTION 3.3.2. AGENTS' FEES. The Borrower agrees to pay to each of the Syndication Agent and the Administrative Agent for each such Person's own account, the fees set forth in the Fee Letter and the Administrative Agent's Fee Letter in accordance with their respective terms.

         SECTION 3.3.3. LETTER OF CREDIT FEE. The Borrower agrees to pay to

                  (a) the Administrative Agent, for the PRO RATA account of the Issuer and each other Lender that has a Revolving Loan Commitment, a Letter of Credit fee for each day on which there shall be any Letters of Credit outstanding in an amount equal to the product of (i) a rate per annum equal to the then Applicable Margin for Revolving Loans maintained as LIBO Rate Loans MULTIPLIED BY (ii) the Stated Amount of each such Letter of Credit; and

                  (b) the Issuer (i) a Letter of Credit fronting fee for each day on which there shall be any Letters of Credit outstanding in an amount equal to 0.25% per annum on the Stated Amount of each such Letter of Credit, and (ii) from time to time promptly after demand, the normal issuance, presentation, amendment and other processing fees, and other standard administrative costs and charges of the Issuer relating to Letters of Credit as from time to time in effect.

Fees payable pursuant to this Section shall be payable quarterly in arrears on each Quarterly Payment Date and on the Revolving Loan Commitment Termination Date.

                                   ARTICLE IV

                     CERTAIN LIBO RATE AND OTHER PROVISIONS

         SECTION 4.1. LIBO RATE LENDING UNLAWFUL. If any Lender shall determine (which determination shall, upon notice thereof to the Borrower and the Lenders, be conclusive and binding on the Borrower) that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Lender to make, continue or maintain any Loan as, or to convert any Loan into, a LIBO Rate Loan, the obligations of such Lender to make, continue, maintain or convert any Loans as or to LIBO Rate Loans shall, upon such determination, forthwith be suspended until such Lender shall notify the Administrative Agent that the circumstances causing such suspension no longer exist (with the date of such notice being the "REINSTATEMENT DATE"), and (a) all LIBO Rate Loans previously made by such Lender shall automatically convert into Base Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion and (b) all Loans thereafter made by such Lender and outstanding prior to the Reinstatement Date shall be made as Base Rate Loans, with interest thereon being payable on the same date that interest is payable with respect to the corresponding Borrowing of LIBO Rate Loans made by Lenders not so affected.

         SECTION 4.2. DEPOSITS UNAVAILABLE. If the Administrative Agent shall have determined that (a) Dollar deposits in the relevant amount and for the relevant Interest Period are not available to the Administrative Agent in its relevant market, or (b) by reason of circumstances affecting the Administrative Agent's relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBO Rate Loans, then, upon notice from the Administrative Agent to the Borrower and the Lenders, the obligations of all Lenders under SECTIONS 2.3 and 2.4 to make or continue any Loans as, or to convert any Loans into, LIBO Rate Loans shall forthwith be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

         SECTION 4.3. INCREASED LIBO RATE LOAN COSTS, ETC. The Borrower agrees to reimburse each Lender for any increase in the cost to such Lender of, or any reduction in the amount of any sum receivable by such Lender in respect of, making, continuing or maintaining (or of its obligation to make, continue or maintain) any Loans as, or of converting (or of its obligation to convert) any Loans into, LIBO Rate Loans. Such Lender shall promptly notify the Administrative Agent and the Borrower in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Lender for such increased cost or reduced amount. Such additional amounts shall be payable by the Borrower directly to such Lender within five days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the Borrower.

         SECTION 4.4. FUNDING LOSSES. In the event any Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a LIBO Rate Loan) as a result of (i) any conversion or repayment or prepayment of the principal amount of any LIBO Rate Loans on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to SECTION 3.1 or otherwise, (ii) any Loans not being made as LIBO Rate Loans in accordance with the Borrowing Request therefor, or (iii) any Loans not being continued as, or converted into, LIBO Rate Loans in accordance with the Continuation/Conversion Notice therefor, then, upon the written notice of such Lender to the Borrower (with a copy to the Administrative Agent), the Borrower shall, within five days of its receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower.

         SECTION 4.5. INCREASED CAPITAL COSTS. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority affects or would affect the amount of capital required or expected to be maintained by any Lender, the Issuer or any Person controlling such Lender or the Issuer, and such Lender or the Issuer determines (in its sole and reasonable discretion) that the rate of return on its or such controlling Person's capital as a consequence of its Commitments, participation in, or the issuance or extension of, any Letter of Credit or any Loan made by such Lender or the Issuer is reduced to a level below that which such Lender, the Issuer or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by such Lender or the Issuer to the Borrower, the Borrower shall immediately pay directly to such Lender or the Issuer additional amounts sufficient to compensate such Lender, the Issuer or such controlling Person for such reduction in rate of return. A statement of such Lender or the Issuer as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower. In determining such amount, such

Lender or the Issuer may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable.

         SECTION 4.6. TAXES. (a) All payments by the Borrower of principal of, and interest on, the Loans and all other amounts payable hereunder (including Reimbursement Obligations, fees and expenses) shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and other taxes imposed on or measured by any Agent's, the Documentation Agent's, the Issuer's or any Lender's net income or receipts (such non-excluded items being called "TAXES"). In the event that any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Borrower will
(i) pay directly to the relevant taxing authority the full amount required to be so withheld or deducted, (ii) promptly forward to the Administrative Agent an official receipt or other documentation satisfactory to the Administrative Agent evidencing such payment to such authority, and (iii) pay to the Administrative Agent for the account of such Agent, the Documentation Agent, the Issuer or such Lender such additional amount or amounts as is necessary to ensure that the net amount actually received by such Agent, the Documentation Agent, the Issuer or such Lender will equal the full amount such Agent, the Documentation Agent, the Issuer or such Lender would have received had no such withholding or deduction been required.

         Moreover, if any Taxes are directly asserted against any Agent, the Documentation Agent, the Issuer or any Lender with respect to any payment received by such Agent, the Documentation Agent, the Issuer or such Lender hereunder, such Agent, the Documentation Agent, the Issuer or such Lender may pay such Taxes and the Borrower will promptly pay to such Person such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such Person after the payment of such taxes (including any Taxes on such additional amount) shall equal the amount such Person would have received had such Taxes not been asserted.

         If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent, for the account of the respective Lenders, the required receipts or other required documentary evidence, the Borrower shall indemnify the Lenders for any incremental Taxes, interest or penalties that may become payable by any Lender as a result of any such failure. For purposes of this SECTION 4.6, a distribution hereunder by the Administrative Agent or any Lender to or for the account of any Lender shall be deemed a payment by the Borrower.

         (b) Upon the request of the Borrower or the Administrative Agent, each Lender that is organized under the laws of a jurisdiction other than the United States shall, on or prior to the due date of any payments under this Agreement to such Lender, provide two or more (as the Borrower or the Administrative Agent may reasonably request) United States Internal Revenue Service Forms W-8BEN or W-8ECI or, solely if such Lender is claiming exemption from United

States withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", United States Internal Revenue Service Forms W-8BEN and a certificate signed by a duly authorized officer of such Lender representing that such Lender is not a "bank" within the meaning of
Section 881(c)(3)(A) of the Code, or such other forms or documents (or successor forms or documents), appropriately completed, as may be applicable to establish the extent, if any, to which a payment to such Lender are exempt from withholding or deduction of Taxes.

         SECTION 4.7. PAYMENTS, COMPUTATIONS, ETC. Unless otherwise expressly provided, all payments by or on behalf of the Borrower pursuant to this Agreement, the Notes or any other Loan Document shall be made by the Borrower to the Administrative Agent for the PRO RATA account of the Lenders, the Documentation Agent, the Agents or the Arranger, as applicable, entitled to receive such payment. All such payments required to be made to the Administrative Agent shall be made, without setoff, deduction or counterclaim, not later than 11:00 a.m., New York City time, on the date due, in same day or immediately available funds, to such account as the Administrative Agent shall specify from time to time by notice to the Borrower. Funds received after that time shall be deemed to have been received by the Administrative Agent on the next succeeding Business Day. The Administrative Agent shall promptly remit in same day funds to each Lender, the Documentation Agent, each Agent or the Arranger, as the case may be, its share, if any, of such payments received by the Administrative Agent for the account of such Lender, the Documentation Agent, such Agent or the Arranger, as the case may be. All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days (or, in the case of interest on a Base Rate Loan that is not calculated at the Federal Funds Rate, 365 days or, if appropriate, 366 days). Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall (except as otherwise required by CLAUSE (A) of the definition of the term "INTEREST PERIOD") be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

         SECTION 4.8. SHARING OF PAYMENTS. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Loan or Reimbursement Obligations (other than pursuant to the terms of SECTIONS 4.3, 4.4 and 4.5) in excess of its PRO RATA share of payments then or therewith obtained by all Lenders entitled thereto, such Lender shall purchase from the other Lenders such participations in the Credit Extensions made by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; PROVIDED, HOWEVER, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender's ratable share (according to the proportion of (i) the amount of such selling Lender's required repayment to the purchasing Lender in respect of such recovery, TO (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to SECTION 4.9) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

         SECTION 4.9. SETOFF. Each Lender shall, upon the occurrence of any Event of Default described in CLAUSES (A) through (D) of SECTION 8.1.9 or, with the consent of the Required Lenders, upon the occurrence of any other Event of Default, to the fullest extent permitted by law, have the right to appropriate and apply to the payment of the Obligations then owing to it (whether or not then due), and (as security for such Obligations) the Borrower hereby grants to each Lender a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter maintained with or otherwise held by such Lender; PROVIDED, HOWEVER, that any such appropriation and application shall be subject to the provisions of SECTION 4.8. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Lender may have.

         SECTION 4.10. REPLACEMENT OF LENDERS. Each Lender hereby severally agrees as set forth in this Section. If any Lender (an "AFFECTED LENDER") makes demand upon the Borrower for (or if the Borrower is otherwise required to pay) amounts pursuant to SECTION 4.3, 4.5 or 4.6 and the payment of such additional amounts are, and are likely to continue to be, more onerous in the reasonable judgment of the Borrower than with respect to the other Lenders, the Borrower may, within 30 days of receipt by the Borrower of such demand or notice (or the occurrence of such other event causing the Borrower to be required to pay such compensation), as the case may be, give notice (a "REPLACEMENT NOTICE") in writing to the Agents and such Affected Lender of its intention to replace such Affected Lender with a financial institution (a "REPLACEMENT LENDER") designated in such Replacement Notice. If the Agents shall, in the exercise of their reasonable discretion and within 30 days of their receipt of such Replacement Notice, notify the Borrower and such Affected Lender in writing that the designated financial institution is satisfactory to the Agents (such consent not being required where the Replacement Lender is already a Lender), then such Affected Lender shall, subject to the payment of any amounts due pursuant to
SECTION 4.4, assign, in accordance with SECTION 11.11.1, all of its Commitments, Loans, Notes and other rights and obligations under this Agreement and all other Loan Documents (including Reimbursement Obligations, if applicable) to such designated financial institution; PROVIDED, HOWEVER, that (i) such assignment shall be without recourse, representation or warranty and shall be on terms and conditions reasonably satisfactory to such Affected Lender and such designated financial institution, (ii) the purchase price paid by such designated financial institution shall be in the amount of such Affected Lender's Loans and its Percentage of outstanding Reimbursement Obligations, together with all accrued and unpaid interest and fees in respect thereof, plus all other amounts (including the amounts demanded and unreimbursed under SECTIONS 4.3, 4.5 and 4.6), owing to such Affected Lender hereunder and (iii) the Borrower shall pay to the Affected Lender and the Agents all reasonable out-of-pocket expenses incurred by the Affected Lender and the Agents in connection with such assignment and assumption (including the processing fees described in SECTION 11.11.1). Upon the effective date of an assignment described above, the Replacement Lender shall become a "Lender" for all purposes under this Agreement and the other Loan Documents.

                                    ARTICLE V

                         CONDITIONS TO CREDIT EXTENSIONS

         SECTION 5.1. CONDITIONS PRECEDENT TO INCREASE. The obligation of each Lender and the Agents to increase the Revolving Loan Commitment Amount and make Credit Extensions in connection therewith, shall be subject to the satisfaction of each of the conditions precedent set forth in this SECTION 5.1.

                  (a) No Default shall have occurred and be continuing as of the date that the Increase Request is delivered to the Agents and on the Increase Date.

                  (b) The Agents shall have received, from the Borrower and each Designated Guarantor, a certificate, dated the Increase Date, of its Secretary, Assistant Secretary or general partners, as applicable, (i) stating that there has been no amendments to any Obligor's Organic Documents (or, if there has been an amendment it will be attached thereto and such amendment shall not have a Material Adverse Effect) and (ii) as to resolutions of its Board of Directors or all partnership action, as applicable, then in full force and effect authorizing the Increase.

                  (c) The Borrower shall have delivered Notes to any Lender requesting a Note in connection with an Increase.

                  (d) The Administrative Agent shall have received, for the account of each applicable Lender any fees to be paid in connection with such Increase.

         SECTION 5.2. ALL CREDIT EXTENSIONS. The obligation of each Lender and, if applicable, the Issuer, to make any Credit Extension shall be subject to the satisfaction of each of the conditions precedent set forth in this SECTION 5.2.

         SECTION 5.2.1. COMPLIANCE WITH WARRANTIES, NO DEFAULT, ETC. Both before and after giving effect to any Credit Extension the following statements shall be true and correct:

                  (a) the representations and warranties set forth in ARTICLE VI and each other Loan Document shall, in each case, be true and correct with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date); and

                  (b) no Default shall have then occurred and be continuing.

         SECTION 5.2.2. CREDIT EXTENSION REQUEST. The Agents shall have received a Borrowing Request if Loans are being requested, or an Issuance Request if a Letter of Credit is being requested or extended. Each of the delivery of a Borrowing Request or Issuance Request and the acceptance by the Borrower of proceeds of any Credit Extension shall constitute a representation and warranty by the Borrower that on the date of such Credit Extension (both immediately before and after giving effect thereto and the application of the proceeds thereof) the statements made in SECTION 5.2.1 are true and correct.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

         In order to induce the Lenders, the Documentation Agent, the Issuer and the Agents to enter into this Agreement and to make Credit Extensions hereunder, each of the Borrower and each Designated Guarantor represents and warrants unto the Agents, the Documentation Agent, the Issuer and each Lender as set forth in this ARTICLE VI.

         SECTION 6.1. ORGANIZATION, ETC. Each of the Borrower, each Designated Guarantor and each of their respective Subsidiaries (a) is a corporation or partnership validly organized and existing and in good standing to the extent required under the laws of the jurisdiction of its incorporation or formation, is duly qualified to do business and is in good standing as a foreign corporation or partnership to the extent required under the laws of each jurisdiction where the nature of its business requires such qualification, and
(b) has full power and authority and holds all requisite material governmental licenses, permits and other approvals to (i) enter into and perform its Obligations under this Agreement, the Notes and each other Loan Document to which it is a party and (ii) own and hold under lease its property and to conduct its business substantially as currently conducted by it.

         SECTION 6.2. DUE AUTHORIZATION, NON-CONTRAVENTION, ETC. The execution, delivery and performance by each of the Borrower, each Designated Guarantor and each of their respective Subsidiaries of this Agreement, the Notes and each other Loan Document executed or to be executed by it are within the Borrower's and each such Obligor's corporate or partnership powers, have been duly authorized by all necessary corporate or partnership action, and do not (i) contravene the Borrower's or any such Obligor's Organic Documents, (ii) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting the Borrower or any such Obligor, or
(iii) result in, or require the creation or imposition of, any Lien on any of the Borrower's or any other Obligor's properties, except pursuant to the terms of a Loan Document.

         SECTION 6.3. GOVERNMENT APPROVAL, REGULATION, ETC. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person, is required for the due execution, delivery or performance by any of the Borrower, any Designated Guarantor or any of their respective Subsidiaries of this Agreement, the Notes or any other Loan Document to which it is a party, except as have been duly obtained or made and are in full force and effect. None of the Borrower, any Designated Guarantor or any of their respective Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         SECTION 6.4. VALIDITY, ETC. This Agreement constitutes, and the Notes and each other Loan Document executed, or to be executed, by any of the Borrower, any Designated Guarantor or any of their respective Subsidiaries, as the case may be, constitutes, or will on the due execution and delivery thereof constitute, the legal, valid and binding obligations of the Borrower and such other Obligor enforceable in accordance with their respective terms.

         SECTION 6.5. FINANCIAL INFORMATION. The financial statements of Holdings and its Subsidiaries furnished to the Administrative Agent and to the Lenders pursuant to SECTION 7.1.1 have been prepared in accordance with GAAP consistently applied and presents fairly the consolidated financial condition of the Persons covered thereby as at the date thereof and the results of their operations for the periods then ended, and each of those financial statements has been prepared in accordance with GAAP consistently applied and includes appropriate pro forma adjustments to give pro forma effect to the New Transaction.

         SECTION 6.6. NO MATERIAL ADVERSE CHANGE. Except as set forth in ITEM
6.6 ("Material Adverse Change") of the Disclosure Schedule, since December 27, 1997, there has been no material adverse change in the business, assets, debt service capacity, tax position, environmental liability, financial condition, operations, properties or prospects of the Borrower and its Subsidiaries, taken as a whole, or Holdings and its Subsidiaries, taken as a whole.

         SECTION 6.7. LITIGATION, LABOR CONTROVERSIES, ETC. There is no pending or, to the knowledge of the Borrower or any Designated Guarantor, threatened litigation, action, proceeding, labor controversy, arbitration or governmental investigation or proceeding (including any relating to any Pharmaceutical Law) affecting the Borrower, any Designated Guarantor or any of their respective Subsidiaries, or any of their respective properties, businesses, assets or revenues, which might have a Material Adverse Effect or which purports to affect the legality, validity or enforceability of this Agreement, the Notes or any other Loan Document, except as disclosed in ITEM 6.7 ("Litigation") of the Disclosure Schedule.

         SECTION 6.8. SUBSIDIARIES. Holdings has no direct Subsidiaries other than DRI I, each Affiliate Guarantor and the Borrower (of which it is a general partner and directly holds a 99% general partnership interest). DRI I has no direct Subsidiaries other than the Borrower (of which it is a general partner and holds a 1% general partnership interest). Each Affiliate Guarantor has no Subsidiaries. The Borrower has no Subsidiaries, except for those Subsidiaries which are permitted to have been acquired in accordance with SECTION 7.2.5 or 7.2.8.

         SECTION 6.9. OWNERSHIP OF PROPERTIES. Each of the Borrower, each Designated Guarantor and each of their respective Subsidiaries owns (except where the failure to own such property would not reasonably be expected to have a Material Adverse Effect) good and marketable title to all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges or claims (including infringement claims with respect to patents, trademarks, copyrights and the like), except as permitted pursuant to SECTION 7.2.3. All Real Property owned or leased by any of the Borrower, each Designated Guarantor and each of their respective Subsidiaries and the nature of the interest therein is described in ITEM 6.9 ("Real Property") of the Disclosure Schedule.

         SECTION 6.10. TAXES. Each of the Borrower, each Designated Guarantor and each of their respective Subsidiaries has filed all tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

         SECTION 6.11. PENSION AND WELFARE PLANS. During the twelve-consecutive-month period prior to the date of the execution and delivery of this Agreement and prior to the Amendment Effective Date, no steps have been taken to terminate any Pension Plan (other than pursuant to a "standard termination" in accordance with section 4041(B) of ERISA), and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which could reasonably be expected to result in the incurrence by Holdings or any member of the Controlled Group of any material liability, fine or penalty. Except as disclosed in ITEM 6.11 ("Employee Benefit Plans") of the Disclosure Schedule, neither Holdings nor any member of the Controlled Group has any contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

         SECTION 6.12. ENVIRONMENTAL WARRANTIES. Except as set forth in ITEM
6.12 ("Environmental Matters") of the Disclosure Schedule:

                  (a) all facilities and property (including underlying groundwater) owned or leased by the Borrower, any Designated Guarantor or any of their respective Subsidiaries have been, and continue to be, owned or leased by the Borrower, such Designated Guarantor or such Subsidiary in material compliance with all Environmental Laws;

                  (b) there have been no past, and there are no pending or, to the best of each of the Borrower's and each Designated Guarantor's knowledge after due inquiry, threatened

                           (i) claims, complaints, notices or requests for
                  information received by the Borrower, any Designated Guarantor or any of their respective Subsidiaries with respect to any alleged violation of any Environmental Law, or

                           (ii) complaints, notices or inquiries to the
                  Borrower, any Designated Guarantor or any of their respective Subsidiaries regarding potential liability under any Environmental Law;

                  (c) there have been no Releases of Hazardous Materials at, on or under any property now or previously owned or leased by the Borrower, any Designated Guarantor or any of their respective Subsidiaries that, singly or in the aggregate, have, or could reasonably be expected to have, a Material Adverse Effect;

                  (d) the Borrower, each Designated Guarantor and each of their respective Subsidiaries have been issued and are in material compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters and necessary or desirable for their businesses;

                  (e) no property now or previously owned or leased by the Borrower, any Designated Guarantor or any of their respective Subsidiaries is listed or, to the best of each of the Borrower's and each Designated Guarantor's knowledge after due inquiry, proposed for listing (with respect to owned property only) on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or clean-up;

                  (f) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned or leased by the Borrower, any Designated Guarantor or any of their respective Subsidiaries that, singly or in the aggregate, have, or could reasonably be expected to have, a Material Adverse Effect;

                  (g) neither the Borrower, any Designated Guarantor nor any of their respective Subsidiaries has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against the Borrower, such Designated Guarantor or such Subsidiary thereof for any remedial work, damage to natural resources or personal injury, including claims under CERCLA that, singly or in the aggregate, have, or could reasonably be expected to have, a Material Adverse Effect;

                  (h) there are no polychlorinated biphenyls or friable asbestos present at any property now or previously owned or leased by the Borrower, any Designated Guarantor or any of their respective Subsidiaries that, singly or in the aggregate, have, or could reasonably be expected to have, a Material Adverse Effect; and

                  (i) no conditions exist at, on or under any property now or previously owned or leased by the Borrower, any Designated Guarantor or any of their respective Subsidiaries which, with the passage of time, or the giving of notice or both, would give rise to liability under any Environmental Law that could reasonably be expected to have a Material Adverse Effect.

         SECTION 6.13. REGULATIONS U AND X. Neither the Borrower, any Designated Guarantor nor any of their respective Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Credit Extension will be used to acquire any "margin stock". Terms for which meanings are provided in F.R.S. Board Regulation U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

         SECTION 6.14. ACCURACY OF INFORMATION. All material factual information concerning the financial condition, operations or prospects of the Borrower, each Designated Guarantor and their respective Subsidiaries heretofore or contemporaneously furnished by or on behalf of the Borrower, any Designated Guarantor or any of their respective Subsidiaries in writing to the Agents, the Documentation Agent, the Arranger, the Issuer or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby or with respect to the New Transaction is, and all other such factual information hereafter furnished by or on behalf of the Borrower, any Designated Guarantor or any of their respective Subsidiaries to the Agents, the Documentation Agent, the Arranger, the Issuer or any Lender will be, taken as a whole, true and accurate in all material respects on the date as of which such information is dated or certified and such information is not, or shall not be, taken as a whole, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading at such time in light of the circumstances under which such statements were made. Any term or provision of this Section to the contrary notwithstanding, insofar as any of the factual information described above includes assumptions, estimates, projections or opinions, no representation or warranty is made herein with respect thereto; PROVIDED, HOWEVER, that to the extent any such assumptions, estimates, projections or opinions are based on factual matters, the Borrower and each Designated Guarantor have reviewed such factual matters and nothing has come to the attention of any such Person in the context of such review which would lead it to believe that such factual matters were not or are not true and correct in all material respects or that such factual matters omit to state any material fact necessary to make such assumptions, estimates, projections or opinions not misleading in any material respect.

         SECTION 6.15. SOLVENCY. The execution and delivery of this Agreement (including, among other things, the increase in the Revolving Loan Commitment Amount and the incurrence of the New Term B Loans) will not involve or result in any fraudulent transfer or fraudulent conveyance under the provisions of Section 548 of the Bankruptcy Code (11 U.S.C. ss.101 ET SEQ., as from time to time hereafter amended, and any successor or similar statute) or any applicable state law respecting fraudulent transfers or fraudulent conveyances. On the Amendment Effective Date, after giving effect to hereto, Holdings and its Subsidiaries and the Borrower and its Subsidiaries, in each case taken as a whole, are Solvent.

         SECTION 6.16. PHARMACEUTICAL LAWS. (a) The Borrower, each Designated Guarantor and each of their respective Subsidiaries has obtained all permits, licenses and other authorizations which are required with respect to the ownership and operations of its business under any Pharmaceutical Law, except where the failure to obtain such permits, licenses or other authorizations would not reasonably be expected to have a Material Adverse Effect.

         (b) The Borrower, each Designated Guarantor and each of their respective Subsidiaries is in compliance with all terms and conditions of all such permits, licenses, orders and authorizations, and is also in compliance with all Pharmaceutical Laws, including all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Pharmaceutical Laws, except where the failure to comply with such terms, conditions or laws would not reasonably be expected to have a Material Adverse Effect.

         (c) Other than as set forth in ITEM 6.16(C) ("Pharmaceutical Liabilities") of the Disclosure Schedule, none of the Borrower, any Designated Guarantor nor any of their respective Subsidiaries has any liabilities, any claims against it and presently any outstanding notices imposed or based upon any provision of any Pharmaceutical Law, except for such liabilities, claims, citations or notices which individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

         SECTION 6.17. SENIORITY OF THE OBLIGATIONS AND SENIOR DEBT UNDER THE SENIOR SUBORDINATED INDENTURE. (a) The Senior Subordinated Notes have been issued and sold to the underwriters thereof on the Closing Date in accordance with and pursuant to the Senior Subordinated Note Indenture and the other Senior Subordinated Note Documents and in compliance with all laws, including the Securities Act of 1933, as amended and all other applicable federal and state securities laws. The issuance of the Senior Subordinated Notes and the execution of the Senior Subordinated Note Indenture and the other Senior Subordinated Note Documents have been duly authorized by all necessary corporate action on the part of Holdings, the Borrower and DRI I and will not require any consent or approval of any governmental agency or authority that has not been obtained prior to the Closing Date. The issuance of the Senior Subordinated Notes and the execution of the Senior Subordinated Note Indenture and the other Senior Subordinated Note Documents do not conflict with (i) any material provision of any material law, (ii) the Organic Documents of Holdings, the Borrower or DRI I,
(iii) any material agreement binding upon Holdings, the Borrower or DRI I, or
(iv) any material court or
administrative order or decree applicable to Holdings, the Borrower or DRI I, and do not and will not require, or result in, the creation or imposition of any Lien on any asset of Holdings, the Borrower or DRI I. All representations and warranties of Holdings, the Borrower or DRI I contained in the Senior Subordinated Note Indenture and the other Senior Subordinated Note Documents are true and correct in all material respects as of the Closing Date.

         (b) Each Senior Subordinated Note Document (including the Senior Subordinated Notes and the Senior Subordinated Notes Guarantee) constitutes the legal, valid and binding obligation of each of Holdings and the Borrower, as the case may be, enforceable against each of Holdings and the Borrower, as the case may be, in accordance with its terms. The subordination provisions of each such Senior Subordinated Note Document will be enforceable against the holders of the Senior Subordinated Notes by the holder of any "Senior Debt" (as defined in the Senior Subordinated Note Indenture). All Obligations, including those to pay principal of and interest (including post-petition interest) on the Loans and Reimbursement Obligations, and fees and expenses in connection therewith, constitute "Senior Debt" (as defined in the Senior Subordinated Note Indenture) and all such Obligations are entitled to the benefits of the subordination created by such Senior Subordinated Note Document. Each of Holdings and the Borrower acknowledges that the Agents, the Documentation Agent, the Issuer and each Lender is entering into this Agreement, and is extending its Commitments, in reliance upon the subordination provisions of such Senior Subordinated Note Documents and this Section.

                                   ARTICLE VII

                                    COVENANTS

         SECTION 7.1. AFFIRMATIVE COVENANTS. Each of the Borrower and each Designated Guarantor agrees with the Agents, the Documentation Agent, the Issuer and each Lender that, until all Commitments have terminated, all Letters of Credit have terminated or expired and all Obligations have been paid and performed in full, each of the Borrower and each Designated Guarantor will perform, or cause to be performed by their respective Subsidiaries, the obligations set forth in this SECTION 7.1.

         SECTION 7.1.1. FINANCIAL INFORMATION, REPORTS, NOTICES, ETC. Holdings will furnish, or will cause to be furnished, to each Lender, the Documentation Agent, the Issuer and each Agent copies of the following financial statements, reports, notices and information:

                  (a) as soon as available and in any event within 30 days after the end of each fiscal month other than the last such month of any Fiscal Quarter of Holdings, a consolidated balance sheet of Holdings and its Subsidiaries as at the end of such month, together, in each case, with the related consolidated statements of income and cash flows for such month and for the period commencing at the end of the previous Fiscal Year and ending with the last day of such month, certified by the chief financial or accounting Authorized Officer of Holdings;

                  (b) as soon as available and in any event within 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of Holdings (or, if Holdings is required to file such information on a Form 10-Q with the Securities and Exchange Commission, promptly following such filing), a consolidated balance sheet of Holdings and its Subsidiaries as of the end of such Fiscal Quarter, together, in each case, with the related consolidated statements of income and cash flows for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, certified by the chief financial or accounting Authorized Officer of Holdings;

                  (c) as soon as available and in any event within 90 days after the end of each Fiscal Year of Holdings (or, if Holdings is required to file such information on a Form 10-K with the Securities and Exchange Commission, promptly following such filing), a copy of the annual audit report for such Fiscal Year for Holdings and its Subsidiaries, including therein a consolidated balance sheet for Holdings and its Subsidiaries as of the end of such Fiscal Year, together with the related consolidated statements of income and cash flows for such Fiscal Year certified (without any Impermissible Qualification) by Price Waterhouse LLP or another nationally recognized firm of independent public accountants acceptable to the Agents, together with a certificate from such accountants as to whether, in making the examination necessary for the signing of such annual report by such accountants, they have not become aware of any Default that has occurred and is continuing or, if in the opinion of such accounting firm such a Default has occurred and is continuing, a statement as to the nature thereof;

                  (d) together with the delivery of the financial information required pursuant to CLAUSES (B) and (C), a Compliance Certificate, showing (in reasonable detail and with appropriate calculations and computations in all respects satisfactory to the Agents) compliance with, among other things, the financial covenants set forth in SECTION 7.2.4;

                  (e) (i) as soon as available and in any event no later than 60 days after the first day of each Fiscal Year of Holdings, an annual budget, setting forth on a monthly basis and in reasonable detail for such Fiscal Year of Holdings and its Subsidiaries containing consolidated and consolidating projected statements of earnings and cash flow and (ii) together with the delivery of financial statements pursuant to CLAUSE (A), (B) or (C) above, a comparison of the current year to date financial results (other than in respect of the balance sheets included therein) against the budgets required to be submitted pursuant to this CLAUSE (E);

                  (f) as soon as possible and in any event within five Business Days after obtaining knowledge of the occurrence of any Default, a statement of the president, chief executive officer, treasurer, assistant treasurer, controller or chief financial or accounting Authorized Officer of the Borrower or Holdings setting forth details of such Default and the action which the Borrower or Holdings, as the case may be, has taken or proposes to take with respect thereto;

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                  (g) as soon as possible and in any event within five Business
         Days after (x) the occurrence of any material adverse development with respect to any litigation, action, proceeding, labor controversy, arbitration or governmental investigation or proceeding described in
         SECTION 6.7 or (y) the commencement of any labor controversy, litigation, action, proceeding of the type described in SECTION 6.7, notice thereof and of the action which the Borrower or Holdings has taken or proposes to take with respect thereto;

                  (h) promptly after the sending or filing thereof, copies of all reports and registration statements (other than exhibits thereto and any registration statement on Form S-8 or its equivalent) which the Borrower, any Designated Guarantor or any of their respective Subsidiaries files with the Securities and Exchange Commission or any national securities exchange;

                  (i) as soon as practicable after the chief executive or chief financial or accounting Authorized Officer of Holdings or the chief executive or chief financial or accounting officer of a member of Holdings' Controlled Group becomes aware of (i) formal steps in writing to terminate any Pension Plan or (ii) the occurrence of any event with respect to a Pension Plan which, in the case of (i) or (ii), could reasonably be expected to result in a contribution to such Pension Plan by (or a liability to) Holdings or a member of the Holdings' Controlled Group in excess of $1,000,000, (iii) the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under section 302(f) of ERISA, (iv) the taking of any action with respect to a Pension Plan which could reasonably be expected to result in the requirement that Holdings or any of its Subsidiaries furnish a bond to the PBGC or such Pension Plan or (v) any material increase in the contingent liability of Holdings or any of its Subsidiaries with respect to any post-retirement Welfare Plan benefit, notice thereof and copies of all documentation relating thereto;

                  (j) as soon as possible and in any event within five Business Days after the delivery thereof, copies of all notices, agreements or documents delivered pursuant to the Senior Subordinated Note Documents and each other agreement for borrowed money to which any Designated Guarantor, the Borrower or any their respective Subsidiaries is a party and with a commitment or outstandings exceeding $3,000,000, except for such notices, agreements or documents delivered pursuant to the terms hereof;

                  (k) on November 30, 2002, a certificate from an Authorized Officer of the Borrower, dated as of such date, in which certificate such Authorized Officer shall certify that all actions necessary for the continued perfection of the Administrative Agent's Liens on all Collateral (as defined in each Loan Document) for the period from the fifth anniversary of the Closing Date until the Stated Maturity Date for the New Term B Loans have been taken (including all recordings, registerings, filings, re-recordings, re- registerings and refilings of all financing statements, continuation statements or other instruments of further assurance as is necessary to ensure such continued perfection); and

                  (l) such other information respecting the condition or operations, financial or otherwise, of the Borrower, any Designated Guarantor or any of their respective Subsidiaries as any Lender through any Agent may from time to time reasonably request.

         SECTION 7.1.2. COMPLIANCE WITH LAWS, ETC. Each of the Borrower and each Designated Guarantor will, and will cause each of their respective Subsidiaries to, comply in all material respects with all applicable laws, rules, regulations, orders, decrees, judgments and injunctions, such compliance to include (a) the maintenance and preservation of its corporate or partnership existence and qualification as a foreign corporation or partnership, (b) the payment, before the same become delinquent, of all material taxes, assessments and governmental charges imposed upon it or upon its property except to the extent being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books and (c) compliance with all Pharmaceutical Laws.

         SECTION 7.1.3. MAINTENANCE OF PROPERTIES. Each of the Borrower and each Designated Guarantor will, and will cause each of their respective Subsidiaries to, maintain, preserve, protect and keep its material properties in good repair, working order and condition (ordinary wear and tear excepted), and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times unless the Borrower determines in good faith that the continued maintenance of any of such properties is no longer economically desirable.

         SECTION 7.1.4. INSURANCE. Each of the Borrower and each Designated Guarantor will, and will cause each of their respective Subsidiaries to, maintain or cause to be maintained with insurance companies rated A- or better by A.M. Best Company insurance with respect to its properties and business against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses in similar geographic locations and with such provisions and endorsements as the Agents may reasonably request (PROVIDED that in no event will any deductible or self-insured retention in respect of liability claims or in respect of casualty damage exceed, in each such case, $500,000 per occurrence) and will, upon request of the Agents, furnish to the Agents, the Documentation Agent and each Lender a certificate of an Authorized Officer of the Borrower setting forth the nature and extent of all insurance maintained by each of the Borrower, each Designated Guarantor and each of their respective Subsidiaries in accordance with this Section. Without limiting the foregoing, each of the Borrower and each Designated Guarantor will, and will cause each of their respective Subsidiaries to, ensure that:

                  (a) Each policy for property insurance shall show the Administrative Agent as loss payee.

                  (b) Each policy for liability insurance shall show the Administrative Agent as an additional insured.

                  (c) With respect to each life insurance policy, the Borrower, such Designated Guarantor or such Subsidiary, as the case may be, shall execute and deliver to the Administrative Agent a collateral assignment, notice of which has been acknowledged in writing by the insurer.

                  (d) Each insurance policy shall provide that at least 30 days' prior written notice of cancellation or of lapse shall be given to the Administrative Agent by the insurer.

                  (e) The Borrower, such Designated Guarantor or such Subsidiary, as the case may be, shall, if so requested by the Administrative Agent, deliver to the Administrative Agent a copy of each insurance policy.

         SECTION 7.1.5. BOOKS AND RECORDS. Each of the Borrower and each Designated Guarantor will, and will cause each of their respective Subsidiaries to, (a) keep books and records which accurately reflect in all material respects all of its business affairs and transactions and (b) permit the Agents, the Documentation Agent, the Issuer and each Lender or any of their respective representatives, at reasonable times and intervals, and upon reasonable notice,
(i) to visit all of its offices, (ii) to discuss its financial matters with its officers and, after notice to the Borrower and provision of an opportunity for the Borrower to participate in such discussion, its independent public accountant (and each of the Borrower and each Designated Guarantor hereby authorizes, and will cause each of their respective Subsidiaries to authorize, such independent public accountant to discuss the Borrower's, such Designated Guarantor's or such Subsidiary's financial matters with the Issuer and each Lender or its representatives whether or not any representative of the Borrower, such Designated Guarantor or such Subsidiary is present, so long as the Borrower, such Designated Guarantor or such Subsidiary has been afforded a reasonable opportunity to be present) and (iii) to examine, and photocopy extracts from, any of its books or other corporate or partnership records. The cost and expense of one such visit (the "PAID VISIT") by each Agent in each Fiscal Year shall be borne by the Borrower; PROVIDED, HOWEVER, that the cost and expenses of any visit made by such Agent after a Default or an Event of Default has occurred and is then continuing shall be for the account of the Borrower and shall not count as the Paid Visit made by such Agent.

         SECTION 7.1.6. ENVIRONMENTAL COVENANT. Each of the Borrower and each Designated Guarantor will, and will cause each of their respective Subsidiaries to,

                  (a) use and operate all of its facilities and properties in material compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Environmental Laws;

                  (b) immediately notify the Agents and provide copies upon receipt of all written claims, complaints, notices or inquiries relating to the condition of its facilities and properties or compliance with Environmental Laws; and

                  (c) provide such information and certifications which the Agents may reasonably request from time to time to evidence compliance with this SECTION 7.1.6.

         SECTION 7.1.7. FUTURE SUBSIDIARIES. Each of the Borrower and each Designated Guarantor hereby covenants and agrees that, upon any Person becoming, after the Amendment Effective Date, a Subsidiary of the Borrower, or (in the case of CLAUSE (B) below only) upon the Borrower or any Subsidiary acquiring additional Capital Stock of any existing Subsidiary, the Borrower shall notify the Agents of such acquisition, and

                  (a) the Borrower shall promptly cause such Subsidiary to execute and deliver to the Administrative Agent, with counterparts for each Lender, a Subsidiary Guaranty (or a supplement thereto in the form of the exhibit thereto), the Subsidiary Security Agreement (or a supplement thereto in the form of the exhibit thereto) (and, if such Subsidiary owns any real property, a Mortgage) and a Perfection Certificate, together with Uniform Commercial Code financing statements (form UCC-1) executed and delivered by the Subsidiary naming the Subsidiary as the debtor and the Administrative Agent as the secured party, or other similar instruments or documents, in appropriate form for filing under the Uniform Commercial Code and any other applicable recording statutes, in the case of real property, of all jurisdictions as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the security interest of the Administrative Agent pursuant to the Subsidiary Security Agreement or a Mortgage, as the case may be; and

                  (b) the Borrower shall promptly deliver the Borrower Pledge Agreement to the Agents, duly executed and delivered by an Authorized Officer of the Borrower (unless so executed and delivered previously), and shall promptly deliver, or cause to be delivered, the Subsidiary Pledge Agreement to the Agents, duly executed and delivered by an Authorized Officer of the relevant Subsidiary (unless so executed and delivered previously), and shall promptly deliver, or cause to be delivered, to the Administrative Agent under a Pledge Agreement (or a supplement thereto) certificates (if any) representing all of the issued and outstanding shares of Capital Stock of such Subsidiary owned by the Borrower or any Subsidiary of the Borrower, as the case may be, along with undated stock powers for such certificates, executed in blank, or, if any securities subject thereto are uncertificated securities or are held through a financial intermediary, confirmation and evidence satisfactory to the Agents that appropriate book entries have been made in the relevant books or records of a financial intermediary or the issuer of such securities, as the case may be, or other appropriate steps shall have been taken under applicable law resulting in the perfection of the security interest granted in favor of the Administrative Agent pursuant to the terms of a Pledge Agreement;

together, in each case, with such opinions, in form and substance and from counsel satisfactory to the Agents, as the Agents may reasonably request; PROVIDED, HOWEVER, that notwithstanding the foregoing, no Foreign Subsidiary shall be required to execute and deliver (x) a Mortgage or the Subsidiary Security Agreement (or a supplement thereto) or (y) the Subsidiary Guaranty (or a supplement thereto) in the event that such execution and delivery thereof would result in a material increase in tax or similar liabilities for the Borrower and its Subsidiaries, on a consolidated basis, nor will the Borrower or any Subsidiary of the Borrower be required to deliver in pledge pursuant to a Pledge Agreement in excess of 65% of the total combined voting power of all classes of Capital Stock of a Foreign Subsidiary entitled to vote in the event that such pledge would result in a material increase in tax or similar liabilities for the Borrower and its Subsidiaries, on a consolidated basis.

         SECTION 7.1.8. FUTURE LEASED PROPERTY AND FUTURE ACQUISITIONS OF PROPERTY. (a) Prior to entering into any new lease of real property or renewing any existing lease of real property following the Amendment Effective Date (including any lease entered into in connection with a Sale and Leaseback Transaction), each of the Borrower and each Designated Guarantor shall, and shall cause each of their respective Subsidiaries that is not a Foreign Subsidiary to, use its (and their) commercially reasonable best efforts (which shall not require the expenditure of cash or the making of any material concessions under the relevant lease) to deliver to the Administrative Agent a Property Waiver executed by the lessor of any real property that is to be leased by the Borrower, such Designated Guarantor or such Subsidiary for a term in excess of one year in any state which by statute grants such lessor a "landlord's" (or similar) Lien which is superior to the Administrative Agent's.

                  (b) In the event that the Borrower, any Designated Guarantor or any of their respective Subsidiaries that is not a Foreign Subsidiary shall acquire any real property having a value as determined in good faith by the Agents in excess of $1,000,000 in the aggregate, the Borrower, such Designated Guarantor or such Subsidiary shall, promptly after such acquisition, execute a Mortgage and provide the Agents with (i) evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of such Mortgage as may be necessary or, in the reasonable opinion of the Agents, desirable effectively to create a valid, perfected first priority Lien, subject to Liens permitted by SECTION 7.2.3, against the properties purported to be covered thereby, (ii) mortgagee's title insurance policies in favor of the Administrative Agent for the benefit of the Secured Parties in amounts and in form and substance and issued by insurers, reasonably satisfactory to the Agents, with respect to the property purported to be covered by such Mortgage, insuring that title to such property is marketable and that the interests created by the Mortgage constitute valid first Liens thereon free and clear of all defects and encumbrances other than as approved by the Agents, and such policies shall also include a revolving credit endorsement and such other endorsements as the Agents shall request and shall be accompanied by evidence of the payment in full of all premiums thereon, and (iii) such other approvals, opinions, or documents as the Agents may reasonably request; PROVIDED, HOWEVER, that the Borrower or any of its Subsidiaries that is not a Foreign Subsidiary will not have to execute and deliver a Mortgage in respect of such property under the terms of this CLAUSE (B) if (A) the Borrower or such Subsidiary acquires such property for the purposes of entering into a Sale and Leaseback Transaction pursuant to SECTION 7.2.14 (such property a "SUBJECT PROPERTY"), (B) such Subject Property is sold within one year of the date of its purchase, and (C) the Valuation

         Amount of such Subject Property when taken together with the Valuation Amount of each other Subject Property owned by the Borrower and its Subsidiaries does not exceed $7,000,000 at any time.

                  (c) In accordance with the terms and provisions of the Security Documents, provide the Agents with evidence of all recordings and filings as may be necessary or, in the reasonable opinion of the Agents, desirable to create a valid, perfected first priority Lien, subject to the Liens permitted by SECTION 7.2.3, against all property acquired after the Amendment Effective Date (excluding leases of real property).

         SECTION 7.1.9. USE OF PROCEEDS, ETC. The Borrower shall, and Holdings shall cause the Borrower to

                  (a) apply the proceeds of the Revolving Loans and the Swing Line Loans, for the general corporate purposes of (i) the Borrower and its Subsidiaries, including working capital needs and financing for store expansions and acquisitions and (ii) the Designated Guarantors, to the extent permitted under SECTION 7.2.6;

                  (b) use Letters of Credit only for purposes of supporting working capital and general corporate purposes of the Borrower and its Subsidiaries; and

                  (c) apply the proceeds of the New Term B Loans to repay the Existing Term B Loans and the Existing Term C Loans.

         SECTION 7.1.10. MAINTENANCE OF CORPORATE SEPARATENESS. Each Designated Guarantor will satisfy customary corporate formalities, including the maintenance of corporate records. Each Designated Guarantor shall not make any payment to a creditor of any other Obligor in respect of any liability of such Obligor (other than pursuant to a Contingent Liability permitted hereunder), and no bank account of such Designated Guarantor shall be commingled with any bank account of any other Obligor. Any financial statements distributed to any creditors of any Designated Guarantor shall, to the extent permitted by GAAP, clearly establish the corporate separateness of such Designated Guarantor from each other Obligor. Finally, each Designated Guarantor shall not take any action, or conduct its affairs in a manner, which is likely to result in the corporate existence of such Designated Guarantor on the one hand and of any other Obligor on the other hand being ignored, or in the assets and liabilities of such other Obligor being substantively consolidated with those of such Designated Guarantor in a bankruptcy, reorganization or other insolvency proceeding.

         SECTION 7.1.11. BORROWER INDEBTEDNESS. Any Indebtedness of the Borrower now or hereafter held by any Designated Guarantor or any of their respective Subsidiaries (other than the Borrower) is hereby subordinated to the Indebtedness of the Borrower to the Agents, the Issuer and the Lenders; and such indebtedness of the Borrower to such Designated Guarantor or such Subsidiary, if the Agents, after an Event of Default has occurred, so requests, shall be collected, enforced and received by such Designated Guarantor or such Subsidiary as trustee for the Agents, the Issuer and the Lenders and be paid over to the Administrative Agent on behalf of the Agents, the Issuer and the Lenders on account of the indebtedness of the Borrower to the Agents, the Issuer and the Lenders, but without affecting or impairing in any manner the obligations of such Designated Guarantor or such Subsidiary hereunder or under each other Loan Document to which it is a party. Prior to the transfer by any Designated Guarantor or any their respective Subsidiaries (other than the Borrower) of any note or negotiable instrument evidencing any indebtedness of the Borrower to such Designated Guarantor or such Subsidiary, such Designated Guarantor or such Subsidiary shall mark such note or negotiable instrument with a legend that the same is subject to this subordination.

         SECTION 7.2. NEGATIVE COVENANTS. Each of the Borrower and each Designated Guarantor agrees with the Agents, the Documentation Agent, the Issuer and each Lender that, until all Commitments have terminated, all Letters of Credit have terminated or expired and all Obligations have been paid and performed in full, each of the Borrower and each Designated Guarantor will perform the obligations set forth in this SECTION 7.2.

         SECTION 7.2.1. BUSINESS ACTIVITIES. (a) The Borrower will not, and will not permit any of its Subsidiaries to, engage in any business activity, except business activities of the type in which the Borrower and its Subsidiaries are engaged on the Closing Date and such activities as may be incidental, similar or related thereto.

         (b) No Designated Guarantor will engage in any business activity other than

                  (i) (A) in the case of Holdings, (1) its continuing ownership of the 99% general partnership interest in the Borrower, all the shares of Capital Stock of DRI I and 99% of all of the shares of Capital Stock of each of Duane Reade IP and Duane Reade Realty and (2) guaranteeing the obligations of Duane Reade Realty under leases relating to realty that is subleased to the Borrower, (B) in the case of DRI I, (1) its continuing ownership of the 1% general partnership interest in the Borrower and 1% of all of the shares of Capital Stock of each of Duane Reade IP and Duane Reade Realty and (2) guaranteeing the obligations of Duane Reade Realty under leases relating to realty that is subleased to the Borrower, (C) in the case of Duane Reade IP, its continuing ownership of the Intellectual Property Collateral (as defined in the Affiliate Security Agreement) in which it has an interest and the licensing thereof to the Borrower and such other activities directly related thereto (including the filing of applications and registrations relating to all Trademark Collateral (as defined in the Affiliate Security Agreement) in which it has an interest) and (D) in the case of Duane Reade Realty, its entering into leases and acquiring realty that is concurrently subleased to the Borrower and such other activities directly related thereto, and

                  (ii) its compliance with all applicable laws, rules and regulations (including SEC reporting requirements) and the obligations applicable to it under the Loan Documents and the Material Documents to which such Designated Guarantor is a party. Without limiting the generality of the immediately preceding sentence, no Parent Guarantor will take any action, including the filing of any income tax return, that would result in the Borrower ceasing to be treated as a partnership within meaning of Section 761(a) of the Code for Federal income tax purposes.

         SECTION 7.2.2. INDEBTEDNESS. Each of the Borrower and each Designated Guarantor will not, and will not permit any of their respective Subsidiaries to, create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness, other than, without duplication, the following:

                  (a) Indebtedness in respect of the Credit Extensions and other Obligations;

                  (b) Indebtedness owing to the Administrative Agent pursuant to the Cash Management Documents in an aggregate principal amount not to exceed $10,000,000;

                  (c) Indebtedness identified in ITEM 7.2.2(C) ("Ongoing Indebtedness") of the Disclosure Schedule;

                  (d) (i) Indebtedness of Holdings evidenced by the Senior Subordinated Notes and (ii) Indebtedness of the Borrower, DRI I and each other Subsidiary of Holdings consisting of Contingent Liabilities under the Senior Subordinated Notes Guarantees in respect of the Indebtedness described in CLAUSE (D)(I);

                  (e) Indebtedness in an aggregate principal amount not to exceed $25,000,000 at any time outstanding which is, or has been, incurred by the Borrower or any of its Subsidiaries (i) to a vendor of any assets permitted to be acquired pursuant to SECTION 7.2.7 to finance its acquisition of such assets or (ii) in respect of Capitalized Lease Liabilities to the extent permitted by SECTION 7.2.7;

                  (f) Indebtedness of the Borrower owing to any Subsidiary Guarantor;

                  (g) Indebtedness of Subsidiary Guarantors that are Wholly-owned Subsidiaries of the Borrower owing to the Borrower or any other Subsidiary Guarantor;

                  (h) Indebtedness of Subsidiaries of the Borrower owing to the Borrower or a Subsidiary Guarantor to the extent permitted by CLAUSE
         (e) of SECTION 7.2.5;

                  (i) Hedging Obligations of the Borrower in respect of the Loans;

                  (j) unsecured Indebtedness of the Borrower or any of its Subsidiaries incurred in the ordinary course of business (including open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services, but excluding Indebtedness incurred through the borrowing of money or Contingent Liabilities);

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                  (k) Indebtedness of the Borrower incurred under the Rapid
         Remit Program in an aggregate amount at any time outstanding not to exceed $5,000,000;

                  (l) Indebtedness which refinances Indebtedness permitted by CLAUSE (c) and (d) above; PROVIDED, HOWEVER, that after giving effect to such refinancing, (i) the principal amount of outstanding Indebtedness is not increased (other than in the case of a refinancing of Indebtedness permitted by CLAUSE (d) above by the amount of reasonable fees and expenses incurred in connection with such refinancing), (ii) neither the tenor nor the average life thereof is reduced, (iii) the respective obligor or obligors shall be the same on the refinancing Indebtedness as on the Indebtedness being refinanced,
         (iv) the security, if any, for the refinancing Indebtedness shall be the same as that for the Indebtedness being refinanced (except to the extent that less security is granted to holders of such refinancing Indebtedness), (v) the holders of such refinancing Indebtedness are not afforded covenants, defaults, rights or remedies more burdensome to the obligor or obligors than those contained in the Indebtedness being refinanced and (vi) the refinancing Indebtedness is subordinated to the same degree, if any, as the Indebtedness being refinanced;

                  (m) Indebtedness of (i) Duane Reade Realty consisting of lease obligations in respect of leases relating to realty that is subleased to the Borrower and (ii) the Parent Guarantors' and the Borrower consisting of guarantees in respect of such Indebtedness of Duane Reade Realty; and

                  (n) other unsecured Indebtedness of the Borrower and its Subsidiaries in an aggregate amount at any time outstanding not to exceed $7,500,000;

PROVIDED, HOWEVER, that (i) no Indebtedness otherwise permitted by CLAUSE (E) or
(N) may be incurred if, after giving effect to the incurrence thereof, any Default shall have occurred and be continuing and (ii) no Indebtedness otherwise permitted hereunder by any of CLAUSES (A) through (N) may be incurred if, after giving effect to the application thereof, there shall be a "Default" or "Event of Default" under and as defined in the Senior Subordinated Note Indenture, as in effect on the Closing Date.

         SECTION 7.2.3. LIENS. Each of the Borrower and each Designated Guarantor will not, and will not permit any of their respective Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, except:

                  (a) Liens securing payment of the Obligations or any Hedging Obligations owed to any Lender or any Affiliate of any Lender, granted pursuant to any Loan Document;

                  (b) [INTENTIONALLY OMITTED];

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                  (c) Liens granted prior to the Closing Date to secure payment of Indebtedness of the type permitted and described in CLAUSE (c) of
         SECTION 7.2.2;

                  (d) Liens granted to secure payment of Indebtedness of the type permitted and described in CLAUSE (e) of SECTION 7.2.2 and covering only those assets acquired with the proceeds of such Indebtedness;

                  (e) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

                  (f) Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

                  (g) Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

                  (h) judgment Liens in existence less than 15 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with insurance companies of the nature described in SECTION 7.1.4;

                  (i) Liens granted by the Borrower in favor of Pharmacy Fund
         (A) securing the recourse obligations owing to Pharmacy Fund pursuant to the Rapid Remit Program for rejected or adjusted Prescription Receivables, (B) consisting of the right of set-off granted to Pharmacy Fund in connection with rejected or adjusted receivables, other payments owing to Pharmacy Fund and administrative fees and expenses pursuant to the Rapid Remit Program and (C) consisting of precautionary liens on receivables, chattel paper, general intangibles and the proceeds thereof directly related to the Rapid Remit Program; and

                  (j) Liens with respect to minor imperfections of title and easements, rights-of- way, restrictions, reservations, permits, servitudes and other similar encumbrances on real property and fixtures which do not materially detract from the value or materially impair the use by the Borrower or any of its Subsidiaries in the ordinary course of their business of the property subject thereto.

         SECTION 7.2.4. FINANCIAL COVENANTS. (a) NET WORTH. Each of the Borrower and each Designated Guarantor will not permit Net Worth at any time from and after the last day of the 1998 Fiscal Year to be less than an amount equal to 50% of the cumulative Net Income (in excess of zero) for the period from the first day of the 1998 Fiscal Year to the end of the Fiscal Quarter most recently ended on or prior to such date of determination.

                  (b) LEVERAGE RATIO. Each of the Borrower and each Designated Guarantor will not permit the Leverage Ratio as of the end of any Fiscal Quarter ending after the Second Amendment Effective Date and occurring during any period set forth below to be greater than the ratio set forth opposite such period:

                 PERIOD                              LEVERAGE RATIO
                 ------                              --------------
third Fiscal Quarter of the
2000 Fiscal Year through and
including the second Fiscal
Quarter of the 2001 Fiscal
Year                                                     3.90:1
third Fiscal Quarter of the
2001 Fiscal Year                                         3.85:1
fourth Fiscal Quarter of the
2001 Fiscal Year through and
including the third Fiscal
Quarter of the 2002 Fiscal
Year                                                     3.75:1
fourth Fiscal Quarter of the                             3.00:1
2002 Fiscal Year and each
Fiscal Quarter thereafter

                  (c) INTEREST COVERAGE RATIO. Each of the Borrower and each Designated Guarantor will not permit the Interest Coverage Ratio as of the end of any Fiscal Quarter ending after the Second Amendment Effective Date and occurring during any period set forth below to be less than the ratio set forth opposite such period:

                 PERIOD                         INTEREST COVERAGE RATIO
                 ------                         -----------------------
third Fiscal Quarter of the
2000 Fiscal Year through the
third Fiscal Quarter of the
2002 Fiscal Year                                         2.75:1

                 PERIOD                         INTEREST COVERAGE RATIO
                 ------                         -----------------------
fourth Fiscal Quarter of the                             3.00:1
2002 Fiscal Year and each
Fiscal Quarter thereafter

                  (d) FIXED CHARGE COVERAGE RATIO. Each of the Borrower and each Designated Guarantor will not permit the Fixed Charge Coverage Ratio as of the end of any Fiscal Quarter ending after the Amendment Effective Date and occurring during any period set forth below to be less than the ratio set forth opposite such period:

                 PERIOD                       FIXED CHARGE COVERAGE RATIO
                 ------                       ---------------------------
first Fiscal Quarter of the 2000                         1.10:1
Fiscal Year and each Fiscal
Quarter thereafter

         SECTION 7.2.5. INVESTMENTS. Each of the Borrower and each Designated Guarantor will not, and will not permit any of their respective Subsidiaries to, make, incur, assume or suffer to exist any Investment in any other Person, except:

                  (a) Investments existing on the Closing Date and identified in
         ITEM 7.2.5(a) ("Ongoing Investments") of the Disclosure Schedule;

                  (b) Cash Equivalent Investments;

                  (c) without duplication, Investments permitted as Indebtedness pursuant to SECTION 7.2.2;

                  (d) without duplication, Investments permitted as Capital Expenditures of the Borrower and its Subsidiaries pursuant to SECTION 7.2.7;

                  (e) Investments by any Designated Guarantor, the Borrower or any Subsidiary Guarantor in the Borrower or Subsidiary Guarantors that are Wholly-owned Subsidiaries of the Borrower;

                  (f) Investments to the extent the consideration received pursuant to CLAUSE (C)(I) of SECTION 7.2.9 is not all cash;

                  (g) Investments in the form of loans to officers, directors and employees of Holdings and its Subsidiaries for the sole purpose of purchasing Capital Stock of Holdings (or purchases of such loans made by others) in an aggregate amount at any time outstanding not to exceed $3,000,000;

                  (h) other Investments made by the Borrower or any of its Subsidiaries, by way of contributions to capital, the making of loans or advances or the incurrence of Contingent Liabilities, in an aggregate amount not to exceed

                           (i) to the extent such Investments are made with the
                  Capital Stock of Holdings, $30,000,000 since the Closing Date (such amounts in this CLAUSE (H)(I) to be determined based on the fair market value of such Capital Stock at the time of such Investments); and

                           (ii) to the extent such Investments are not made with
                  the Capital Stock of Holdings, $20,000,000 since the Closing Date,

         which Investments shall result in the Borrower or the relevant Subsidiary acquiring (subject to SECTION 7.2.1) a majority controlling interest in the Person in which such Investment was made or increasing any such controlling interest maintained by it in such Person; or

                  (i) other Investments made by the Borrower or any of its Subsidiaries in an aggregate amount not to exceed $1,000,000 at any time outstanding;

PROVIDED, HOWEVER, that

                  (j) any Investment which when made complies with the requirements of the definition of the term "Cash Equivalent Investment" may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements;

                  (k) no Investment otherwise permitted by CLAUSE (C) (except to the extent permitted under SECTION 7.2.2), (F), (G), (H) or (I) shall be permitted to be made if, immediately before or after giving effect thereto, any Default shall have occurred and be continuing; and

                  (l) no Investment otherwise permitted by CLAUSES (A) through
         (I) may be made if, after giving effect to the application thereof, there shall be a "Default" or "Event of Default" under and as defined in the Senior Subordinated Note Indenture, in each case as in effect on the Closing Date.

         SECTION 7.2.6. RESTRICTED PAYMENTS, ETC. On and at all times after the date hereof;

                  (a) each of the Borrower and each Designated Guarantor will not, and will not permit any of their respective Subsidiaries to, declare, pay or make any dividend, distribution or exchange (in cash, property or obligations) on or in respect of any shares of any class of Capital Stock (now or hereafter outstanding) of the Borrower or any Designated Guarantor or on any warrants, options or other rights with respect to any shares of any class of Capital Stock (now or hereafter outstanding) of the Borrower or any Designated Guarantor (other than (i) dividends or distributions payable in its common stock or warrants to purchase its common stock and (ii) splits or reclassifications of its stock into additional or other shares of its common stock) or apply, or permit any of its Subsidiaries to apply, any of its funds, property or assets to the purchase, redemption, exchange, sinking fund or other retirement of, or agree or permit any of its Subsidiaries to purchase, redeem or exchange, any shares of any class of Capital Stock (now or hereafter outstanding) of the Borrower or any Designated Guarantor, warrants, options or other rights with respect to any shares of any class of Capital Stock (now or hereafter outstanding) of the Borrower or any Designated Guarantor;

                  (b) each of the Borrower and each Designated Guarantor will not, and will not permit any of their respective Subsidiaries to, (i) make any payment or prepayment of principal of, or make any payment of interest on, any subordinated note (including any Senior Subordinated
         Note) on any day other than the stated, scheduled date for such payment or prepayment set forth in the documents and instruments memorializing such subordinated note, or which would violate the subordination provisions of such subordinated note, or (ii) redeem, purchase or defease any subordinated note (including any Senior Subordinated Note) (the foregoing prohibited acts referred to in CLAUSES (A) and (B) above are herein collectively referred to as "RESTRICTED PAYMENTS");

PROVIDED, HOWEVER, that

                  (c) notwithstanding the provisions of CLAUSE (A) above, the Borrower and each Affiliate Guarantor shall be permitted to make Restricted Payments to DRI I (which shall in turn utilize all of any such Restricted Payment to make Restricted Payments to Holdings) and to Holdings, (i) in each case to the extent necessary to enable Holdings to pay interest on the Senior Subordinated Notes, so long as (A) no Default or Event of Default exists or would result therefrom and (B) the Restricted Payments referred to below are permitted to be paid at such time under the Senior Subordinated Note Indenture and (ii) to allow Holdings to purchase, redeem or defease the Senior Subordinated Notes in an amount not to exceed $20,000,000 from the Amendment Effective Date until the Stated Maturity Date of the New Term B Loans, so long as (A) no Default or Event of Default shall have occurred and be continuing on the date such Restricted Payment is declared or to be made, nor would a Default or an Event of Default result from the making of such Restricted Payment, (B) after giving effect to the making of such Restricted Payment, Holdings shall be in PRO FORMA compliance with the covenants set forth in SECTION 7.2.4 for the most recent fully ended Fiscal Quarter preceding the date of the making of such Restricted Payment for which the relevant financial information has been delivered pursuant to CLAUSE (B) or (C) of SECTION 7.1.1, and
         (iii) an Authorized Officer of Holdings shall have delivered a certificate to the Administrative Agent in form and substance satisfactory to the Administrative Agent

         (including a calculation of Holdings' compliance with the covenants set forth in SECTION 7.2.4) certifying as to the accuracy of SUBCLAUSES
         (I), and (II) above;

                  (d) notwithstanding the provisions of CLAUSE (A) above, the Borrower may from time to time and at any time distribute to the Parent Guarantors (subject to the security interest granted by the Borrower to the Administrative Agent for the benefit of the Secured Parties) all of the Borrower's

                           (i) Intellectual Property Collateral (as defined in
                  the Borrower Security Agreement) so long as the Parent Guarantors concurrently transfer such Intellectual Property Collateral to Duane Reade IP and, to the extent they have not previously done so, Duane Reade IP and the Borrower enter into a royalty and license agreement (in form and substance reasonably satisfactory to the Agents) pursuant to which Duane Reade IP will permit the Borrower to use all Intellectual Property Collateral so transferred in consideration for the payment of a royalty to Duane Reade IP; and

                           (ii) rights under all or a portion of the Eligible
                  Leases to which the Borrower is a party so long as the Parent Guarantors concurrently transfer such rights to Duane Reade Realty and, to the extent they have not previously done so, Duane Reade Realty and the Borrower enter into corresponding sublease agreements (in form and substance reasonably satisfactory to the Agents) pursuant to which Duane Reade Realty will sublease to the Borrower the realty that is the subject of such Eligible Leases in consideration for lease payments to Duane Reade Realty, in each case, so long as no Default or Event of default shall have occurred and be continuing;

                  (e) notwithstanding the provisions of CLAUSE (A) above, (i) the Borrower shall be permitted to make Restricted Payments to Holdings and to DRI I (which may in turn utilize all or part of any such Restricted Payment to make Restricted Payments to Holdings) and (ii) each Affiliate Guarantor shall be permitted to make Restricted Payments to Holdings and to DRI I (which may in turn utilize all or part of any such Restricted Payment to make Restricted Payments to Holdings), in each case to the extent necessary to enable Holdings and DRI I

                                    (A) to pay their overhead expenses to the
                           extent permitted under the Senior Subordinated Note Indenture as in effect on the Closing Date; PROVIDED, that the aggregate amount of Restricted Payments paid by the Borrower and the Affiliate Guarantors pursuant to this SUBCLAUSE (E)(I)(A) in any Fiscal Year shall not exceed $2,000,000; and

                                    (B) to pay their respective taxes based on
                           income and franchise taxes and other similar licensure expenses;

                  (f) notwithstanding the provisions of CLAUSE (A) above, (i) each Affiliate Guarantor shall be permitted to make Restricted Payments to the Parent Guarantors so long as the Parent Guarantors concurrently transfer such Restricted Payments to the Borrower as a capital contribution;

                  (g) so long as (i) no Default or Event of Default shall have occurred and be continuing on the date such Restricted Payment is declared or to be made, nor would a Default or an Event of Default result from the making of such Restricted Payment, (ii) after giving effect to the making of such Restricted Payment, Holdings shall be in PRO FORMA compliance with the covenants set forth in SECTION 7.2.4 for the most recent fully ended Fiscal Quarter preceding the date of the making of such Restricted Payment for which the relevant financial information has been delivered pursuant to CLAUSE (B) or (C) of SECTION 7.1.1, and (iii) an Authorized Officer of Holdings shall have delivered a certificate to the Administrative Agent in form and substance satisfactory to the Administrative Agent (including a calculation of Holdings' compliance with the covenants set forth in SECTION 7.2.4 in reasonable detail) certifying as to the accuracy of SUBCLAUSES (I) and
         (II) above, (A) the Borrower shall be permitted to make Restricted Payments to Holdings and to DRI I (which shall in turn utilize all of any such Restricted Payment to make Restricted Payments to Holdings) and (B) each Affiliate Guarantor shall be permitted to make Restricted Payments to Holdings and to DRI I (which shall in turn utilize all of any such Restricted Payment to make Restricted Payments to Holdings), in each case to the extent necessary to enable Holdings to repurchase, redeem or otherwise acquire or retire for value any Capital Stock of Holdings held by (x) any member of management of Holdings or any of its Subsidiaries pursuant to any management equity subscription agreement or stock option agreement, in each case as in effect on the Closing Date; PROVIDED, HOWEVER, that (A) the aggregate price paid for all such repurchased, redeemed, acquired or retired Capital Stock shall not exceed an amount equal to $2,000,000 in any twelve month period PLUS
         (B) the aggregate cash proceeds received by Holdings during such twelve month period from any reissuance of Capital Stock of Holdings by Holdings to members of management of Holdings or any of its Subsidiaries or (y) any Person; PROVIDED that the aggregate price paid for all such repurchased, redeemed, acquired or retired Capital Stock shall not exceed an amount equal to $20,000,000; and

                  (h) so long as (i) no Default or Event of Default shall have occurred and be continuing on the date such Restricted Payment is declared or to be made, nor would a Default or an Event of Default result from the making of such Restricted Payment, (ii) after giving effect to the making of such Restricted Payment, Holdings shall be in PRO FORMA compliance with the covenants set forth in SECTION 7.2.4 for the most recent fully ended Fiscal Quarter preceding the date of the making of such Restricted Payment for which the relevant financial information has been delivered pursuant to CLAUSE (B) or (C) of SECTION 7.1.1, (iii) after giving effect to the making of such Restricted Payment, Holdings shall be in PRO FORMA compliance with a Leverage Ratio of less than or equal to 2.00:1 and (iv) an Authorized Officer of Holdings shall have delivered a certificate to the Administrative Agent in form and substance satisfactory to the Administrative Agent (including a calculation of Holdings' compliance with the covenants set forth in SECTION 7.2.4 in reasonable detail and SUBCLAUSE (III) above) certifying as to the accuracy of SUBCLAUSES (I),
         (II) and (III) above, (A) the Borrower shall be permitted to make Restricted Payments to Holdings and to DRI I (which shall in turn utilize all of any such Restricted Payment to make Restricted Payments to Holdings) and (B) each Affiliate Guarantor shall be permitted to make Restricted Payments to Holdings and to DRI I (which shall in turn utilize all of any such Restricted Payment to make Restricted Payments to Holdings), in each case to the extent necessary to enable Holdings to repurchase, redeem or otherwise acquire or retire for value any Capital Stock of Holdings held by any Person; PROVIDED, HOWEVER, that the aggregate price paid for all such repurchased, redeemed, acquired or retired Capital Stock shall not exceed an amount equal to $20,000,000 from the Amendment Effective Date until the Stated Maturity Date for the New Term B Loans.

         SECTION 7.2.7. CAPITAL EXPENDITURES, ETC. Each of the Borrower and each Designated Guarantor will not, and will not permit any of their respective Subsidiaries to, make or commit to make Capital Expenditures in any Fiscal Year, except (a) Capital Expenditures of the Borrower and its Subsidiaries which do not aggregate in excess of $50,000,000 in such Fiscal Year.

         SECTION 7.2.8. CONSOLIDATION, MERGER, ETC. Each of the Borrower and each Designated Guarantor will not, and will not permit any of their respective Subsidiaries to, liquidate or dissolve, consolidate with, or merge into or with, any other corporation, or purchase or otherwise acquire all or substantially all of the assets of any Person (or of any division thereof) except

                  (a) any Subsidiary of the Borrower may liquidate or dissolve voluntarily into, and may merge with and into, the Borrower (so long as the Borrower is the surviving entity of such combination or merger) or any other Subsidiary, and the assets or stock of any such Subsidiary may be purchased or otherwise acquired by the Borrower or any other Subsidiary; PROVIDED, that notwithstanding the above, a Subsidiary may only liquidate or dissolve into, or merge with and into, another Subsidiary of the Borrower if, after giving effect to such combination or merger, the Borrower continues to own (directly or indirectly), and the Administrative Agent continues to have pledged to it pursuant to a Pledge Agreement, a percentage of the issued and outstanding shares of Capital Stock (on a fully diluted basis) of the Subsidiary surviving such combination or merger that is equal to or in excess of the percentage of the issued and outstanding shares of Capital Stock (on a fully diluted basis) of the Subsidiary that does not survive such combination or merger that was (immediately prior to the combination or merger) owned by the Borrower or pledged to the Administrative Agent; and

                  (b) so long as no Default has occurred and is continuing or would occur after giving effect thereto, the Borrower or any of its Subsidiaries may purchase all or substantially all of the assets of any Person (or any division thereof) not then a Subsidiary, or acquire such Person by merger, if permitted (without duplication) pursuant to
         SECTION 7.2.7 or CLAUSE (I) of SECTION 7.2.5.

         SECTION 7.2.9. ASSET DISPOSITIONS, ETC. Each of the Borrower and each Designated Guarantor will not, and will not permit any of their respective Subsidiaries to, sell, transfer, lease, contribute or otherwise convey, or grant options, warrants or other rights with respect to, all or any part of its assets, whether now owned or hereafter acquired (including accounts receivable and Capital Stock of Subsidiaries) to any Person, unless:

                  (a) such sale, transfer, lease, contribution or conveyance of such assets is (i) in the ordinary course of its business (and does not constitute a sale, transfer, lease, contribution or other conveyance of all or a substantial part of the Borrower's and its Subsidiaries' assets, taken as a whole) or is of obsolete or worn out property, (ii) permitted by CLAUSE (D) of SECTION 7.2.6 or SECTION 7.2.8 or 7.2.14, or
         (iii) between the Borrower and one of its Subsidiary Guarantors or between Subsidiary Guarantors of the Borrower;

                  (b) such sale, transfer, lease, contribution or conveyance consists of the sale by the Borrower of third party prescription receivables resulting from the sale of pharmaceutical products to customers covered by third party insurance or payment programs (the "PRESCRIPTION RECEIVABLES") to Pharmacy Fund, in each case pursuant to, and in accordance with the terms of the Rapid Remit Program Documents;

                  (c) such sale, transfer, lease, contribution or conveyance by
         (i) the Borrower or any of its Subsidiaries constitutes (A) an Investment permitted under SECTION 7.2.5 or (B) a Lien permitted under
         SECTION 7.2.3 or (ii) any Designated Guarantor constitutes an Investment permitted under CLAUSE (B), (C) or (E) of SECTION 7.2.5; or

                  (d) (i) such sale, transfer, lease, contribution or conveyance by the Borrower or any of its Subsidiaries of such assets is for fair market value and the consideration consists of no less than 80% in cash (other than assets sold, transferred, leased, contributed or conveyed in an individual amount not to exceed $50,000 and in an aggregate amount not to exceed $500,000 since the Closing Date), (ii) the Net Disposition Proceeds received from such assets, together with the Net Disposition Proceeds of all other assets sold, transferred, leased, contributed or conveyed pursuant to this CLAUSE (D) since the Closing Date, does not exceed (individually or in the aggregate) $10,000,000 over the term of this Agreement and (iii) an amount equal to the Net Disposition Proceeds generated from such sale, transfer, lease, contribution or conveyance is applied to prepay the Loans pursuant to the terms of SECTIONS 3.1.1 and 3.1.2.

         SECTION 7.2.10. MODIFICATION OF CERTAIN AGREEMENTS. Without the prior written consent of the Required Lenders, each of the Borrower and each Designated Guarantor will not, and will not permit any of their respective Subsidiaries to, consent to any amendment, supplement, amendment and restatement, waiver or other modification of any of the terms or provisions contained in, or applicable to, any Material Document or any schedules, exhibits or agreements related thereto, in each case which does not comply with the requirements set forth in the proviso to CLAUSE (L) of SECTION 7.2.2 or would adversely affect the rights or remedies of the Lenders, or the Borrower's, such Designated Guarantor's or such Subsidiary's ability to perform hereunder or under any Loan Document.

         SECTION 7.2.11. TRANSACTIONS WITH AFFILIATES. Each of the Borrower and each Designated Guarantor will not, and will not permit any of their respective Subsidiaries to, enter into, or cause, suffer or permit to exist any arrangement or contract with any of its other Affiliates unless such arrangement or contract is fair and equitable to the Borrower, such Designated Guarantor or such Subsidiary and is an arrangement or contract of the kind which would be entered into by a prudent Person in the position of the Borrower, such Designated Guarantor or such Subsidiary with a Person which is not one of its Affiliates; PROVIDED, HOWEVER, that (i) the Borrower may make (A) royalty payments to Duane Reade IP at or less than fair market value under the royalty and license agreement referred to in clause (d)(i) of Section 7.2.6 and (B) sublease payments to Duane Reade Realty at or less than fair market value under the sublease agreements that are referred to in clause (d)(ii) of Section 7.2.6 and
(ii) the Borrower, the Designated Guarantors and their respective Subsidiaries shall be permitted to enter into and perform their obligations under the Material Documents to which each is a party as of the Closing Date and arrangements with CSFB and its Affiliates for underwriting, investment banking and advisory services on usual and customary terms.

         SECTION 7.2.12. NEGATIVE PLEDGES, RESTRICTIVE AGREEMENTS, ETC. Each of the Borrower and each Designated Guarantor will not, and will not permit any of their respective Subsidiaries to, enter into any agreement prohibiting

                  (a) the (i) creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired (other than, in the case of any assets acquired with the proceeds of any Indebtedness, or subject to Capitalized Lease Liabilities, permitted under CLAUSE (E) of SECTION 7.2.2, customary limitations and prohibitions contained in such Indebtedness or Capitalized Lease), or
         (ii) ability of the Borrower, any Designated Guarantor or any other Obligor to amend or otherwise modify this Agreement or any other Loan Document; or

                  (b) any Subsidiary from making any payments, directly or indirectly, to the Borrower by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any such Subsidiary to make any payment, directly or indirectly, to the Borrower.

         SECTION 7.2.13. STOCK OF SUBSIDIARIES. Each of the Borrower and each Designated Guarantor will not permit any Subsidiary of the Borrower to issue any Capital Stock (whether for value or otherwise) to any Person other than the Borrower or another Wholly-owned Subsidiary of the Borrower.

         SECTION 7.2.14. SALE AND LEASEBACK. Each of the Borrower and each Designated Guarantor will not, and will not permit any of its Subsidiaries to, enter into any agreement or arrangement with any other Person providing for the leasing by Duane Reade Realty, the Borrower or any of its Subsidiaries of real or personal property which has been or is to be sold or transferred by Duane Reade Realty, the Borrower or any of its Subsidiaries to such other Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of Duane Reade Realty, the Borrower or any of its Subsidiaries (a "SALE AND LEASEBACK TRANSACTION"); PROVIDED, HOWEVER, that Duane Reade Realty, the Borrower or any of its Subsidiaries may enter into Sale and Leaseback Transactions so long as (a) each such Sale and Leaseback Transaction is consummated no more than one year after the original date of purchase of the Subject Property, (b) Duane Reade Realty, the Borrower or such Subsidiary receives cash in an amount greater than or equal to the Valuation Amount of such Subject Property concurrent with the sale thereof, (c) each lease entered into in connection with each such Sale and Leaseback Transaction is a true operating lease in accordance with GAAP, and (d) the proceeds of such sale under such Sale and Leaseback Transaction are applied in accordance with the terms of CLAUSE (F) of SECTION 3.1.1.

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

         SECTION 8.1. LISTING OF EVENTS OF DEFAULT. Each of the following events or occurrences described in this SECTION 8.1 shall constitute an "EVENT OF DEFAULT".

         SECTION 8.1.1. NON-PAYMENT OF OBLIGATIONS. (a) The Borrower shall default in the payment or prepayment of any principal of any Loan when due or any Reimbursement Obligations or any deposit of cash for collateral purposes pursuant to SECTION 2.6.2 or SECTION 2.6.4, as the case may be, or (b) any Obligor (including the Borrower) shall default (and such default shall continue unremedied for a period of three Business Days) in the payment when due of any interest or commitment fee with respect to the Loans or Commitments or of any other monetary Obligation.

         SECTION 8.1.2. BREACH OF WARRANTY. Any representation or warranty of the Borrower or any other Obligor made or deemed to be made by it hereunder or under any other Loan Document or any other writing or certificate furnished by or on behalf of the Borrower or any other Obligor to the Agents, the Documentation Agent, the Issuer, the Arranger or any Lender for the purposes of or in connection with this Agreement or any such other Loan Document

(including any certificates delivered pursuant to ARTICLE V) is or shall be incorrect when made in any material respect.

         SECTION 8.1.3. NON-PERFORMANCE OF CERTAIN COVENANTS AND OBLIGATIONS. The Borrower or any Designated Guarantor shall default in the due performance and observance of any of its obligations under SECTION 7.1.4, 7.1.6(B), 7.1.9, 7.1.10, 7.1.11 or 7.2 (other than CLAUSE (A) of SECTION 7.2.1), or any other Obligor shall default in the performance of any of its obligations in respect of such Sections as such Sections are incorporated by reference or otherwise in any Loan Document to which such Obligor is a party.

         SECTION 8.1.4. NON-PERFORMANCE OF OTHER COVENANTS AND OBLIGATIONS. Any Obligor shall default in the due performance and observance of any other agreement contained herein or in any other Loan Document executed by it, and such default shall continue unremedied for a period of 30 days from the earlier of the date an Authorized Officer of such Obligor has actual knowledge thereof and the receipt by such Obligor of written notice thereof from the Administrative Agent.

         SECTION 8.1.5. DEFAULT ON OTHER INDEBTEDNESS. A default shall occur (i) in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness, other than Indebtedness described in SECTION 8.1.1, of the Borrower or any of its Subsidiaries or any other Obligor having a principal amount, individually or in the aggregate, in excess of $3,000,000, or (ii) a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity.

         SECTION 8.1.6. JUDGMENTS. Any judgment or order for the payment of money in excess of $3,000,000 (not covered by insurance from an insurance company rated A- or better by A.M. Best Company that is not denying its liability with respect thereto) shall be rendered against the Borrower or any of its Subsidiaries or any other Obligor and remain unpaid and either (a) enforcement proceedings shall have been commenced by any creditor upon such judgment or order, or (b) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

         SECTION 8.1.7. PENSION PLANS. Any of the following events shall occur with respect to any Pension Plan (a) the institution of any steps by Holdings, any member of its Controlled Group or any other Person to terminate a Pension Plan if, as a result of such termination, Holdings or any such member could be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan, in excess of $1,000,000, or (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA.


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         SECTION 8.1.8. CHANGE IN CONTROL. Any Change in Control shall occur.

         SECTION 8.1.9. BANKRUPTCY, INSOLVENCY, ETC. The Borrower or any of its Subsidiaries or any other Obligor shall

                  (a) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness to pay, debts as they become due;

                  (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or any of its Subsidiaries or any other Obligor or any property of any thereof, or make a general assignment for the benefit of creditors;

                  (c) in the absence of such application, consent, acquiescence or assignment, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or any of its Subsidiaries or any other Obligor or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days, provided that the Borrower, each Subsidiary and each other Obligor hereby expressly authorizes the Agents, the Documentation Agent, the Arranger, the Issuer and each Lender to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents;

                  (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Borrower or any of its Subsidiaries or any other Obligor, and, if any such case or proceeding is not commenced by the Borrower or such Subsidiary or such other Obligor, such case or proceeding shall be consented to or acquiesced in by the Borrower or such Subsidiary or such other Obligor or shall result in the entry of an order for relief or shall remain for 60 days undismissed, provided that the Borrower, each Subsidiary and each other Obligor hereby expressly authorizes the Agents, the Documentation Agent, the Arranger, the Issuer and each Lender to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents; or

                  (e) take any action (partnership, corporate or otherwise) authorizing, or in furtherance of, any of the foregoing.

         SECTION 8.1.10. IMPAIRMENT OF SECURITY, ETC. Any Loan Document, or any Lien granted thereunder, shall (except in accordance with its terms), in whole or in part, terminate, cease to be in full force and effect or cease to be the legally valid, binding and enforceable obligation of any Obligor party thereto; the Borrower or any other Obligor shall, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability

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thereof; or any Lien securing any Obligation shall, in whole or in part, cease to be a perfected first priority Lien, subject only to those exceptions expressly permitted by the Loan Documents.

         SECTION 8.2. ACTION IF BANKRUPTCY, ETC. If any Event of Default described in CLAUSES (A) through (D) of SECTION 8.1.9 shall occur, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations (including Reimbursement Obligations) shall automatically be and become immediately due and payable, without notice or demand and the Borrower shall automatically and immediately be obligated to deposit with the Administrative Agent cash collateral in an amount equal to the undrawn amount of all Letters of Credit outstanding.

         SECTION 8.3. ACTION IF OTHER EVENT OF DEFAULT. If any Event of Default (other than an Event of Default described in CLAUSES (A), through (D) of SECTION 8.1.9) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent, upon the direction of the Required Lenders, shall by notice to the Borrower declare all or any portion of the outstanding principal amount of the Loans and other Obligations (including Reimbursement Obligations) to be due and payable, require the Borrower to provide cash collateral to be deposited with the Administrative Agent in an amount equal to the undrawn amount of all Letters of Credit outstanding and/or declare the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Commitments shall terminate and the Borrower shall deposit with the Administrative Agent cash collateral in an amount equal to the undrawn amount of all Letters of Credit outstanding.

                                   ARTICLE IX

                                    GUARANTY

         SECTION 9.1. GUARANTY. Each Designated Guarantor hereby jointly and severally, absolutely, unconditionally and irrevocably

                  (a) guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Obligations of the Borrower and each other Obligor now or hereafter existing, whether for principal, interest, fees, expenses or otherwise (including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. ss.362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. ss.502(b) and ss.506(b)), and

                  (b) indemnifies and holds harmless each Secured Party and each holder of a Note for any and all costs and expenses (including reasonable attorney's fees and expenses)

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         incurred by such Secured Party or such holder, as the case may be, in enforcing any rights under the guaranty set forth in this ARTICLE IX;

PROVIDED, HOWEVER, that (i) DRI I, with respect to its guaranty of the Obligations of Holdings, and (ii) each Affiliate Guarantor shall be liable under the guaranty set forth in this ARTICLE IX for the maximum amount of such liability that can be incurred without rending such guaranty, as it relates to such Designated Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount. The guaranty set forth in this ARTICLE IX constitutes a guaranty of payment when due and not of collection, and each Designated Guarantor specifically agrees that it shall not be necessary or required that any Secured Party or any holder of any Note exercise any right, assert any claim or demand or enforce any remedy whatsoever against the Borrower or any other Obligor (or any other Person) before or as a condition to the obligations of each Designated Guarantor under the guaranty set forth in this ARTICLE IX.

         SECTION 9.2. ACCELERATION OF PARENT GUARANTY. Each Designated Guarantor agrees that upon the occurrence of an Event of Default of the nature set forth in CLAUSES (A) through (D) of SECTION 8.1.9, at a time when any of the Obligations of the Borrower and each other Obligor may not then be due and payable, then each Designated Guarantor agrees that it will pay to the Administrative Agent for the account of the Secured Parties forthwith the full amount which would be payable under the guaranty set forth in this ARTICLE IX by each Designated Guarantor if all such Obligations were then due and payable.

         SECTION 9.3. GUARANTY ABSOLUTE, ETC. The guaranty set forth in this
ARTICLE IX shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until all Obligations of the Borrower and each other Obligor have been paid in full in cash, all obligations of each Designated Guarantor under the guaranty set forth in this ARTICLE IX shall have been paid in full in cash, all Letters of Credit have been terminated or expired, all Rate Protection Agreements have been terminated or expired and all Commitments shall have terminated. Each Designated Guarantor guarantees that the Obligations of the Borrower and each other Obligor will be paid strictly in accordance with the terms of this Agreement and each other Loan Document under which they arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Secured Party or any holder of any Note with respect thereto. The liability of each Designated Guarantor under the guaranty set forth in this ARTICLE IX shall be absolute, unconditional and irrevocable irrespective of:

                  (a) any lack of validity, legality or enforceability of this Agreement, any Note or any other Loan Document;

                  (b) the failure of any Secured Party or any holder of any Note

                           (i) to assert any claim or demand or to enforce any
                  right or remedy against the Borrower, any other Obligor or any other Person (including any other guarantor (including any Designated Guarantor)) under the provisions of this Agreement, any Note, any other Loan Document or otherwise, or

                           (ii) to exercise any right or remedy against any
                  other guarantor (including any Designated Guarantor) of, or collateral securing, any Obligations of the Borrower or any other Obligor;

                  (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Borrower or any other Obligor, or any other extension, compromise or renewal of any Obligation of the Borrower or any other Obligor;

                  (d) any reduction, limitation, impairment or termination of any Obligations of the Borrower or any other Obligor for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and the each Designated Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligations of the Borrower or any other Obligor or otherwise;

                  (e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of this Agreement, any Note or any other Loan Document;

                  (f) any addition, exchange, release, surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any other guaranty, held by any Secured Party or any holder of any Note securing any of the Obligations of the Borrower or any other Obligor; or

                  (g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Borrower, any surety or any guarantor.

         SECTION 9.4. REINSTATEMENT, ETC. Each Designated Guarantor agrees that the guaranty set forth in this ARTICLE IX shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Obligations is rescinded or must otherwise be restored by any Secured Party or any holder of any Note, upon the insolvency, bankruptcy or reorganization of the Borrower or any other Obligor or otherwise, all as though such payment had not been made.

         SECTION 9.5. WAIVER, ETC. Each Designated Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations of the Borrower or any other Obligor and the guaranty set forth in this ARTICLE IX and any requirement that the Administrative Agent, any other Secured Party or any holder of any Note protect, secure, perfect or insure any security interest or Lien, or any property subject thereto, or exhaust any

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right or take any action against the Borrower, any other Obligor or any other
Person (including any other guarantor) or entity or any collateral securing the Obligations of the Borrower or any other Obligor.

         SECTION 9.6. POSTPONEMENT OF SUBROGATION, ETC. Each Designated Guarantor agrees that it will not exercise any rights which it may acquire by way of rights of subrogation under the guaranty set forth in this ARTICLE IX, by any payment made under the guaranty set forth in this ARTICLE IX or otherwise, until the prior payment in full in cash of all Obligations of the Borrower and each other Obligor, the termination or expiration of all Letters of Credit, the termination or expiration of all Rate Protection Agreements and the termination of all Commitments. Any amount paid to any Designated Guarantor on account of any such subrogation rights prior to the payment in full in cash of all Obligations of the Borrower and each other Obligor shall be held in trust for the benefit of the Secured Parties and each holder of a Note and shall immediately be paid to the Administrative Agent for the benefit of the Secured Parties and each holder of a Note and credited and applied against the Obligations of the Borrower and each other Obligor, whether matured or unmatured, in accordance with the terms of this Agreement; PROVIDED, HOWEVER, that if

                  (a) each Designated Guarantor has made payment to the Secured Parties and each holder of a Note of all or any part of the Obligations of the Borrower and each other Obligor, and

                  (b) all Obligations of the Borrower and each other Obligor have been paid in full in cash, all Letters of Credit have been terminated or expired, all Rate Protection Agreements have been terminated or expired and all Commitments have been permanently terminated, each Secured Party and each holder of a Note agrees that, at any Designated Guarantor's request, the Administrative Agent, on behalf of the Secured Parties and the holders of the Notes, will execute and deliver to the applicable Designated Guarantor appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to such Designated Guarantor of an interest in the Obligations of the Borrower or such other Obligor, as the case may be, resulting from such payment by such Designated Guarantor. In furtherance of the foregoing, for so long as any Obligations or Commitments remain outstanding, each Designated Guarantor shall refrain from taking any action or commencing any proceeding against each of the Borrower and each other Obligor (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in the respect of payments made under the guaranty set forth in this ARTICLE IX to any Secured Party or any holder of a Note.

         SECTION 9.7. SUCCESSORS, TRANSFEREES AND ASSIGNS; TRANSFERS OF NOTES, ETC. The guaranty set forth in this ARTICLE IX shall:

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                  (a) be binding upon each Designated Guarantor and its
         successors, transferees and assigns; and

                  (b) inure to the benefit of and be enforceable by the Administrative Agent and each other Secured Party.

Without limiting the generality of the foregoing CLAUSE (B), any Lender may assign or otherwise transfer (in whole or in part) any Note or Credit Extension held by it to any other Person or entity, and such other Person or entity shall thereupon become vested with all rights and benefits in respect thereof granted to such Lender under any Loan Document (including the guaranty set forth in this ARTICLE IX) or otherwise, subject, however, to any contrary provisions in such assignment or transfer, and to the provisions of SECTION 11.11 and ARTICLE X.

         SECTION 9.8. RIGHT OF CONTRIBUTION. Each Designated Guarantor hereby agrees that to the extent that a Designated Guarantor shall have paid more than its proportionate share of any payment made under the guaranty set forth in this
ARTICLE IX to any Secured Party or any holder of a Note, such Designated Guarantor shall be entitled to seek and receive contribution from and against any other Designated Guarantor under such guaranty who has not paid its proportionate share of such payment. Each Designated Guarantor's right of contribution shall be subject to the terms and conditions of SECTION 9.6. The provisions of this SECTION 9.8 shall in no respect limit the obligations and liabilities of any Designated Guarantor to the Administrative Agent and each other Secured Party for the full amount by such Designated Guarantor under such guaranty.

                                    ARTICLE X

                                   THE AGENTS

         SECTION 10.1. ACTIONS. Each Lender hereby appoints CSFB as its Syndication Agent and Fleet as its Administrative Agent under and for purposes of this Agreement, the Notes and each other Loan Document. Each Lender authorizes the Agents to act on behalf of such Lender under this Agreement, the Notes and each other Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by the Agents (with respect to which each of the Agents agrees that it will comply, except as otherwise provided in this Section or as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Agents by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) the Agents, ratably in accordance with their respective Term Loans outstanding and Commitments (or, if no Term Loans or Commitments are at the time outstanding and in effect, then ratably in accordance with the principal amount of Term Loans held by such Lender, and their respective Commitments as in effect in each case on the date of the termination of this Agreement), from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted

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against, any of the Agents in any way relating to or arising out of this
Agreement, the Notes and any other Loan Document, including reasonable attorneys' fees, and as to which any Agent is not reimbursed by the Borrower or any other Obligor (and without limiting the obligation of the Borrower or any other Obligor to do so); PROVIDED, HOWEVER, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted solely from such Agent's gross negligence or willful misconduct. The Agents shall not be required to take any action hereunder, under the Notes or under any other Loan Document, or to prosecute or defend any suit in respect of this Agreement, the Notes or any other Loan Document, unless it is indemnified hereunder to its satisfaction. If any indemnity in favor of any of the Agents shall be or become, in such Agent's determination, inadequate, such Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.

         SECTION 10.2. FUNDING RELIANCE, ETC. Unless the Administrative Agent shall have been notified by telephone, confirmed in writing, by any Lender by 5:00 p.m., New York City time, on the day prior to a Borrowing that such Lender will not make available the amount which would constitute its Percentage of such Borrowing on the date specified therefor, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent and, in reliance upon such assumption, make available to the Borrower a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Administrative Agent, such Lender severally agrees and the Borrower agrees to repay the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Administrative Agent made such amount available to the Borrower to the date such amount is repaid to the Administrative Agent, at the interest rate applicable at the time to Loans comprising such Borrowing.

         SECTION 10.3. EXCULPATION. None of the Agents, the Swing Line Lender, the Issuer or the Arranger nor any of their respective directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it under this Agreement or any other Loan Document, or in connection herewith or therewith, except for its own willful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of this Agreement or any other Loan Document, nor for the creation, perfection or priority of any Liens purported to be created by any of the Loan Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, nor to make any inquiry respecting the performance by the Borrower of its obligations hereunder or under any other Loan Document. Any such inquiry which may be made by any Agent, the Swing Line Lender or the Issuer shall not obligate it to make any further inquiry or to take any action. The Agents, the Swing Line Lender and the Issuer shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which the Agents, the Swing Line Lender or the Issuer, as applicable, believe to be genuine and to have been presented by a proper Person.

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         SECTION 10.4. SUCCESSOR. The Syndication Agent may resign as such upon one Business Day's notice to the Borrower and the Administrative Agent. The Administrative Agent may resign as such at any time upon at least 30 days' prior notice to the Borrower and all Lenders. If the Administrative Agent at any time shall resign, the Required Lenders may, with the prior consent of the Borrower (which consent shall not be unreasonably withheld), appoint another Lender as a successor Administrative Agent which shall thereupon become the Administrative Agent hereunder. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be one of the Lenders or a commercial banking institution organized under the laws of the United States or a United States branch or agency of a commercial banking institution, and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall be entitled to receive from the retiring Administrative Agent such documents of transfer and assignment as such successor Administrative Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation hereunder as the Administrative Agent, the provisions of (i) this
ARTICLE X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement, and (ii)
SECTION 11.3 and SECTION 11.4 shall continue to inure to its benefit.

         SECTION 10.5. CREDIT EXTENSIONS BY EACH AGENT. Each Agent, the Swing Line Lender and the Issuer shall have the same rights and powers with respect to
(x) (i) in the case of the Agents and the Swing Line Lender, the Credit Extensions made by it or any of its Affiliates and (ii) in the case of the Issuer, the Loans made by it or any of its Affiliates, and (y) the Notes held by such Agent, the Swing Line Lender, the Issuer or any of their respective Affiliates as any other Lender and may exercise the same as if it were not an Agent or the Issuer. Each Agent, the Swing Line Lender, the Issuer and each and their respective Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if such Agent, the Swing Line Lender or Issuer were not an Agent, the Swing Line Lender or the Issuer hereunder.

         SECTION 10.6. CREDIT DECISIONS. Each Lender acknowledges that it has, independently of each Agent, the Documentation Agent, the Arranger, the Swing Line Lender, the Issuer and each other Lender, and based on such Lender's review of the financial information of the Borrower, this Agreement, the other Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Commitments. Each Lender also acknowledges that it will, independently of each Agent, the Documentation Agent, the Arranger, the Swing Line Lender, the Issuer and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to

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make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document.

         SECTION 10.7. COPIES, ETC. The Administrative Agent shall give prompt notice to each Lender and the Issuer of each notice or request required or permitted to be given to the Administrative Agent by the Borrower pursuant to the terms of this Agreement (unless concurrently delivered to the Lenders and the Issuer by the Borrower). The Administrative Agent will distribute to each Lender and the Issuer each document or instrument received for such Lender's or the Issuers's account and copies of all other communications received by the Administrative Agent from the Borrower for distribution to the Lenders and/or the Issuer by the Administrative Agent in accordance with the terms of this Agreement.

         SECTION 10.8. THE SWING LINE LENDER, THE ISSUER, THE AGENTS, ETC. Notwithstanding anything else to the contrary contained in this Agreement or any other Loan Document, the Swing Line Lender, the Issuer, the Documentation Agent and the Agents, in their respective capacities as such, each in such capacity, shall have no duties or responsibilities under this Agreement or any other Loan Document nor any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Swing Line Lender, the Issuer, the Documentation Agent or any Agent, as applicable, in such capacity except as are explicitly set forth herein or in the other Loan Documents.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

         SECTION 11.1. WAIVERS, AMENDMENTS, ETC. The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower and each Obligor party thereto and by the Required Lenders; PROVIDED, HOWEVER, that no such amendment, modification or waiver which would:

                  (a) modify any requirement hereunder that any particular action be taken by all the Lenders or by the Required Lenders shall be effective unless consented to by each Lender;

                  (b) modify this SECTION 11.1, or CLAUSE (A) of SECTION 11.10, change the definition of "Required Lenders", increase any Commitment Amount or the Percentage of any Lender, reduce, or extend the due date for, any fees described in SECTION 3.3 (other than any fee referred to in SECTION 3.3.2), release any Guarantor from its obligations under any Guaranty, or release all or substantially all of the collateral security (except in each case as otherwise specifically provided in this Agreement, any such Guaranty, a Security

         Agreement or a Pledge Agreement) or extend any Commitment Termination Date shall be made without the consent of each Lender adversely affected thereby;

                  (c) extend the due date for, or reduce the amount of, (i) any scheduled repayment or prepayment of principal of or interest on any Loan (or reduce the principal amount of or rate of interest on any Loan) or (ii) any repayment of any Reimbursement Obligation (or reduce the amount of or rate of interest on any Reimbursement Obligation) shall be made without the consent of the holder of the Note evidencing such Loan or, in the case of a Reimbursement Obligation, the Issuer owed, and those Lenders participating in, such Reimbursement Obligation;

                  (d) affect adversely the interests, rights or obligations of any Agent, the Swing Line Lender, the Issuer or the Arranger (in its capacity as Agent, the Swing Line Lender, the Issuer or the Arranger), unless consented to by such Agent, the Swing Line Lender, the Issuer or the Arranger, as the case may be; or

                  (e) have the effect (either immediately or at some later time) of enabling the Borrower to satisfy a condition precedent to the making of a Revolving Loan, the Swing Line Loan or the issuance of a Letter of Credit without the consent of Lenders holding at least 51% of the Revolving Loan Commitments; or

                  (f) amend, modify or waive the provisions of CLAUSE (A)(I) of
         SECTION 3.1.1 or CLAUSE (B) of SECTION 3.1.2 or effect any amendment, modification or waiver that by its terms adversely affects the Lenders participating in any Tranche differently from those of Lenders participating in other Tranches, without the consent of the holders of the Notes evidencing greater than 50% of the aggregate amount of Loans outstanding under each Tranche affected by such modification, or, in the case of a modification affecting the Revolving Loan Commitment Amount, the Lenders holding greater than 50% of the Revolving Loan Commitments.

No failure or delay on the part of any Agent, the Issuer, any Lender or the holder of any Note in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by any Agent, the Issuer, any Lender or the holder of any Note under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

         SECTION 11.2. NOTICES. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by facsimile and addressed, delivered or transmitted to such party at its address or facsimile number set forth on its signature page hereto or on SCHEDULE II hereto or, in the case of a Lender that becomes a party hereto after the date hereof, as set forth in the Lender Assignment Agreement pursuant to which such Lender becomes a Lender hereunder or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted (and electronic confirmation of receipt thereof has been received).

         SECTION 11.3. PAYMENT OF COSTS AND EXPENSES. The Borrower agrees to pay on demand all reasonable expenses of each of the Agents and the Arranger (including the reasonable fees and out-of-pocket expenses of counsel to the Agents and the Arranger and of local or foreign counsel, if any, who may be retained by counsel to the Agents) in connection with

                  (a) the syndication by the Syndication Agent and the Arranger of the Loans, the negotiation, preparation, execution and delivery of this Agreement and of each other Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated;

                  (b) the filing, recording, refiling or rerecording of each Pledge Agreement and each Security Agreement and/or any Uniform Commercial Code financing statements relating thereto and all amendments, supplements and modifications to any thereof and any and all other documents or instruments of further assurance required to be filed or recorded or refiled or rerecorded by the terms hereof or of such Pledge Agreement, Security Agreement or Uniform Commercial Code financial statements; and

                  (c) the preparation and review of the form of any document or instrument relevant to this Agreement or any other Loan Document.

The Borrower further agrees to pay, and to save the Agents, the Documentation Agent, the Arranger, the Issuer and the Lenders harmless from all liability for, any stamp or other similar taxes which may be payable in connection with the execution or delivery of this Agreement, the Credit Extensions made hereunder or the issuance of the Notes or Letters of Credit or any other Loan Documents. The Borrower also agrees to reimburse each Agent, the Documentation Agent, the Arranger, the Issuer and each Lender upon demand for all reasonable out-of-pocket expenses (including reasonable attorneys' fees and legal expenses) incurred by such Agent, the Documentation Agent, the Arranger, the Issuer or such Lender in connection with (x) the negotiation of any restructuring or "work-out", whether or not consummated, of any Obligations and (y) the enforcement of any Obligations.

         SECTION 11.4. INDEMNIFICATION. In consideration of the execution and delivery of this Agreement by each Lender and the extension of the Commitments, the Borrower hereby, to the fullest extent permitted under applicable law, indemnifies, exonerates and holds each Agent, the Documentation Agent, the Arranger, the Issuer, and each Lender and each of their respective Affiliates, and each of their respective partners, officers, directors, trustees, employees and agents, and each other Person controlling any of the foregoing within the meaning of either Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended (collectively, the "INDEMNIFIED PARTIES"), free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses actually incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "INDEMNIFIED LIABILITIES"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to

                  (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Credit Extension;

                  (b) the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties (including any action brought by or on behalf of the Borrower as the result of any determination by any Lender to make any Credit Extension hereunder);

                  (c) any investigation, litigation or proceeding related to any acquisition or proposed acquisition by Duane Reade Realty, the Borrower or any of its Subsidiaries of all or any portion of the stock or assets of any Person, whether or not such Agent, the Documentation Agent, the Issuer, the Arranger or such Lender is party thereto;

                  (d) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to Duane Reade Realty's, the Borrower's or any of its Subsidiaries' compliance with or liability under Environmental Law or the Release by Duane Reade Realty, the Borrower or any of its Subsidiaries of any Hazardous Material; or

                  (e) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission or release from, any real property owned or operated by Duane Reade Realty, the Borrower or any Subsidiary thereof of any Hazardous Material present on or under such property in a manner giving rise to liability at or prior to the time Duane Reade Realty, the Borrower or such Subsidiary owned or operated such property (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, Duane Reade Realty, the Borrower or such Subsidiary, except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or willful misconduct. The Borrower and its permitted successors and assigns hereby waive, release and agree not to make any claim, or bring any cost recovery action against, any Agent, the Documentation Agent, the Issuer, the Arranger or any Lender under CERCLA or any state equivalent, or any similar law now existing or hereafter enacted, except to the extent arising out of the gross negligence or willful misconduct of any Indemnified Party. It is expressly understood and agreed that to the extent that any of such Persons is strictly liable under any Environmental Laws, Duane Reade Realty's or the Borrower's obligation to such Person under this indemnity shall likewise be without regard to fault on the part of Duane Reade Realty or the Borrower, to the extent permitted under applicable law, with respect to the violation or condition which results in liability of such Person. If and to the extent that the foregoing undertaking may be unenforceable for any reason, Duane Reade Realty and the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

         SECTION 11.5. SURVIVAL. The obligations of the Borrower under SECTIONS 2.6.7(A)(II), 4.3, 4.4, 4.5, 4.6, 11.3 and 11.4, the obligations of each
Designated Guarantor under SECTION 9.1(B) and the obligations of the Lenders under SECTIONS 4.8 and 10.1, shall in each case survive any assignment or participation pursuant to SECTION 11.11, any termination of this Agreement, the payment in full of all Obligations and the termination of all Commitments. The representations and warranties made by the Borrower and each other Obligor in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.

         SECTION 11.6. SEVERABILITY. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 11.7. HEADINGS. The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

         SECTION 11.8. EXECUTION IN COUNTERPARTS, EFFECTIVENESS, ETC. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective pursuant to the terms of the Amendment Agreement.

         SECTION 11.9. GOVERNING LAW; ENTIRE AGREEMENT. THIS AGREEMENT, THE NOTES AND, EXCEPT TO THE EXTENT OTHERWISE EXPRESSLY PROVIDED THEREIN, EACH OTHER LOAN DOCUMENT SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK. This Agreement, the Notes and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

         SECTION 11.10. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; PROVIDED, HOWEVER, that (a) the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of each of the Agents and all Lenders, and (b) the rights of sale, assignment and transfer of the Lenders are subject to SECTION 11.11.

         SECTION 11.11. SALE AND TRANSFER OF LOANS; PARTICIPATIONS IN LOANS. Each Lender may assign, or sell participations in, its Loans and Commitments to one or more other Persons, on a non PRO RATA basis (except as provided below), in accordance with this SECTION 11.11.

         SECTION 11.11.1. ASSIGNMENTS. Any Lender (the "ASSIGNOR LENDER"),

                  (a) with the written consents of the Borrower, the Agents and (in the case of any assignment of participations in Letters of Credit or Revolving Loan Commitments) the Issuer (which consents shall not be unreasonably delayed or withheld and which consents of the Agents and the Issuer shall not be required in the case of assignments made by or to CSFB or any of its Affiliates and which consent of the Borrower shall not be required if a Default or an Event of Default shall have occurred and be continuing), may at any time assign and delegate to one or more commercial banks or other financial institutions or funds which are regularly engaged in making, purchasing or investing in loans or securities, and

                  (b) with notice to the Borrower, the Agents, and (in the case of any assignment of participations in Letters of Credit or Revolving Loan Commitments) the Issuer, but without the consent of the Borrower, the Agents or the Issuer, may assign and delegate to any of its Affiliates or Related Funds or to any other Lender

(each Person described in either of the foregoing clauses as being the Person to whom such assignment and delegation is to be made, being hereinafter referred to as an "ASSIGNEE LENDER"), all or any fraction of such Lender's total Loans, participations in Letters of Credit and Letter of Credit Outstandings with respect thereto and Commitments (which assignment and delegation shall be, as among Revolving Loan Commitments, Revolving Loans and participations in Letters of Credit, of a constant, and not a varying, percentage) (the "ASSIGNED AMOUNT") in a minimum aggregate amount of (i) $1,000,000 in the case of an assignment to an existing Lender or an Affiliate or Related Fund thereof and $1,000,000 in the case of an assignment to an Assignee Lender that is not an existing Lender or an Affiliate or Related Fund thereof or (ii) the then remaining amount of such Lender's Loans and Commitments; PROVIDED, HOWEVER, that any such Assignee Lender will comply, if applicable, with the provisions contained in SECTION 4.6 and the Borrower, each other Obligor, the Agents and the Issuer shall be entitled to continue to deal solely and directly with such Assignor Lender in connection with the interests so assigned and delegated to an Assignee Lender until

                  (c) written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee Lender, shall have been given to the Borrower and the Agents by such Assignor Lender and such Assignee Lender;

                  (d) such Assignee Lender shall have executed and delivered to the Borrower and the Agents a Lender Assignment Agreement, accepted by the Agents;

                  (e) the processing fees described below shall have been paid; and

                  (f) the Administrative Agent shall have registered such assignment and delegation in the Register pursuant to CLAUSE (B) of
         SECTION 2.7.

From and after the date that the Agents accept such Lender Assignment Agreement and such assignment and delegation is registered in the Register pursuant to CLAUSE (B) of SECTION 2.7, (i) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such Lender Assignment Agreement, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents, and (ii) the Assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Lender Assignment Agreement, shall be released from its obligations hereunder and under the other Loan Documents. Subject to the provisions of SECTION 2.7, within ten Business Days after its receipt of notice that the Agent has received an executed Lender Assignment Agreement, the Borrower shall execute and deliver to the Administrative Agent (for delivery to the relevant Assignee Lender) new Notes evidencing such Assignee Lender's assigned Loans and Commitments and, if the Assignor Lender has retained Loans and Commitments hereunder, replacement Notes in the principal amount of the Loans and Commitments retained by the Assignor Lender hereunder (such Notes to be in exchange for, but not in payment of, those Notes then held by such Assignor Lender). Each such Note requested shall be dated the date of the predecessor Notes, if any. The Assignor Lender shall mark such predecessor Notes "exchanged" and deliver them to the Borrower. Unless otherwise specified in the Lender Assignment Agreement, interest and fees in respect of the Assigned Amount that (A) have accrued prior to the date of such assignment shall be for the account of the Assignor Lender and (B) accrue on and subsequent to the date of such assignment shall be for the account of the Assignee Lender. Accrued interest and fees shall be paid at the same time or times provided in this Agreement. Such Assignor Lender or such Assignee Lender (unless the Assignor Lender or the Assignee Lender is CSFB or any of its Affiliates) must also pay a processing fee to the Administrative Agent upon delivery of any Lender Assignment Agreement in the amount of $3,500, unless such assignment and delegation is by a Lender to its Affiliate or Related Fund or if such assignment and delegation consists of a pledge by a Lender to a Federal Reserve Bank (or in the case of a Lender that is an investment fund, to the trustee under the indenture to which such fund is a party), as provided below or is otherwise consented to by the Administrative Agent. Any attempted assignment and delegation not made in accordance with this SECTION 11.11.1 shall be null and void. Nothing contained in this SECTION 11.11.1 shall prevent or prohibit any Lender from pledging its rights (but not its obligations to make Loans or participate in Letters of Credit or Letter of Credit Outstandings) under this Agreement and/or its Loans and/or its Notes hereunder (i) to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank, or (ii) any Lender that is a fund that invests in bank loans may pledge all or any portion of its rights (but not its obligations to make Loans or participate in Letters of Credit or Letter of Credit Outstandings) hereunder to any trustee or any other representative of holders of obligations owed or securities issued by such fund as security for such obligations or securities, in either case without notice to or consent of the Borrower or the Agents; PROVIDED, HOWEVER, that (A) such Lender shall remain a "Lender" under this Agreement and the other Loan Documents, and (B) any assignment by such trustee shall be subject to the provisions of CLAUSE (A) of this SECTION
11.11.1. In the event that S&P, Moody's or Thompson's BankWatch (or InsuranceWatch Ratings Service, in the case of Lenders that are insurance companies (or Best's Insurance Reports, if such insurance company is not rated by Insurance Watch Ratings Service)) shall, after the date that any Lender with a Commitment to make Revolving Loans or participate in Letters of Credit becomes a Lender, downgrade the long-term certificate of deposit rating or long-term senior unsecured debt rating of such Lender, and the resulting rating shall be below BBB-, Baa3 or C (or BB, in the case of Lender that is an insurance company (or B, in the case of an insurance company not rated by InsuranceWatch Ratings Service)) respectively, then the Issuer or the Borrower (with the consent of the Agents and the Issuer) shall have the right, but not the obligation, upon notice to such Lender and the Agents, to replace such Lender with an Assignee Lender in accordance with and subject to the restrictions contained in this Section, and such Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in this Section) all its interests, rights and obligations in respect of its Revolving Loan Commitment under this Agreement to such Assignee Lender; PROVIDED, HOWEVER, that (i) no such assignment shall conflict with any law, rule and regulation or order of any governmental authority and (ii) such Assignee Lender shall pay to such Lender in immediately available funds on the date of such assignment the principal of and interest and fees (if any) accrued to the date of payment on the Loans made, and Letters of Credit participated in, by such Lender hereunder and (iii) the Borrower shall have paid such Lender all other amounts accrued for such Lender's account or owed to it hereunder or under any other Loan Document.

         SECTION 11.11.2. PARTICIPATIONS. Any Lender may at any time sell to one or more commercial banks or other financial institution (each such commercial bank and other financial institution being herein called a "PARTICIPANT") participating interests in any of the Loans, Commitments, participations in Letters of Credit and Letters of Credit Outstandings or other interests of such Lender hereunder; PROVIDED, HOWEVER, that

                  (a) no participation contemplated in this Section shall relieve such Lender from its Commitments or its other obligations hereunder or under any other Loan Document;

                  (b) such Lender shall remain solely responsible for the performance of its Commitments and such other obligations;

                  (c) the Borrower and each other Obligor, the Agents and the Issuer shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents;

                  (d) no Participant, unless such Participant is an Affiliate or Related Fund of such Lender, or is itself a Lender, shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant's consent, agree to (i) any reduction in the interest rate or amount of fees that such Participant is otherwise entitled to, (ii) a decrease in the principal amount, or an extension of the final Stated Maturity Date, of any Loan in which such Participant has purchased a participating interest or (iii) a release of all or substantially all of the collateral security under the Loan Documents or any Guarantor under any Guaranty, in each case except as otherwise specifically provided in a Loan Document; and

                  (e) the Borrower shall not be required to pay any amount under SECTIONS 4.3, 4.4, 4.5, 4.6, 11.3 and 11.4 that is greater than the amount which it would have been required to pay had no participating interest been sold.

The Borrower acknowledges and agrees, subject to CLAUSE (E) above, that, to the fullest extent permitted under applicable law, each Participant, for purposes of SECTIONS 4.3, 4.4, 4.5, 4.6, 4.8, 4.9, 11.3 and 11.4, shall be considered a
Lender.

         SECTION 11.11.3. SPCS. Notwithstanding anything to the contrary contained herein, any Lender (a "GRANTING LENDER") may grant to a special purpose funding vehicle (a "SPC"), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; PROVIDED THAT (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of an Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this clause, any SPC may (i) with notice to, but without the prior written consent of, the Borrower, the Administrative Agent or the Syndication Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting

Lender or to any financial institutions (consented to by the Borrower, the Syndication Agent and the Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. This section may not be amended without the written consent of the SPC. The Borrower acknowledges and agrees, subject to the next sentence, that, to the fullest extent permitted under applicable law, each SPC, for purposes of SECTIONS 4.3, 4.4, 4.5, 4.6, 4.8, 4.9, 11.3 and 11.4, shall be considered a
Lender. The Borrower shall not be required to pay any amount under SECTIONS 4.3, 4.4, 4.5, 4.6, 11.3 and 11.4 that is greater than the amount which it would have been required to pay had no grant been made by a Granting Lender to a SPC.

         SECTION 11.12. OTHER TRANSACTIONS. Nothing contained herein shall preclude any Agent, the Documentation Agent, the Issuer, the Arranger or any other Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Affiliates in which the Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

         SECTION 11.13. INDEPENDENCE OF COVENANTS. All covenants contained in this Agreement and each other Loan Document shall be given independent effect such that, in the event a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not, unless expressly so provided in such first covenant, avoid the occurrence of a Default or an Event of Default if such action is taken or such condition exists.

         SECTION 11.14. CONFIDENTIALITY. The Agents, the Documentation Agent, the Issuer, the Arranger and the Lenders shall hold all non-public information obtained pursuant to or in connection with this Agreement or obtained by them based on a review of the books and records of Holdings or any of its Subsidiaries in accordance with their customary procedures for handling confidential information of this nature, but may make disclosure to any of their examiners, regulators (including the National Association of Insurance Commissioners), Affiliates, outside auditors, counsel and other professional advisors in connection with this Agreement or as reasonably required by any potential BONA FIDE transferee, participant or assignee, or in connection with the exercise of remedies under a Loan Document, or as requested by any governmental agency or representative thereof or pursuant to legal process; PROVIDED, HOWEVER, that

                  (a) unless specifically prohibited by applicable law or court order, each Agent, the Documentation Agent, the Issuer, the Arranger and each Lender shall promptly notify the Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Agent, the Documentation Agent, the Issuer, Arranger and Lender by such governmental agency) for disclosure of any such non-public information and, where practicable, prior to disclosure of such information;

                  (b) prior to any such disclosure pursuant to this SECTION 11.14, each Agent, the Documentation Agent, the Issuer, the Arranger and each Lender shall require any such BONA FIDE transferee, participant and assignee receiving a disclosure of non-public information to agree, for the benefit of Holdings and its Subsidiaries, in writing

                           (i) to be bound by this SECTION 11.14; and

                           (ii) to require such Person to require any other
                  Person to whom such Person discloses such non-public information to be similarly bound by this SECTION 11.14;

                  (c) disclosure may, with the consent of the Agents and the Borrower, be made by any Lender to any direct or indirect contractual counterparties of such Lender in swap agreements or such contractual counterparties' professional advisors; PROVIDED that such contractual counterparty or professional advisor agrees in writing to keep such information confidential to the same extent required of the Lenders hereunder; and

                  (d) except as may be required by an order of a court of competent jurisdiction and to the extent set forth therein, no Lender shall be obligated or required to return any materials furnished by the Borrower or any Affiliate thereof.

         SECTION 11.15. FORUM SELECTION AND CONSENT TO JURISDICTION. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE AGENTS, THE DOCUMENTATION AGENT, THE ARRANGER, THE LENDERS, THE ISSUER, THE BORROWER OR ANY DESIGNATED GUARANTOR RELATING THERETO SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY (TO THE EXTENT PERMITTED UNDER APPLICABLE LAW) IN THE COURTS OF THE STATE OF NEW YORK, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE LOCATED IN NEW YORK COUNTY OF THE STATE OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE AGENTS' OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE BORROWER AND EACH DESIGNATED GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE LOCATED IN NEW YORK COUNTY OF THE STATE OF NEW YORK, FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE BORROWER AND EACH DESIGNATED GUARANTOR IRREVOCABLY

CONSENT TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. THE BORROWER AND EACH DESIGNATED GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH ANY OF THEM MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER OR ANY DESIGNATED GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OF FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER AND EACH DESIGNATED GUARANTOR HEREBY IRREVOCABLY WAIVE (TO THE EXTENT PERMITTED UNDER APPLICABLE LAW) SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

         SECTION 11.16. WAIVER OF JURY TRIAL. THE AGENTS, THE DOCUMENTATION AGENT, THE ARRANGER, THE ISSUER, THE LENDERS, THE BORROWER AND THE DESIGNATED GUARANTORS HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE AGENTS, THE DOCUMENTATION AGENT, THE ARRANGER, THE LENDERS, THE BORROWER OR THE DESIGNATED GUARANTORS RELATING THERETO. THE BORROWER AND THE DESIGNATED GUARANTORS ACKNOWLEDGE AND AGREE THAT EACH SUCH PERSON HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH SUCH PERSON IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENTS, THE DOCUMENTATION AGENT, THE ARRANGER, THE ISSUER AND THE LENDERS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.


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